Pricing Supplement No. ETN-19/A13† To the Prospectus Supplement dated June 18, 2020 and the Prospectus dated June 18, 2020	Filed Pursuant to Rule 424(b)(2) Registration Statement No. 333-238458-02 November 10, 2020

20,495,000 ETNs*
Credit Suisse X-Links® Monthly Pay 2xLeveraged Mortgage REIT
Exchange Traded Notes (ETNs) due July 11, 2036

General

•	The ETNs aim to provide a monthly compounded 2x leveraged long exposure to the price return version of the FTSE NAREIT All Mortgage Capped Index (the “Index”) (Reuters instrument code of the Index is “.FTFNMRC” and Bloomberg ticker symbol of the Index is “FNMRC”), reduced by the Accrued Fees. Because the ETNs will be two times leveraged with respect to the Index, the ETNs may benefit from two times any positive, but will be exposed to two times any negative, monthly compounded performance of the Index, less the Accrued Fees. The ETNs do not guarantee any return of your investment and may not pay any coupon. For each ETN you hold, unless earlier redeemed or called, you will receive a cash payment on the Maturity Date that will be based upon the monthly compounded leveraged performance of the Index, less the Accrued Fees, as described herein. You should not purchase the ETNs unless you are willing to risk the loss of up to 100% of your investment. Any payment on the ETNs is subject to our ability to pay our obligations as they become due.

•	The ETNs track the monthly performance of the Index, as reflected by their Indicative Value, calculated as set forth below.

•	The Accrued Fees consist of the Accrued Tracking Fee and the Accrued Financing Charge. The Accrued Tracking Fee is based on a Tracking Rate of 0.50% and the ETN Performance Factor and the Accrued Financing Charge is based on the Financing Rate and the Financing Level.

•	The ETNs may pay a monthly Coupon Amount during their term linked to two times the net cash dividends or distributions, if any, on the Index Constituents. For each ETN you hold on a Coupon Record Date you may receive on the related Coupon Payment Date an amount in cash equal to the Coupon Amount, if any. As further described in “Specific Terms of the ETNs — Coupon Payment” beginning on page PS-42, the Coupon Amount payable on any Coupon Payment Date will equal the sum of the net cash dividends or distributions that a Reference Holder of Index Constituents would have been entitled to receive in respect of the Index Constituents during the relevant period. The amount of any monthly Coupon Amount is uncertain and could be zero. Therefore, you should not purchase the ETNs if you require fixed or periodic income payments.

•	You may redeem your ETNs on certain terms and conditions for a cash payment that will be based upon the monthly compounded leveraged performance of the Index, less the Accrued Fees and the Redemption Fee, as described under “Specific Terms of the ETNs — Early Redemption at the Option of the Holders” beginning on page PS-45.

•	The ETNs are subject to our Call Right, as described under “Specific Terms of the ETNs — Our Call Right” beginning on page PS-48. If we exercise our Call Right, on the Call Settlement Date you will receive a cash payment that will be based upon the monthly compounded leveraged performance of the Index, less the Accrued Fees, as described herein. You should not expect to be able to hold the ETNs to the Maturity Date.

•	The ETNs are subject to a Leverage Reset Event if, on any Trading Day (other than an Excluded Day, as defined herein), the Index Closing Level is equal to or less than 80% of the Index Closing Level on the most recent Reset Valuation Date, as described in “Specific Terms of the ETNs — Leverage Reset Events” beginning on page PS-49. A Leverage Reset Event will have the effect of deleveraging your ETNs with the aim of resetting the then-current leverage to approximately 2.0.

•	The ETNs are senior unsecured obligations of Credit Suisse AG, acting through our Nassau Branch, and mature on July 11, 2036.

•	The denomination and Stated Principal Amount of each ETN is $25.00. Additional ETNs may be issued at a price that is higher or lower than the Stated Principal Amount.

The ETNs are listed on NYSE Arca under the ticker symbol “REML”. As long as an active secondary market in the ETNs exists, we expect that investors will purchase and sell the ETNs primarily in this secondary market. We have no obligation to maintain any listing on NYSE Arca or any other exchange or quotation system. Under certain circumstances, the ETNs may be subject to delisting by the NYSE Arca. We have not and do not intend to list the ETNs on any other exchange. No PRIIPs key information document (KID) has been prepared as the ETNs are not available to retail investors in the European Economic Area.

Investing in the ETNs involves significant risks not associated with an investment in conventional debt securities. See “Risk Factors” starting on page PS-18 of this pricing supplement.

Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these ETNs or passed upon the accuracy or the adequacy of this pricing supplement or the accompanying prospectus supplement and the prospectus. Any representation to the contrary is a criminal offense.

† This amended and restated pricing supplement amends, restates and supersedes Pricing Supplement No. ETN-19/A12, dated November 9, 2020, in its entirety. We refer to this amended and restated pricing supplement as the “pricing supplement.”

* Reflects the number of ETNs offered hereby. “X-Links®” is a registered trademark of Credit Suisse Securities (USA) LLC (“CSSU”). As of November 4, 2020, there were 28,080,000 ETNs ($702,000,000 in Stated Principal Amount) issued and outstanding. Additional ETNs may be issued and sold from time to time through our affiliate CSSU and through one or more dealers purchasing as principal through CSSU at a price that is higher or lower than the stated principal amount, based on the Indicative Value of the ETNs at that time. Sales of the ETNs will be made at market prices prevailing at the time of sale, at prices related to market prices or at negotiated prices. We expect to receive proceeds equal to 100% of the offering price of the ETNs issued and sold, less any commissions paid to CSSU or any other agent. Delivery of the ETNs in book-entry form only will be made through The Depository Trust Company (“DTC”). However, we are under no obligation to issue or sell additional ETNs at any time, and if we do issue and sell additional ETNs, we may limit or restrict such sales, including by adding conditions on such additional issuances and sales at our sole discretion, and we may stop and subsequently resume selling additional ETNs at any time. If we limit, restrict or stop selling additional ETNs or if we subsequently resume sales of such additional ETNs, the trading price and liquidity of the ETNs in the secondary market could be materially and adversely affected.

CSSU is expected to charge normal commissions for the purchase of the ETNs. In exchange for providing certain services relating to the distribution of the ETNs, CSSU, a member of the Financial Industry Regulatory Authority (“FINRA”), or another FINRA member may receive all or a portion of the Accrued Fees. In addition, CSSU will charge investors a Redemption Fee of 0.125% of the stated principal amount of any ETN that is redeemed at the investor’s option. CSSU and its affiliates may also profit from hedging activity related to these offerings, even if the value of the ETNs declines. Please see “Supplemental Plan of Distribution (Conflicts of Interest)” in this pricing supplement for more information. The ETNs are not deposit liabilities and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency of the United States, Switzerland or any other jurisdiction.

(cover continued on next page)

Credit Suisse

November 10, 2020

(continued from previous page)

Key Terms

Issuer:	Credit Suisse AG (“Credit Suisse,” “we,” “our” or “us”), acting through our Nassau Branch.
Initial Trade Date:	July 12, 2016.
Initial Settlement Date:	July 15, 2016.
Term:	20 years, subject to your right to require us to redeem your ETNs on any Redemption Settlement Date and our right to call all of the ETNs on the Call Settlement Date.
Maturity Date:	July 11, 2036.
Stated Principal Amount:	$25.00 per ETN.
Underlying Index:	The return on the ETNs is linked to the monthly compounded leveraged performance of the price return version of the FTSE NAREIT All Mortgage Capped Index (the “Index”), as reflected by their Indicative Value, calculated as set forth below. The Index measures the performance of tax-qualified U.S. mortgage real estate investment trusts (“Mortgage REITs”) with more than 50% of total assets invested in mortgage loans or mortgage-backed securities secured by interests in real property (the “Index Constituents”), as selected and ranked by the Index Sponsor in accordance with the Index methodology described herein. Each Index Constituent must, among other requirements as described herein, be a tax-qualified Mortgage REIT that is listed on the New York Stock Exchange, the NYSE Arca or the NASDAQ National Market List. The Index is subject to the policies of the Index Sponsor and is subject to the Index Sponsor’s discretion, including with respect to the implementation of, and changes to, the rules governing the Index methodology.
Coupon Amount:

For each ETN you hold on a Coupon Record Date, except as described under “Coupon Payment Date” below, you will receive on the applicable Coupon Payment Date an amount in cash equal to the Reference Distribution Amount, if any, as of the applicable Coupon Valuation Date. As further described in “Specific Terms of the ETNs — Coupon Payment” beginning on page PS-42, the Coupon Amount payable on any Coupon Payment Date will equal the sum of the net cash dividends or distributions that a Reference Holder of Index Constituents would have been entitled to receive in respect of the Index Constituents during the relevant period.

Any payment on the ETNs is subject to our ability to pay our obligations as they become due.

Coupon Payment Date:

The fifteenth (15th) Business Day following each Coupon Valuation Date, provided that a scheduled Coupon Payment Date corresponding to the Coupon Valuation Date immediately preceding the Final Valuation Date or the Call Valuation Date, as applicable, may be the Maturity Date or the Call Settlement Date, respectively, subject to adjustment as described herein. The initial Coupon Payment Date was August 19, 2016.

If the Maturity Date or the Call Settlement Date occurs prior to a scheduled Coupon Payment Date for which the Coupon Amount has been determined but not yet paid, instead of such Coupon Amount being paid on the regularly scheduled Coupon Payment Date, such Coupon Amount will be paid on either (a) the Maturity Date or (b) the Call Settlement Date if, as of the corresponding Final Valuation Date or Call Valuation Date, as applicable, the Coupon Ex-Date with respect to such Coupon Amount has occurred. In such case, such Coupon Amount will be included in the Cash Settlement Amount or Call Settlement Amount, as applicable. See “Specific Terms of the ETNs — Cash Settlement Amount at Maturity” and “Specific Terms of the ETNs — Our Call Right.”

Coupon Valuation Date:	The last scheduled Trading Day of each calendar month during the term of the ETNs (or if any such day is not a Trading Day, the next following Trading Day). The initial Coupon Valuation Date was July 29, 2016.
Coupon Record Date:	The ninth (9th) Business Day following the corresponding Coupon Valuation Date.
Coupon Ex-Date:	With respect to a Coupon Amount, the first Trading Day on which the ETNs trade without the right to receive the Coupon Amount (under current NYSE Arca practice, the Coupon Ex-Date will generally be the first Trading Day prior to the applicable Coupon Record Date).
Cash Settlement Amount:

For each ETN you hold, unless earlier redeemed or called, you will receive on the Maturity Date a cash payment equal to (a) the product of (i) the Current Principal Amount, multiplied by (ii) the Index Factor as of the Final Valuation Date, plus (b) the Coupon Amount, if any, with respect to the most recent Coupon Valuation Date on or before the Final Valuation Date if on the Final Valuation Date the Coupon Ex-Date with respect to such Coupon Amount has not yet occurred, plus (c) the Stub Reference Distribution Amount, if any, as of the Final Valuation Date, minus (d) the Accrued Fees as of the Final Valuation Date. We refer to this amount as the “Cash Settlement Amount.” If the amount so calculated is less than zero, the Cash Settlement Amount will be zero.

Any payment on the ETNs is subject to our ability to pay our obligations as they become due.

Final Valuation Period:	The five consecutive Trading Days ending on and including the Final Valuation Date. The Final Valuation Period is subject to adjustment as described under “Specific Terms of the ETNs — Market Disruption Event.”
Final Valuation Date:	July 8, 2036, unless such day is not a Trading Day, in which case the Final Valuation Date will be the next Trading Day, subject to adjustment.
Early Redemption:	Subject to your compliance with the procedures described below, you may submit a request (the “Redemption Notice”) to have us redeem your ETNs, in whole or in part, on any Trading Day through and including the final Redemption Notice Date, which will be June 30, 2036 (each Trading Day that a Redemption Notice is delivered or, if a Redemption Notice is delivered on a day that is not a Trading Day, the next Trading Day, a “Redemption Notice Date”). Notwithstanding the foregoing, we will not accept a Redemption Notice submitted to us on any day after the fifth Trading

(continued from previous page)

Day preceding the Call Valuation Date. You must request that we redeem a minimum of 50,000 ETNs. If you redeem your ETNs, you will receive a cash payment equal to the Redemption Settlement Amount, which will be calculated as described herein and paid on the third Business Day following the Redemption Valuation Date (the “Redemption Settlement Date”).
Redemption Settlement Amount:

Subject to your compliance with the procedures described under “Specific Terms of the ETNs — Early Redemption at the Option of the Holders,” upon early redemption, you will receive per ETN you redeem a cash payment on the relevant Redemption Settlement Date equal to (a) the product of (i) the Current Principal Amount, multiplied by (ii) the Index Factor as of the Redemption Valuation Date, plus (b) the Coupon Amount, if any, with respect to the most recent Coupon Valuation Date on or before the Redemption Valuation Date if on the Redemption Valuation Date the Coupon Ex-Date with respect to such Coupon Amount has not yet occurred, plus (c) the Stub Reference Distribution Amount, if any, as of the Redemption Valuation Date, minus (d) the Accrued Fees as of the Redemption Valuation Date, minus (e) the Redemption Fee. We refer to this amount as the “Redemption Settlement Amount.” If the amount so calculated is less than zero, the Redemption Settlement Amount will be zero.

Any payment on the ETNs is subject to our ability to pay our obligations as they become due.

Redemption Valuation Date:	The Trading Day following the applicable Redemption Notice Date, subject to adjustment as described under “Specific Terms of the ETNs — Market Disruption Event.”
Redemption Fee:	The product of (a) 0.125%, multiplied by (b) the Current Principal Amount, multiplied by (c) the Index Factor as of the applicable Redemption Valuation Date.
Call Right:	On any Business Day through and including the Maturity Date, we may, at our option, call all, but not less than all, of the issued and outstanding ETNs. To exercise our Call Right, we must provide notice to the holders of the ETNs (the “Call Notice”) not less than sixteen (16) calendar days prior to the Call Settlement Date specified in the Call Notice. Upon our call in the event we exercise this right, you will receive a cash payment equal to the Call Settlement Amount, which will be paid on the third Business Day following the Call Valuation Date (the “Call Settlement Date”).
Call Settlement Amount:

If we exercise our Call Right, you will receive per ETN you hold a cash payment on the Call Settlement Date equal to (a) the product of (i) the Current Principal Amount, multiplied by (ii) the Index Factor as of the Call Valuation Date, plus (b) the Coupon Amount, if any, with respect to the most recent Coupon Valuation Date on or before the Call Valuation Date if on the Call Valuation Date the Coupon Ex-Date with respect to such Coupon Amount has not yet occurred, plus (c) the Stub Reference Distribution Amount, if any, as of the Call Valuation Date, minus (d) the Accrued Fees as of the Call Valuation Date. We refer to this amount as the “Call Settlement Amount.” If the amount so calculated is less than zero, the Call Settlement Amount will be zero.

Any payment on the ETNs is subject to our ability to pay our obligations as they become due.

Call Valuation Period:	The five consecutive Trading Days ending on and including the Call Valuation Date. The Call Valuation Period is subject to adjustment as described under “Specific Terms of the ETNs — Market Disruption Event.”
Call Valuation Date:	A scheduled Trading Day that will be specified in the Call Notice, unless such day is not a Trading Day, in which case the Call Valuation Date will be the next Trading Day, subject to adjustment.
Valuation Period:	The Final Valuation Period and the Call Valuation Period, as applicable.
Averaging Trading Day:	Each of the Trading Days during a Valuation Period, subject to adjustment as described under “Specific Terms of the ETNs — Market Disruption Event.”
Index Factor:	1 + (2 × Index Performance Ratio)
Index Performance Ratio:	On any Trading Day:
Index Valuation Level — Reset Initial Closing Level Reset Initial Closing Level
Index Valuation Level:

As determined by the Calculation Agent,

(1)       On any Averaging Trading Day:

(a)           1/5, multiplied by

(b)          (i) the sum of the Index Closing Levels on each Trading Day from, and including, the first Trading Day in the applicable Valuation Period, to, but excluding, such Trading Day, plus (ii) the number of Trading Days from, and including, such Trading Day to, and including the Final Valuation Date or Call Valuation Date, as applicable, multiplied by the Index Closing Level on such Trading Day, or

(2)       On any other date of determination, including any Reset Valuation Date or any Redemption Valuation Date, the Index Closing Level on such date.

(continued from previous page)

Index Closing Level:	On any Trading Day, the closing level of the Index as reported on Thomson Reuters (“Reuters”) or Bloomberg L.P. (“Bloomberg”). If the closing level of the Index as reported on Reuters (or any successor) differs from the closing level of the Index as reported on Bloomberg (or any successor), then the Index Closing Level will be the closing level of the Index as calculated by the Index Calculation Agent.
Reset Initial Closing Level:	On the Initial Trade Date, the Reset Initial Closing Level was 787.22, the Index Closing Level on the Initial Trade Date. On any other date of determination, the Reset Initial Closing Level will equal the Index Closing Level on the Reset Valuation Date immediately preceding such date of determination.
Reset Date:	A Reset Date refers to any Monthly Reset Date and any Leverage Reset Date.
Reset Valuation Date:	A Reset Valuation Date refers to any Monthly Valuation Date and any Leverage Reset Valuation Date.
Monthly Reset Date:	A Monthly Reset Date is the first Trading Day of each month, beginning on August 1, 2016 and ending on July 1, 2036, subject to adjustment.
Monthly Valuation Date:	A Monthly Valuation Date is the last Trading Day of each month, beginning on July 29, 2016 and ending on June 30, 2036, subject to adjustment.
Current Principal Amount:

On the Initial Trade Date, the Current Principal Amount was equal to $25.00 per ETN. With respect to any other Trading Day, the Current Principal Amount for each ETN will be determined as follows:

(1)     If such Trading Day is a Reset Date:

Current Principal Amount = (Current Principal Amount as of the immediately preceding Trading Day × Index Factor on the immediately preceding Reset Valuation Date) — Accrued Fees on the immediately preceding Reset Valuation Date

(2)     If such Trading Day is not a Reset Date:

Current Principal Amount = Current Principal Amount as of the immediately preceding Trading Day

ETN Performance Factor:

As determined by the Calculation Agent as of any date of determination, an amount per ETN equal to the product of (i) the Current Principal Amount, multiplied by (ii) the number calculated as follows:

1 + 2 × (Index Closing Level — Reset Initial Closing Level)
Reset Initial Closing Level

Leverage Reset Event:

A “Leverage Reset Event” occurs if, on any Trading Day (other than an Excluded Day, as defined herein), the Index Closing Level is equal to or less than 80% of the Index Closing Level on the most recent Reset Valuation Date.

See “Specific Terms of the ETNs — Leverage Reset Events” beginning on page PS-49.

Excluded Day:	An “Excluded Day” means (i) the Trading Day immediately preceding any Monthly Valuation Date, (ii) any Reset Valuation Date, (iii) the Trading Day immediately preceding the first day of any Valuation Period, or (iv) any Trading Day during any Valuation Period.
Leverage Reset Valuation Date:	With respect to any Leverage Reset Event, the “Leverage Reset Valuation Date” will be the first Trading Day following the occurrence of such Leverage Reset Event, subject to adjustment.
Leverage Reset Date:	With respect to any Leverage Reset Event, the “Leverage Reset Date” will be the first Trading Day immediately following the applicable Leverage Reset Valuation Date, subject to adjustment.
Accrued Fees:	As of any date of determination, the sum of (i) the Accrued Tracking Fee as of such date, plus (ii) the Accrued Financing Charge as of such date.
Tracking Fee:	As of any date of determination, an amount per ETN equal to (i) the Tracking Rate, multiplied by (ii) the ETN Performance Factor as of the immediately preceding Trading Day, multiplied by (iii) a fraction, the numerator of which is the total number of calendar days from, but excluding, the immediately preceding Trading Day to, and including, such date of determination, and the denominator of which is 365.
Tracking Rate:	0.50% per annum.
Accrued Tracking Fee:

(1)          The Accrued Tracking Fee with respect to the Initial Trade Date was equal to $0.

(2)          The Accrued Tracking Fee as of any other Trading Day will equal the aggregate sum of the Tracking Fees as of each Trading Day starting from, but excluding, the immediately preceding Reset Valuation Date (or in the case of the Trading Day that occurred prior to the initial Monthly Valuation Date, from, but excluding, the Initial Trade Date) to, and including, such Trading Day.

(continued from previous page)

Accrued Financing Charge:

(1)           The Accrued Financing Charge with respect to the Initial Trade Date was equal to $0.

(2)          The Accrued Financing Charge as of any other Trading Day will equal (i) the Financing Rate as of such date, multiplied by (ii) the Financing Level as of such date, multiplied by (iii) (a) the number of calendar days from, but excluding, the immediately preceding Reset Valuation Date (or, in the case of the Trading Day that occurred prior to the initial Monthly Valuation Date, from, but excluding, the Initial Trade Date) to, and including, such Trading Day, divided by (b) 360.

Financing Level:	As of any date of determination, an amount equal to the Current Principal Amount as of such date.
Financing Rate:	As of any date of determination, the sum of (a) the Financing Spread and (b) the London interbank offered rate (British Banker’s Association) for three-month deposits in U.S. Dollars, which is displayed on Reuters page LIBOR01 (or any successor service or page for the purpose of displaying the London interbank offered rates of major banks, as determined by the Calculation Agent), as of 11:00 a.m., London time, on the immediately preceding Monthly Valuation Date (or, if such date of determination is on or before the initial Monthly Valuation Date, the Initial Trade Date), provided that such Monthly Valuation Date or Initial Trade Date, as applicable, is a London business day (or if any such date is not a London business day, the London business day immediately preceding it). “London business day” means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in London generally are authorized or obligated by law, regulation or executive order to close and is also a day on which dealings in U.S. dollars are transacted in the London interbank market. See “Risk Factors — Risks Relating to the Return on the ETNs — Uncertainty about the future of LIBOR and the potential discontinuance of LIBOR may adversely affect the value of your ETNs.”
Financing Spread:	0.80% per annum.
Reference Distribution Amount:

The Reference Distribution Amount is (a) as of the first Coupon Valuation Date, an amount equal to the sum of the net cash dividends or distributions that a Reference Holder would have been entitled to receive in respect of the Index Constituents held by such Reference Holder on the “record date” for those cash dividends or distributions whose “ex-dividend date” occurs during the period from and excluding the Initial Trade Date to and including the first Coupon Valuation Date; and (b) as of any other Coupon Valuation Date, an amount equal to the sum of the net cash dividends or distributions that a Reference Holder would have been entitled to receive in respect of the Index Constituents held by such Reference Holder on the “record date” for those cash dividends or distributions whose “ex-dividend date” occurs during the period from and excluding the immediately preceding Coupon Valuation Date to and including such Coupon Valuation Date, provided that for the purpose of calculating the Reference Distribution Amount during the Final Valuation Period or Call Valuation Period, as applicable, the Reference Holder will be deemed to hold 4/5, 3/5, 2/5 and 1/5 of the shares of each Index Constituent it would otherwise hold on the second, third, fourth and fifth Trading Day, respectively, in such Final Valuation Period or Call Valuation Period.

Notwithstanding the foregoing, with respect to a net cash dividend or distribution for an Index Constituent which is scheduled to be paid prior to the applicable Coupon Ex-Date, if, and only if, the issuer of such Index Constituent fails to pay the dividend or distribution to holders of such Index Constituent by the scheduled payment date for such dividend or distribution, such dividend or distribution will be assumed to be zero for the purposes of calculating the applicable Reference Distribution Amount.

Stub Reference Distribution Amount:

The Stub Reference Distribution Amount is (a) as of any Coupon Valuation Date, an amount equal to zero; and (b) as of any other date of determination, an amount equal to the sum of the net cash dividends or distributions that a Reference Holder would have been entitled to receive in respect of the Index Constituents held by such Reference Holder on the “record date” for those cash dividends or distributions whose “ex-dividend date” occurs during the period from and excluding the immediately preceding Coupon Valuation Date (or if such date of determination occurs prior to the first Coupon Valuation Date, the period from and excluding the Initial Trade Date) to and including such date, provided that for the purpose of calculating the Stub Reference Distribution Amount during the Final Valuation Period or Call Valuation Period, as applicable, the Reference Holder will be deemed to hold 4/5, 3/5, 2/5 and 1/5 of the shares of each Index Constituent it would otherwise hold on the second, third, fourth and fifth Trading Day, respectively, in such Final Valuation Period or Call Valuation Period.

Notwithstanding the foregoing, with respect to a net cash dividend or distribution for an Index Constituent which is scheduled to be paid prior to the applicable determination date, if, and only if, the issuer of such Index Constituent fails to pay the dividend or distribution to holders of such Index Constituent by the scheduled payment date for such dividend or distribution, such dividend or distribution will be assumed to be zero for the purposes of calculating the Stub Reference Distribution Amount.

Reference Holder:	As of any date of determination, a hypothetical holder of a number of units of each Index Constituent equal to two times (a) the published unit weighting of that Index Constituent as of that date, divided by (b) the product of (1) the Index Divisor as of that date, multiplied by (2) the Reset Initial Closing Level, divided by the Current Principal Amount. Such number of units is intended to reflect the hypothetical exposure the holder of a single ETN would have to each Index Constituent at any given time.
Index Divisor:	As of any date of determination, the divisor used by the Index Calculation Agent to calculate the level of the Index, as further described under “The FTSE NAREIT All Mortgage Capped Index— Algorithm and Calculation Methodology.” The Index Divisor as of November 4, 2020 was 83.791568.
“record date”:	With respect to a dividend or distribution on an Index Constituent, the date on which a holder of such Index Constituent must be registered as a unitholder of such Index Constituent in order to be entitled to receive such dividend or distribution.
“ex-dividend date”:	With respect to a dividend or distribution on an Index Constituent, the first Trading Day on which transactions in such Index Constituent trade on the primary exchange or market of trading for such Index Constituent without the right to receive such distribution.
Closing Indicative Value:	The Closing Indicative Value of the ETNs on the Initial Trade Date was equal to $25.00.

The Closing Indicative Value of the ETNs on any Trading Day after the Initial Trade Date will be calculated by the IV Calculation Agent and will equal (a) the product of (i) the Current Principal Amount, multiplied by (ii) the Index Factor

(continued from previous page)

as of such Trading Day, plus (b) the Coupon Amount, if any, with respect to the most recent Coupon Valuation Date on or before such Trading Day if on such Trading Day the Coupon Ex-Date with respect to such Coupon Amount has not yet occurred, plus (c) the Stub Reference Distribution Amount, if any, as of such Trading Day, minus (d) the Accrued Fees as of such Trading Day.

The Closing Indicative Value of the ETNs on November 4, 2020 was $3.9236 and the closing price on November 4, 2020 on the NYSE Arca (ticker symbol: “REML”) was $3.9000.

If the Closing Indicative Value of the ETNs is equal to or less than zero on any Trading Day, the Closing Indicative Value on that day, and all future days, will be zero. See “Valuation of the Index and the ETNs — Closing Indicative Value of the ETNs” in this pricing supplement.
Although the Closing Indicative Value approximates the Call Settlement Amount and the Cash Settlement Amount of the ETNs as of the applicable time, it is neither the Call Settlement Amount nor the Cash Settlement Amount. The Call Settlement Amount and the Cash Settlement Amount are likely to differ materially from the Closing Indicative Value. This is because:
• The Cash Settlement Amount and the Call Settlement Amount are calculated using an average of the Index Closing Levels during the Final Valuation Period and the Call Valuation Period, respectively, and not the Index Closing Level on a single day;
• The relevant Index Closing Levels during the Final Valuation Period and the Call Valuation Period, as applicable, may be materially different from the single Index Closing Level used to calculate the Closing Indicative Value;
• The Index Performance Ratio during the Final Valuation Period and the Call Valuation Period, as applicable, may be materially different from such value used to calculate the Closing Indicative Value; and
• The Closing Indicative Value does not take into account the declining deemed holdings of the Reference Holder of the Index Constituents in the calculation of the Stub Reference Distribution Amount during the Final Valuation Period and the Call Valuation Period, as applicable.

In addition, the Redemption Settlement Amount differs from the Closing Indicative Value because it is reduced by the Redemption Fee and the Index Closing Level for any Redemption Settlement Amount is determined on the applicable Redemption Valuation Date.

The Closing Indicative Value of the ETNs is not the closing price or any other trading price of the ETNs in the secondary market. The trading price of the ETNs at any time may vary significantly from the Indicative Value of the ETNs at such time. See “Risk Factors — Risks Relating to the Return on the ETNs — The Intraday Indicative Value and the Closing Indicative Value are not the same as the closing price or any other trading price of the ETNs in the secondary market” and “Risk Factors — Risks Relating to the Return on the ETNs — The ETNs may trade at a substantial premium to or discount from the Closing Indicative Value and/or Intraday Indicative Value” in this pricing supplement.

Intraday Indicative Value:

The Intraday Indicative Value of the ETNs will be calculated and published by the IV Calculation Agent every 15 seconds on each Trading Day during normal trading hours so long as no Market Disruption Event has occurred or is continuing and will be disseminated over the consolidated tape or other major market data vendor. It is calculated using the same formula as the Closing Indicative Value, except that the Index Factor and, more particularly, the Index Performance Ratio, is calculated based on the most recently reported intraday level of the Index at such time rather than the “Index Closing Level on such Trading Day” or the “Index Closing Level on such date,” as applicable.

The Intraday Indicative Value is a calculated value and is not the same as the trading price of the ETNs, nor is it a price at which you can buy or sell the ETNs in the secondary market. The Intraday Indicative Value does not take into account the factors that influence the trading price of the ETNs, such as, among other things, imbalances of supply and demand, lack of liquidity, transaction costs, credit considerations and bid-offer spreads. Because the Intraday Indicative Value is based on the intraday levels of the Index, however, it will reflect lags and other disruptions and suspensions that affect the Index. See “Risk Factors — Risks Relating to the Return on the ETNs — The Intraday Indicative Value and the Closing Indicative Value are not the same as the closing price or any other trading price of the ETNs in the secondary market” and “Risk Factors — Risks Relating to the Return on the ETNs — The ETNs may trade at a substantial premium to or discount from the Closing Indicative Value and/or Intraday Indicative Value” in this pricing supplement.

Indicative Value	The Indicative Value of the ETNs is the Intraday Indicative Value or the Closing Indicative Value of the ETNs, as applicable.
Indicative Value Symbols of the ETNs:	The Closing Indicative Value and the Intraday Indicative Values of the ETNs will be calculated by the IV Calculation Agent referred to below and published on each Trading Day under the Bloomberg ticker symbol “REMLIV <INDEX>” and may also be calculated and published by other sources. The publishing of such values by the IV Calculation Agent or by others is subject to delay or postponement and published values may be inaccurate as a result of miscalculations, human error, or systems and technology errors. Credit Suisse does not (i) guarantee the completeness or accuracy of any published Indicative Value, (ii) make any representation or warranty with regard to any published Indicative Value, or (iii) assume responsibility for losses or damages arising out of your use of any published Indicative Value or any subsequent corrections or amendments to any published Indicative Value.
Business Day:	Any day that is not a Saturday or Sunday and that is not a day on which banking institutions are generally authorized or obligated by law, regulation or executive order to close in The City of New York.
Trading Day:	Any day on which trading is generally conducted on the New York Stock Exchange, NYSE Arca, NASDAQ and any other exchange on which the Index Constituents are traded and published.
Calculation Agent:	Credit Suisse International (“CSi”)
IV Calculation Agent:	We have appointed NYSE Arca to calculate the Closing Indicative Value and the Intraday Indicative Value of the ETNs.
Index Sponsor:	FTSE International Limited (“FTSE”)
Index Calculation Agent:	The entity that calculates and publishes the level of the Index, which is currently FTSE.
Listing:	The ETNs are listed on NYSE Arca under the ticker symbol “REML”.
CUSIP Number:	22539T282
ISIN:	US22539T2823

You should read this pricing supplement together with the accompanying prospectus supplement dated June 18, 2020 and the prospectus dated June 18, 2020, relating to our Medium-Term Notes of which these ETNs are a part. This amended and restated pricing supplement amends, restates and supersedes Pricing Supplement No. ETN-19/A12, dated November 9, 2020, in its entirety. You should rely only on the information contained or incorporated by reference in this pricing supplement No. ETN-19/A13 and the documents listed below in making your decision to invest in the ETNs. We have not authorized anyone to provide you with information that is different. You may access these documents on the SEC website at www.sec.gov as follows:

Prospectus supplement and Prospectus dated June 18, 2020:

https://www.sec.gov/Archives/edgar/data/1053092/000110465920074474/tm2019510-8_424b2.htm

Our Central Index Key, or CIK, on the SEC website is 1053092.

This pricing supplement, together with the documents listed above, contains the terms of the ETNs and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, fact sheets, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. We may, without the consent of the registered holder of the ETNs and the owner of any beneficial interest in the ETNs, amend the ETNs to conform to its terms as set forth in this pricing supplement and the documents listed above, and the trustee is authorized to enter into any such amendment without any such consent. You should carefully consider, among other things, the matters set forth in “Risk Factors” in this pricing supplement and any risk factors we describe in the combined Annual Report on Form 20-F of Credit Suisse Group AG and us incorporated by reference therein, and any additional risk factors we describe in future filings we make with the SEC under the Securities Exchange Act of 1934, as amended, as the ETNs involve risks not associated with conventional debt securities. You should consult your investment, legal, tax, accounting and other advisers before deciding to invest in the ETNs. This document may only be used where it is legal to sell these ETNs. The information in this document may only be accurate on the date of this document.

The distribution of this pricing supplement and the accompanying prospectus supplement and prospectus and the offering of the ETNs in some jurisdictions may be restricted by law. If you possess this pricing supplement, you should find out about and observe these restrictions.

The ETNs are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of:

(i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or

(ii) a customer within the meaning of Directive 2002/92/EC (as amended, the “Insurance Mediation Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

i

(iii) not a qualified investor as defined in Directive 2003/71/EC (as amended, the “Prospectus Directive”). Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the ETNs or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the ETNs or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPS Regulation.

We have listed the ETNs on NYSE Arca under the exchange ticker symbols as set forth in the table above. As long as an active secondary market in the ETNs exists, we expect that investors will purchase and sell the ETNs primarily in this secondary market. We have no obligation to maintain any listing on NYSE Arca or any other exchange or quotation system. Under certain circumstances, the ETNs may be subject to delisting by NYSE Arca. We have not and do not intend to list the ETNs on any other exchange. No PRIIPs key information document (“KID”) has been prepared as the ETNs are not available to retail investors in the EEA.

In this pricing supplement and the accompanying prospectus supplement and prospectus, unless otherwise specified or the context otherwise requires, references to “Credit Suisse,” the “Company,” “we,” “us” and “our” are to Credit Suisse AG, acting through its Nassau Branch, and references to “dollars” and “$” are to United States dollars.

ii

SUMMARY

The following is a summary of terms of the ETNs, as well as a discussion of risks and other considerations you should take into account when deciding whether to invest in the ETNs. References to the “prospectus” mean our accompanying prospectus, dated June 18, 2020, and references to the “prospectus supplement” mean our accompanying prospectus supplement, dated June 18, 2020.

What are the ETNs?

The ETNs are senior unsecured medium-term notes issued by us that aim to provide a monthly compounded two times leveraged long exposure to the price return version of the FTSE NAREIT All Mortgage Capped Index (the “Index”). The Index measures the composite performance of tax-qualified U.S. mortgage real estate investment trusts (“Mortgage REITs”) with more than 50% of total assets invested in mortgage loans or mortgage-backed securities secured by interests in real property that are listed on the New York Stock Exchange, the NYSE Arca or the NASDAQ National Market List (the “Index Constituents”). As of November 4, 2020, the Index included 34 Index Constituents. For a detailed description of the Index, see “The FTSE NAREIT All Mortgage Capped Index” beginning on page PS-33.

The ETNs seek to approximate the monthly returns that might be available to investors through a leveraged “long” investment in the Index Constituents. A leveraged “long” investment strategy involves the practice of borrowing money from a third party lender at an agreed-upon rate of interest and using the borrowed money together with investor capital to purchase assets (e.g., the Index Constituents). A leveraged “long” investment strategy terminates with the sale of the underlying assets and repayment of the third party lender, provided that the proceeds of the sale of underlying assets are sufficient to repay the loan. By implementing a leveraged strategy, the leveraged investor seeks to benefit from an anticipated increase in the value of the assets between the purchase and sale of such assets, and assumes that the increase in value of the underlying assets will exceed the cumulative interest due to the third party lender over the term of the loan. In order to seek to replicate a leveraged “long” investment strategy in the Index Constituents, the ETNs provide that each $25 invested by investors on the Initial Trade Date is leveraged through a notional loan of $25 on the Initial Trade Date. Investors are thus considered to have notionally borrowed $25, which, together with the $25 invested, represents a notional investment of $50 in the Index Constituents on the Initial Trade Date. During the term of the ETNs, the leveraged portion of the notional investment, which will be equal to the Current Principal Amount, accrues financing charges for our benefit referred to as the “Accrued Financing Charge,” which seeks to represent the monthly amount of interest that leveraged investors might incur if they sought to borrow funds at a similar rate from a third-party lender. Upon maturity or upon early redemption or our call, the investment in the Index Constituents is notionally sold at the then-current values of the Index Constituents, and the investor then notionally repays us an amount equal to the principal of the notional loan plus accrued interest. In order to mitigate the risk to us that the value of the Index Constituents is not sufficient to repay the principal and Accrued Financing Charge of the notional loan, if the Index Closing Level on any Trading Day (other than an Excluded Day) decreases 20% in value from the Index Closing Level on the most recent Reset Valuation Date, a “Leverage Reset Event” will occur and the Current Principal Amount will be reset in order to deleverage the ETNs with the intent of resetting the then-current leverage to approximately 2.0, as described under “Specific Terms of the ETNs — Leverage Reset Events.”

The “Financing Level” is, as of any date of determination, an amount that equals the Current Principal Amount as of such date.

The “Accrued Financing Charge” as of the Initial Trade Date was equal to $0. As of any other Trading Day will equal (i) the Financing Rate as of such date, multiplied by (ii) the Financing Level as of such date, multiplied by (iii) (a) the number of calendar days from, but excluding, the immediately preceding Reset Valuation Date (or, in the case of the Trading Day that occurred prior to the initial Monthly Valuation Date, from, but excluding, the Initial Trade Date) to, and including, such Trading Day, divided by (b) 360.

The Accrued Financing Charge seeks to compensate us for providing investors with the potential to receive a leveraged participation in movements in the Index Closing Level and is intended to approximate the monthly financing costs that leveraged investors may have otherwise incurred had they sought to borrow funds at a similar rate from a third party to invest in the ETNs. These charges accrue on a daily basis during the applicable period.

The “Financing Rate” will equal the sum of (a) the “Financing Spread” of 0.80% per annum and (b) the London interbank offered rate (British Banker’s Association) for three-month deposits in U.S. Dollars, which is displayed on Reuters page LIBOR01 (or any successor service or page for the purpose of displaying the London interbank offered rates of major banks, as determined by the Calculation Agent), as of 11:00 a.m., London time, on the immediately preceding Monthly Valuation Date (or, if such date of determination is on or before the initial Monthly Valuation Date, the Initial Trade Date), provided that such Monthly Valuation Date or Initial Trade Date, as applicable, is a London business day (or if any such date is not a London business day, the London business day immediately preceding it). “London business day” means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in London generally are authorized or obligated by law, regulation or executive order to close and is also a day on which dealings in U.S. dollars are transacted in the London interbank market. See “Risk Factors — Risks Relating to the Return on the ETNs — Uncertainty about the future of LIBOR and the potential discontinuance of LIBOR may adversely affect the value of your ETNs.”

The ETNs do not guarantee any return of your investment and may not pay any coupon. For each ETN you hold, unless earlier redeemed or called, you will receive on the Maturity Date a cash payment equal to (a) the product of (i) the Current Principal Amount, multiplied by (ii) the Index Factor as of the Final Valuation Date, plus (b) the Coupon Amount, if any, with respect to the most recent Coupon Valuation Date on or before the Final Valuation Date if on the Final Valuation Date the Coupon Ex-Date with respect to such Coupon Amount has not yet occurred, plus (c) the Stub Reference Distribution Amount, if any, as of the Final Valuation Date, minus (d) the Accrued Fees as of the Final Valuation Date. We refer to this amount as the “Cash Settlement Amount.” If the amount so calculated is less than zero, the Cash Settlement Amount will be zero. Any payment on the ETNs is subject to our ability to pay our obligations as they become due. You may lose some or all of your investment at maturity. Because the Accrued Fees reduce your final payment, the monthly compounded leveraged return of the Index plus any Coupon Amounts and any Stub Reference Distribution Amount as of the Final Valuation Date, if any, will need to be sufficient to offset the negative effect of the Accrued Fees in order for you to receive an aggregate amount equal to or greater than your investment in the ETNs. If the monthly compounded leveraged return of the Index plus any Coupon Amounts and any Stub Reference Distribution Amount as of the Final Valuation Date, if any, is insufficient to offset such a negative effect or if the monthly compounded leveraged return of the Index is negative, you will lose some or all of your investment at maturity. See “Specific Terms of the ETNs — Cash Settlement Amount at Maturity” beginning on page PS-43.

As a result of compounding, the performance of the ETNs for periods greater than one month is likely to be either greater than or less than two times the performance of the Index, before accounting for the Accrued Fees. In addition, because the Accrued Fees are calculated and subtracted from the Current Principal Amount on a monthly basis, the net negative effect of the Accrued Fees accumulates over time and the absolute level of the Accrued Fees are dependent on the path taken by the level of the Index over the term of the ETNs.

Because the Current Principal Amount is recalculated on each Reset Date (as defined below), the ETNs do not offer a return based on the simple performance of the Index from the Initial Trade Date to the Maturity Date. Instead, the amount you receive at maturity, or upon early redemption or our call, will be contingent upon the monthly compounded two times leveraged long performance of the Index during the term of the ETNs, subject to the negative effect of the Accrued Fees. Accordingly, even if over the term of the ETNs, the level of the Index has increased, there is no guarantee that you will receive at maturity, or upon early redemption or our call, your investment back or any return on that investment. This is because the amount you receive at maturity, or upon early redemption or our call, depends on how the Index has performed on a monthly compounded leveraged basis prior to maturity, early redemption or our call, and consequently, how the Current Principal Amount has been reset. In particular, significant adverse monthly performances for your ETNs may not be offset by any subsequent beneficial monthly performances of the same magnitude.

The amount of your payment at maturity or upon early redemption or our call will depend, in part, upon the level of the Index. However, positive or negative changes in the Index Closing Level will not solely determine the return on your ETNs due to the combined effects of leverage, monthly compounding and any applicable fees and financing charges.

On the Initial Trade Date, the Current Principal Amount was equal to $25.00 per ETN. With respect to any other Trading Day, the “Current Principal Amount” for each ETN will be determined as follows:

If such Trading Day is a Reset Date:

Current Principal Amount = (Current Principal Amount as of the immediately preceding Trading Day × Index Factor on the immediately preceding Reset Valuation Date) — Accrued Fees on the immediately preceding Reset Valuation Date

If such Trading Day is not a Reset Date:

Current Principal Amount = Current Principal Amount as of the immediately preceding Trading Day

The “Index Factor” will be calculated as follows:

1 + (2 × Index Performance Ratio)

The “Index Performance Ratio” on any Trading Day will be:

Index Valuation Level — Reset Initial Closing Level
Reset Initial Closing Level

The “Index Valuation Level,” as determined by the Calculation Agent, (1) on any Averaging Trading Day will equal (a) 1/5, multiplied by (b)(i) the sum of the Index Closing Levels on each Trading Day from, and including, the first Trading Day in the applicable Valuation Period, to, but excluding, such Trading Day, plus (ii) the number of Trading Days from, and including, such Trading Day to, and including the Final Valuation Date or Call Valuation Date, as applicable, multiplied by the Index Closing Level on such Trading Day, or (2) on any other date of determination, including any Reset Valuation Date or any Redemption Valuation Date, will equal the Index Closing Level on such date.

On the Initial Trade Date, the “Reset Initial Closing Level” was 787.22, the Index Closing Level on the Initial Trade Date. On any other date of determination, the Reset Initial Closing Level will equal the Index Closing Level on the Reset Valuation Date immediately preceding such date of determination.

The “Index Closing Level” is, on any Trading Day, the closing level of the Index as reported on Thomson Reuters (“Reuters”) or Bloomberg L.P. (“Bloomberg”). If the closing level of the Index as reported on Reuters (or any successor) differs from the closing level of the Index as reported on Bloomberg (or any successor), then the Index Closing Level will be the closing level of the Index as calculated by the Index Calculation Agent.

The applicable “Valuation Period” means the Final Valuation Period or the Call Valuation Period, as applicable, subject to adjustment as described under “Specific Terms of the ETNs — Market Disruption Event.”

How and why is the Current Principal Amount reset?

Initially, the Current Principal Amount was equal to $25.00 per ETN. On the first Trading Day of each subsequent calendar month, the Current Principal Amount is reset by applying the Index Factor and the Accrued Fees to the previous Current Principal Amount.

For example, if for January the Current Principal Amount is $20.00 and the Index Factor as of the Monthly Valuation Date for January is equal to 0.90 and the Accrued Fees as of the Monthly Valuation Date for January are equal to $0.04, the Current Principal Amount for February will equal $17.96. Subsequently, the Index Factor and the Accrued Fees as of the Monthly Valuation Date for February will be applied to the Current Principal Amount for February to derive the Current Principal Amount for March. This example does not take into account the effect of a Leverage Reset Event, which would reset the Current Principal Amount intra-month as described under “Specific Terms of the ETNs — Leverage Reset Events.”

The Current Principal Amount is reset each calendar month to ensure that a consistent degree of leverage is applied, on a monthly basis, to any performance of the Index. If the Current Principal Amount is reduced by an adverse monthly performance, the Index Factor of any further adverse monthly performance will lead to a smaller dollar loss when applied to that reduced Current Principal Amount than if the Current Principal Amount were not reduced. Equally, however, if the Current Principal Amount increases, the dollar amount lost for a certain level of subsequent adverse monthly performance will increase correspondingly.

Resetting the Current Principal Amount also means that the dollar amount which may be gained from any beneficial monthly performance will be contingent upon the Current Principal Amount. If the Current Principal Amount is above $25, then any beneficial monthly performance will result in a gain of a larger dollar amount than would be the case if the Current Principal Amount were reduced below $25. Conversely, as the Current Principal Amount is reduced towards zero, the dollar amount to be gained from any beneficial monthly performance will decrease correspondingly.

The Current Principal Amount may be reset more frequently than monthly upon the occurrence of a Leverage Reset Event. A Leverage Reset Event will have the effect of deleveraging your ETNs with the aim of resetting the then-current leverage to approximately 2.0. This means that after a Leverage Reset Event, any increase in the Index Closing Level will have less of a positive effect on the value of your ETNs than such an increase would have before the occurrence of the Leverage Reset Event.

A “Leverage Reset Event” occurs if, on any Trading Day (other than an Excluded Day, as defined herein), the Index Closing Level is equal to or less than 80% of the Index Closing Level on the most recent Reset Valuation Date. If a Leverage Reset Event occurs, the Current Principal Amount of the ETNs will be reset as described below, which will have the effect of deleveraging the ETNs with the aim of resetting the then-current leverage to approximately 2.0. See “Specific Terms of the ETNs — Leverage Reset Events” beginning on page PS-49.

What is the Coupon Amount?

For each ETN you hold on a Coupon Record Date, you may receive on the related Coupon Payment Date an amount in cash equal to the Coupon Amount, if any. As further described in “Specific Terms of the ETNs — Coupon Payment” beginning on page PS-42, the Coupon Amount payable on any Coupon Payment Date will equal the sum of the net cash dividends or distributions that a Reference Holder of Index Constituents would have been entitled to receive in respect of the Index Constituents during the relevant period. The amount of any monthly Coupon Amount is uncertain and could be zero. Therefore, you should not purchase the ETNs if you require fixed or periodic income payments.

Unlike ordinary debt securities, the ETNs do not guarantee any return of principal at maturity or upon early redemption or our call. You may lose some or all of your investment. In addition, you are not guaranteed any coupon payment.

How do you redeem your ETNs?

Subject to your compliance with the procedures described below, you may submit a request (the “Redemption Notice”) to have us redeem your ETNs, in whole or in part, on any Trading Day through and including June 30, 2036 (each Trading Day that a Redemption Notice is delivered or, if a Redemption Notice is delivered on a day that is not a Trading Day, the next Trading Day, a “Redemption Notice Date”), as described under “Specific Terms of the ETNs — Early Redemption at the Option of the Holders,” provided that (i) we will not accept a Redemption Notice submitted to us on any Trading Day after the fifth Trading Day preceding the Call Valuation Date; and (ii) you request that we redeem a minimum of 50,000 ETNs. If you redeem your ETNs, you will receive a cash payment equal to the Redemption Settlement Amount (as described below). To satisfy the minimum redemption amount, your broker or other financial intermediary may bundle your ETNs for early redemption with those of other investors to reach this minimum amount of 50,000 ETNs. We may from time to time in our sole discretion reduce this minimum requirement in whole or in part. Any such reduction will be applied on a consistent basis for all holders of the ETNs at the time the reduction becomes effective.

Upon early redemption, you will receive per ETN you redeem a cash payment on the third Business Day following the relevant Redemption Valuation Date (the “Redemption Settlement Date”) equal to (a) the product of (i) the Current Principal Amount, multiplied by (ii) the Index Factor as of the Redemption Valuation Date, plus (b) the Coupon Amount, if any, with respect to the most recent Coupon Valuation Date on or before the Redemption Valuation Date if on the Redemption Valuation Date the Coupon Ex-Date with respect to such Coupon Amount has not yet occurred, plus (c) the Stub Reference Distribution Amount, if any, as of the Redemption Valuation Date, minus (d) the Accrued Fees as of the Redemption Valuation Date, minus (e) the Redemption Fee. We refer to this amount as the “Redemption Settlement Amount.” If the amount so calculated is less than zero, the Redemption Settlement Amount will be zero. You may lose some or all of your investment upon early redemption. Because the Accrued Fees and the Redemption Fee reduce your final payment, the monthly compounded leveraged return of the Index plus any Coupon Amounts and any Stub Reference Distribution Amount as of the Redemption Valuation Date, if any, will need to be sufficient to offset the negative effect of the Accrued Fees and the Redemption Fee, if applicable, in order for you to receive an aggregate amount equal to or greater than your investment in the ETNs. If the monthly compounded leveraged return of the Index plus any Coupon Amounts and any Stub Reference Distribution Amount as of the Redemption Valuation Date, if any, is insufficient to offset such a negative effect or if the monthly compounded leveraged return of the Index is negative, you will lose some or all of your investment upon early redemption. See “Specific Terms of the ETNs — Early Redemption at the Option of the Holders” beginning on page PS-45 and “— Early Redemption Procedures” beginning on page PS-47.

Redemption Notice Date: The Trading Day that a Redemption Notice, as described under “Specific Terms of the ETNs — Early Redemption at the Option of the Holders,” is delivered. If a Redemption Notice is delivered on a day that is not a Trading Day, then the Redemption Notice Date shall be the next Trading Day. Any applicable Redemption Notice Date is subject to adjustment as described under “Specific Terms of the ETNs — Market Disruption Event.”

Redemption Procedures

To redeem your ETNs prior to the Maturity Date, you must instruct your broker to deliver a Redemption Notice, in substantially the form of Annex A, to us by email no later than 4:00 p.m. (New York City time) on the applicable Redemption Notice Date and you and your broker must follow the procedures described herein. If you fail to comply with these procedures, your notice will be deemed ineffective.

What is our Call Right?

On any Business Day through and including the Maturity Date, we may, at our option, call all, but not less than all, of the issued and outstanding ETNs. To exercise our Call Right, we must provide notice to the holders of the ETNs (the “Call Notice”) not less than sixteen (16) calendar days prior to the third Business Day following the Call Valuation Date (the “Call Settlement Date”). In the event we exercise our Call Right, you will receive a cash payment per ETN you hold equal to (a) the product of (i) the Current Principal Amount, multiplied by (ii) the Index Factor as of the Call Valuation Date, plus (b) the Coupon Amount, if any, with respect to the most recent Coupon Valuation Date on or before the Call Valuation Date if on the Call Valuation Date the Coupon Ex-Date with respect to such Coupon Amount has not yet occurred, plus (c) the Stub Reference Distribution Amount, if any, as of the Call Valuation Date, minus (d) the Accrued Fees as of the Call Valuation Date. We refer to this amount as the “Call Settlement Amount.” If the amount so calculated is less than zero, the Call Settlement Amount will be zero. You may lose some or all of your investment upon our call. Because the Accrued Fees reduce your final payment, the monthly compounded leveraged return of the Index plus any Coupon Amounts and any Stub Reference Distribution Amount as of the Call Valuation Date, if any, will need to be sufficient to offset the negative effect of the Accrued Fees in order for you to receive an aggregate amount equal to or greater than your investment in the ETNs. If the monthly compounded leveraged return of the Index plus any Coupon Amounts and any Stub Reference Distribution Amount as of the Call Valuation Date, if any, is insufficient to offset such a negative effect or if the monthly compounded leveraged return of the Index is negative, you will lose some or all of your investment upon our call. See “Specific Terms of the ETNs — Our Call Right” beginning on page PS-48.

The “Call Valuation Period” will be the five consecutive Trading Days ending on and including the Call Valuation Date, subject to adjustment as described under “Specific Terms of the ETNs — Market Disruption Event.” The “Call Valuation Date” is a scheduled Trading Day that will be specified in the Call Notice, unless such day is not a Trading Day, in which case the Call Valuation Date will be the next Trading Day, subject to adjustment.

What are some of the risks of the ETNs?

An investment in the ETNs involves risks. Investing in the ETNs is not equivalent to investing directly in the Index or the Index Constituents. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described under “Risk Factors” beginning on page PS-16.

•	You may lose some or all of your investment — The ETNs are fully exposed on a leveraged basis to any decline in the level of the Index. If the Index Closing Level is less than the Index Closing Level at the time you purchased your ETNs, you will lose some or all of your investment at maturity or upon early redemption or our call.

•	The ETNs are subject to market risk — The return on the ETNs, which may be positive or negative, is linked to the return on the Index as measured by the Index Factor, and which, in turn, is affected by a variety of market and economic factors, interest rates and economic, financial, political, regulatory, judicial or other events, as well as risks relating to other events that affect the markets generally.

•

The value of the ETNs depends on the prior performance of the Index — The effect of compounding may cause the dollar amount that you gain or lose in a single month to depend on the prior performance of the Index.

•

Fees reduce the value of the ETNs — If the Index Closing Level does not increase sufficiently during the relevant period to offset the negative effect of (i) any Accrued Fees and (ii) if you redeem your ETNs, the Redemption Fee, your investment may result in a loss, even if the Index Closing Level is higher at the time you sell or redeem your ETNs, the ETNs mature or we exercise our call than at the time you purchased them.

•	Compounding amplifies the impact of fees on the value of the ETNs — As a result of compounding, the negative impact of the Accrued Fees accumulates over time. Even if the Index Closing Level is subsequently greater than the Index Closing Level at the time you purchased your ETNs, you may receive less than the amount of your investment in the ETNs due to the effects of compounding.

•	You are not guaranteed to receive a Coupon Amount — You will not receive a Coupon Amount on a Coupon Payment Date if the Reference Distribution Amount is equal to zero.

•	The Closing Indicative Value is likely to differ materially from the amount payable on the ETNs at maturity or upon our earlier call— The Closing Indicative Value is only an approximation of the Call Settlement Amount and the Cash Settlement Amount of the ETNs, and they are likely to differ materially from the Closing Indicative Value at the time these amounts become payable.

•	Indicative Values are not the same as the trading or closing price of the ETNs — The Intraday Indicative Value and the Closing Indicative Value are not the same as the closing price or any other trading price, which is the price at which you may be able to sell your ETNs in the secondary market, if one exists. The trading price of the ETNs at any time may vary significantly from the Indicative Value of the ETNs at such time due to, among other things, imbalances of supply and demand, lack of liquidity, transaction costs, credit considerations and bid-offer spreads.

•	Our credit risk may affect the trading price of the ETNs — The ETNs are our senior unsecured debt obligations and are not, either directly or indirectly, an obligation of any third party. If we default on our obligations, you may not receive any amounts owed to you under the terms of the ETNs. Any payment to be made on the ETNs depends on our ability to satisfy our obligations as they come due and as a result, our actual and perceived creditworthiness will affect the market value, if any, of the ETNs before payments become due at maturity or upon an earlier redemption or our call.

•	There may not be an active trading market in the ETNs — Although the ETNs are listed on the NYSE Arca, we are not required to maintain the listing and, under certain circumstances, the ETNs may be subject to delisting by the NYSE Arca. In addition, we may suspend or cease issuances and/or sales of the ETNs at any time, at our sole discretion. If the ETNs are delisted or if we choose not to issue additional ETNs or to cease or suspend sales of the ETNs from our inventory, this will impact supply and demand for the ETNs and may materially and adversely impact the liquidity and price of the ETNs in the secondary market, if one exists. As a result, if you buy or sell your ETNs on the secondary market, the price that you pay or receive may be higher or lower than if the ETNs had remained listed or if we had decided to issue additional ETNs or not to cease or suspend sales of the ETNs from our inventory at that time, as the case may be. The factors that may interfere with an active trading market in the ETNs may also amplify any discrepancies between secondary market prices and the Indicative Values of the ETNs or the amounts that would be payable on the ETNs upon redemption, at maturity or upon our call. Any such discrepancies could impair your ability to accurately assess the intrinsic value of the ETNs as compared to their then current market price, including any premium or discount thereto.

•	Early redemption is subject to restrictions — In order to exercise your early redemption right, you must elect to redeem at least 50,000 ETNs, unless we determine otherwise or your broker or other financial intermediary bundles your ETNs for early redemption with those of other investors to reach this minimum requirement. Since the Redemption Settlement Amount is determined after we receive your Redemption Notice and you may not rescind such notice, you will be exposed to market risk.

•	The tax treatment of the ETNs is uncertain — No ruling has been requested from the Internal Revenue Service (“IRS”) with respect to the tax consequences of the ETNs. There is no direct authority dealing with securities such as the ETNs, and there can be no assurance that the IRS will accept, or that a court will uphold, the tax treatment described in this pricing supplement. See “Material U.S. Federal Income Tax Considerations.” In addition, no assurance can be given that future tax legislation, regulations or other guidance may not change the tax treatment of the ETNs. Potential investors should consult their tax advisers regarding the United States federal income tax consequences of an investment in the ETNs, including possible alternative treatments to those described in this pricing supplement.

•	We may call the ETNs at any time — We may elect to redeem all outstanding ETNs at any time, as described under “Specific Terms of the ETNs — Our Call Right” beginning on page PS-48. If we exercise our call, the amount you are entitled to receive may be less than the amount of your investment in the ETNs.

•	Historical levels of the Index should not be taken as an indication of the future performance of the Index during the term of the ETNs — It is impossible to predict whether the Index will rise or fall. The actual performance of the Index over the term of the ETNs, as well as the amount payable on the Maturity Date, any Redemption Settlement Date or the Call Settlement Date, as applicable, may bear little relation to the historical performance of the Index.

•	Owning the ETNs is not the same as owning any of the Index Constituents — As an owner of the ETNs, you will not have any ownership interest or any other right with respect to the Index Constituents. The return on your ETNs may not reflect the return you would realize if you actually owned any of the Index Constituents underlying the Index.

•	We have potential conflicts — We and our affiliates play a variety of roles in connection with the issuance of the ETNs, including acting as our agent for the offering of the ETNs, making certain calculations and determinations that may affect the value of the ETNs and hedging our obligations under the ETNs. Any profit in connection with such hedging activities will be in addition to any other compensation that we and our affiliates receive for the sale of the ETNs, which creates an additional incentive to sell the ETNs to you. Our affiliates will, among other things, calculate the Index Factor and the Redemption Fee and make determinations with respect to Market Disruption Events and the replacement of the Index with a Successor Index. In performing these activities, our economic interests and those of our affiliates are potentially adverse to your interests as an investor in the ETNs.

•	We are subject to Swiss regulation — As a Swiss bank, we are subject to regulation by governmental agencies, supervisory authorities and self-regulatory organizations in Switzerland. Such regulation is increasingly more extensive and complex and subjects us to risks. For example, pursuant to Swiss banking laws, the Swiss Financial Market Supervisory Authority (“FINMA”) may open resolution proceedings if there are justified concerns that we are over-indebted, have serious liquidity problems or no longer fulfill capital adequacy requirements. FINMA has broad powers and discretion in the case of resolution proceedings, which include the power to convert our debt instruments and other liabilities into equity and/or cancel such liabilities in whole or in part. If one or more of these measures were imposed, those measures may adversely affect the terms and market value of the ETNs and/or our ability to make payments thereunder and you may not receive any or all amounts owed to you under the ETNs.

Is this the right investment for you?

The ETNs may be a suitable investment for you if:

•	You are willing to accept the risk that you may lose some or all of your investment.

•	You seek an investment with a return linked to the monthly compounded two times leveraged performance of the Index, which is intended to provide exposure to Mortgage REITs, and Coupon Amounts which are dependent on distributions made with respect to Index Constituents.

•	You believe that the compounded two times leveraged monthly return of the Index will be positive during the term of the ETNs and the compounded two times leveraged monthly return will be sufficient to offset the combined negative effect of the applicable fees built into the calculation of the payment at maturity or upon early redemption or our call.

•	You understand (i) leverage risk, including the risks inherent in being exposed to two times leverage on a monthly basis, and (ii) the consequences of seeking monthly compounded leveraged investment results generally, and you intend to actively monitor and manage your investment.

•	You understand (i) the risks of investing in the real estate industry and (ii) the organizational and operational risks inherent in Mortgage REITs, including risks connected to interest rates, mortgage prepayments and the fact that many Mortgage REITs are highly leveraged.

•	You are willing to accept the risk that: (i) changes in the methods pursuant to which the LIBOR rates are determined may adversely affect the value of your ETNs; (ii) uncertainty about the future of LIBOR, the potential discontinuance of LIBOR and the nature of alternative reference rates may adversely affect the value of your ETNs; and (iii) it is impossible to predict the effect of any alternative rate or rates to LIBOR on the value of your ETNs. Your payment at maturity or upon early redemption or our call will be reduced, in part, by the Accrued Financing Charge over the relevant period, which is linked, in part, to the three-month U.S. Dollar LIBOR rate. As a result, changes in the LIBOR rate, the uncertainty about the future of LIBOR and/or the potential discontinuance of LIBOR may increase the Accrued Financing Charge and adversely affect the market value of your ETNs.

•	You have sufficient knowledge and experience to evaluate how the ETNs may perform under different conditions or the merits and risks of an investment in the ETNs.

•	You understand the terms of the investment in the ETNs and are familiar with the behavior of the Index or financial markets generally.

•	You are willing to hold securities that may be redeemed early by us pursuant to our Call Right.

•	You are willing to be exposed to the risk of a Leverage Reset Event.

•	You are willing to receive a lower amount of distributions on the ETNs than you would if you had directly invested in a two times leveraged portfolio of the Index Constituents.

•	You are willing to accept the risk that the price at which you are able to sell the ETNs may be significantly less than the amount you invested.

•	You have sufficient financial resources and liquidity to bear the risks of an investment in the ETNs, including the risk of loss of your entire investment.

•	You seek current income from your investment, and you are willing to accept the risk that you may not receive any Coupon Amounts.

•	You do not seek an investment for which there will be an active secondary market.

•	You are comfortable with our creditworthiness as issuer of the ETNs.

The ETNs may not be a suitable investment for you if:

•	You are not willing to accept the risk that you may lose some or all of your investment.

•	You do not seek an investment with a return linked to the monthly compounded two times leveraged performance of the Index, which is intended to provide exposure to Mortgage REITs, and Coupon Amounts which are dependent on distributions made with respect to the Index Constituents.

•	You believe that the compounded two times leveraged monthly return of the Index will be negative during the term of the ETNs or the compounded two times leveraged monthly return will not be sufficient to offset the combined negative effect of the applicable fees built into the calculation of the payment at maturity or upon early redemption or our call.

•	You do not understand (i) leverage risk, including the risks inherent in being exposed to two times leverage on a monthly basis, and (ii) the consequences of seeking monthly compounded leveraged investment results generally, and you do not intend to actively monitor and manage your investment.

•	You do not understand (i) the risks of investing in the real estate industry and (ii) the organizational and operational risks inherent in Mortgage REITs, including risks connected to interest rates, mortgage prepayments and the fact that many Mortgage REITs are highly leveraged.

•	You are not willing to accept the risk that: (i) changes in the methods pursuant to which the LIBOR rates are determined may adversely affect the value of your ETNs; (ii) uncertainty about the future of LIBOR, the potential discontinuance of LIBOR and the nature of alternative reference rates may adversely affect the value of your ETNs; and (iii) it is impossible to predict the effect of any alternative rate or rates to LIBOR on the value of your ETNs. Your payment at maturity or upon early redemption or our call will be reduced, in part, by the Accrued Financing Charge over the relevant period, which is linked, in part, to the three-month U.S. Dollar LIBOR rate. As a result, changes in the LIBOR rate, the uncertainty about the future of LIBOR and/or the potential discontinuance of LIBOR may increase the Accrued Financing Charge and adversely affect the market value of your ETNs.

•	You do not have sufficient knowledge and experience to evaluate how the ETNs may perform under different conditions or the merits and risks of an investment in the ETNs.

•	You do not understand the terms of the investment in the ETNs or are not familiar with the behavior of the Index or financial markets generally.

•	You are not willing to hold securities that may be redeemed early by us pursuant to our Call Right.

•	You are not willing to be exposed to the risk of a Leverage Reset Event.

•	You are not willing to receive a lower amount of distributions on the ETNs than you would if you had directly invested in a two times leveraged portfolio of the Index Constituents.

•	You are not willing to accept the risk that the price at which you are able to sell the ETNs may be significantly less than the amount you invested.

•	You do not have sufficient financial resources and liquidity to bear the risks of an investment in the ETNs, including the risk of loss of your entire investment.

•	You do not seek current income from your investment, or you are not willing to accept the risk that you may not receive any Coupon Amounts.

•	You seek an investment for which there will be an active secondary market.

•	You are not comfortable with our creditworthiness as issuer of the ETNs.

Investors considering purchasing the ETNs should reach an investment decision only after carefully considering, with their advisers, the suitability of the ETNs in light of their particular circumstances.

Does an investment in the ETNs entitle you to any ownership interests in any of the Index Constituents?

No. As an owner of the ETNs, you will not have the rights that investors in the Index Constituents have. You will not own or have any beneficial or other legal interest in, and will not be entitled to any rights with respect to, any of the Index Constituents. You will not have any voting rights, any right to receive distributions, if any, made on the Index Constituents or any other rights with respect to the Index Constituents as a result of your ownership of the ETNs.

Who calculates and publishes the Index?

The level of the Index is calculated by FTSE in its capacity as Index Calculation Agent and disseminated approximately every fifteen seconds during normal trading hours, and the Index Closing Level is published on each Trading Day. Index information, including the level of the Index, is available from Reuters under the Reuters instrument code (“RIC”) “.FTFNMRC” and Bloomberg under the ticker symbol “FNMRC”. The historical performance of the Index is not indicative of the future performance of the Index or the level of the Index used to calculate the Cash Settlement Amount, the Redemption Settlement Amount or the Call Settlement Amount, as the case may be. The Index is subject to the policies of the Index Sponsor and is subject to the Index Sponsor’s discretion, including with respect to the implementation of, and changes to, the rules governing the Index methodology.

Will the ETNs be distributed by our affiliates?

Our affiliate, CSSU, a member of FINRA, will participate in the distribution of the ETNs. CSSU is expected to charge normal commissions for the purchase of any ETNs and may also receive all or a portion of the investor fee. Any offering in which CSSU participates will be conducted in compliance with the requirements set forth in Rule 5121 of the Conduct Rules of FINRA regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. In accordance with Rule 5121 of the Conduct Rules of FINRA, CSSU may not make sales in offerings of the ETNs to any of its discretionary accounts without the prior written approval of the customer. Please see the section entitled “Supplemental Plan of Distribution (Conflicts of Interest)” in this pricing supplement.

What is the United States federal income tax treatment of an investment in the ETNs?

Please refer to “Material U.S. Federal Income Tax Considerations” in this pricing supplement for a discussion of material United States federal income tax considerations for making an investment in the ETNs.

What is the role of our affiliates?

Our affiliate, CSSU, is the underwriter for the offering and sale of the ETNs. CSSU and/or other of our affiliated dealers currently intend, but are not obligated, to buy and sell the ETNs to create a secondary market for holders of the ETNs, and may engage in other activities described in the section “Supplemental Plan of Distribution (Conflicts of Interest)” in this pricing supplement, the accompanying prospectus supplement and prospectus. However, neither CSSU nor any of these affiliates will be obligated to engage in any market-making activities, or continue those activities once it has started them.

Our affiliate, CSi, acting as Calculation Agent, will perform certain calculations described in this pricing supplement such as determining the Index Factor and the Redemption Fee, where applicable, and will make certain determinations that may impact the value of the ETNs, including with respect to Market Disruption Events and any Successor Index. These determinations may be adverse to you. You should refer to “Risk Factors — Risks Relating to the Creditworthiness, Conflicts of Interest, Hedging Activities and Regulation of Credit Suisse — There are potential conflicts of interest between you and the Calculation Agent” in this pricing supplement.

Can you tell me more about the effect of Credit Suisse’s hedging activity?

We expect to hedge our obligations under the ETNs through one or more of our affiliates. This hedging activity may involve purchases or sales of the Index Constituents, listed or over-the-counter options, equity securities, swaps or other instruments linked to the Index or the Index Constituents, including certain exchange-traded notes we issue. We or our affiliates will maintain, adjust or unwind our hedge by, among other things, purchasing or selling any of the foregoing, at any time and from time to time, including on or before any Valuation Date. We, our affiliates or third parties with whom we transact may also enter into, maintain, adjust and unwind hedging transactions relating to other securities whose returns are linked to the Index or the Index Constituents. Any of these hedging activities could affect the value of the Index Constituents, and accordingly the value of your ETNs and the amount we will pay on the ETNs determined on the Final Valuation Date, or, in the case of early redemption or our call of the ETNs, on the relevant Valuation Date. Moreover, this hedging activity may result in our or our affiliates’ or third parties’ receipt of a profit, even if the market value of the ETNs declines. You should refer to “Risk Factors — Risks Relating to the Creditworthiness, Conflicts of Interest, Hedging Activities and Regulation of Credit Suisse — Trading and other transactions by us or our affiliates in the Index Constituents, futures, options or other derivative products of such Index Constituents or the Index may impair the market value of the ETNs” and “Risk Factors — Risks Relating to the Creditworthiness, Conflicts of Interest, Hedging Activities and Regulation of Credit Suisse — Our or our affiliates’ business activities may create conflicts of interest” and “Supplemental Use of Proceeds and Hedging” in this pricing supplement.

Do ERISA or the Code impose any limitations on purchases of the ETNs?

Employee benefit plans subject to ERISA and/or the Code, entities whose underlying assets include “plan assets” (within the meaning of U.S. Department of Labor Regulation Section 2510.3-101, as modified by Section 3(42) of ERISA), and governmental, church or non-U.S. plans subject to laws substantially similar to Section 406 of ERISA or Section 4975 of the Code are permitted to purchase the ETNs. Each purchaser or holder of a security, and each fiduciary who causes any entity to purchase or hold a security, will, however, be deemed to have represented and warranted, on each day such purchaser or holder holds the ETNs, that either (i) it is neither a Plan nor a Non- ERISA Arrangement and it is not purchasing or holding ETNs on behalf of or with the assets of any Plan or Non-ERISA Arrangement; or (ii) its purchase, holding and subsequent disposition of such ETNs shall not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA, Section 4975 of the Code or any provision of Similar Law. Please refer to the section entitled “Benefit Plan Investor Considerations” in this pricing supplement for further information. Capitalized terms not defined in this section shall have the meanings set forth in such section entitled “Benefit Plan Investor Considerations.”

HYPOTHETICAL EXAMPLES

Hypothetical Examples

The following four examples illustrate how the ETNs would perform at maturity or upon early redemption or our call, in hypothetical circumstances. We have included an example in which the Index Closing Level increases at a constant rate of 1.50% per month for twelve months (Example 1), as well as an example in which the Index Closing Level decreases at a constant rate of 1.50% per month for twelve months (Example 2). In addition, Example 3 shows the Index Closing Level increasing by 1.50% per month for the first six months and then decreasing by 1.50% per month for the next six months, whereas Example 4 shows the reverse scenario of the Index Closing Level decreasing by 1.50% per month for the first six months, and then increasing by 1.50% per month for the next six months. For ease of analysis and presentation, the following four examples assume that the term of the ETNs is twelve months and each month consists of 30 calendar days, the Redemption Valuation Date or the Call Valuation Date occurs at a month end, no Coupon Amount has been paid during the term of the ETNs and that no Stub Reference Distribution Amount was paid at maturity or upon early redemption or our call.

In each of the four examples, we assume that the initial level for the Index is 800 and the Financing Rate (i.e., the Financing Spread plus the three-month LIBOR rate) is 1.50%.

The examples highlight the effect of monthly compounded two times leverage and the impact of the Accrued Fees on the payment at maturity or upon early redemption or our call, under different circumstances. The assumed Financing Rate is not an indication of the Financing Rate throughout the term of the ETNs. The Financing Rate will change during the term of the ETNs, which will affect the performance of the ETNs.

Because the Accrued Fees take into account the monthly performance of the Index, as measured by the Index Closing Level, the absolute level of the Accrued Fees is dependent on the path taken by the Index Closing Level to arrive at its ending level. The figures in these examples have been rounded for convenience. The Cash Settlement Amounts as of the hypothetical Maturity Date in Examples 1 through 4 are the same as the Current Principal Amounts as of Month End #12, and given the indicated assumptions, a holder will receive payment at maturity in the indicated amount, according to the indicated formula.

Example 1. The level of the Index increases at a constant rate of 1.50% per month for twelve months.

Month End	Index Closing Level*	Index Performance Ratio*	Index Factor	Accrued Financing Charge for the Applicable Month*	ETN Performance Factor	Accrued Tracking Fee for the Applicable Month	Accrued Fees for the Applicable Month	Current Principal Amount**#^	Redemption Settlement Amount
A	B	C	D	E	F	G	H	I	J
		((Index Valuation Level - Reset Initial Closing Level) / Reset Initial Closing Level)	1 + (2 x C)	(Previous Current Principal Amount x Financing Rate x Act/360)	(Previous Current Principal Amount x D)	(Annual Tracking Rate x F x Act/365)	(E + G)	((Previous Current Principal Amount x D) - H)	(I -Redemption Fee)
1	812.00	0.0150	1.030	0.0313	$25.75	$0.0106	$0.0418	$25.71	$25.6769
2	824.18	0.0150	1.030	0.0321	$26.48	$0.0109	$0.0430	$26.44	$26.4043
3	836.54	0.0150	1.030	0.0330	$27.23	$0.0112	$0.0442	$27.19	$27.1522
4	849.09	0.0150	1.030	0.0340	$28.00	$0.0115	$0.0455	$27.96	$27.9213
5	861.83	0.0150	1.030	0.0349	$28.79	$0.0118	$0.0468	$28.75	$28.7123
6	874.75	0.0150	1.030	0.0359	$29.61	$0.0122	$0.0481	$29.56	$29.5256
7	887.88	0.0150	1.030	0.0370	$30.45	$0.0125	$0.0495	$30.40	$30.3619
8	901.19	0.0150	1.030	0.0380	$31.31	$0.0129	$0.0509	$31.26	$31.2220
9	914.71	0.0150	1.030	0.0391	$32.20	$0.0132	$0.0523	$32.15	$32.1064
10	928.43	0.0150	1.030	0.0402	$33.11	$0.0136	$0.0538	$33.06	$33.0159
11	942.36	0.0150	1.030	0.0413	$34.05	$0.0140	$0.0553	$33.99	$33.9511
12	956.49	0.0150	1.030	0.0425	$35.01	$0.0144	$0.0569	$34.96	$34.9128

Cumulative Index Return	19.56%
Return on ETNs (assumes no early redemption)	39.82%

*	The Index Closing Level is also: (i) the Reset Initial Closing Level for the following month; and (ii) the Index Valuation Level for calculating the Call Settlement Amount, the Redemption Settlement Amount and the Cash Settlement Amount.
**	Previous Current Principal Amount is also the Financing Level.
#	This is also the Call Settlement Amount.

^	For Month End #12, this is also the Cash Settlement Amount.

Example 2. The level of the Index decreases at a constant rate of 1.50% per month for twelve months.

Month End	Index Closing Level*	Index Performance Ratio*	Index Factor	Accrued Financing Charge for the Applicable Month*	ETN Performance Factor	Accrued Tracking Fee for the Applicable Month	Accrued Fees for the Applicable Month	Current Principal Amount**#^	Redemption Settlement Amount
A	B	C	D	E	F	G	H	I	J
		((Index Valuation Level - Reset Initial Closing Level) / Reset Initial Closing Level)	1 + (2 x C)	(Previous Current Principal Amount x Financing Rate x Act/360)	(Previous Current Principal Amount x D)	(Annual Tracking Rate x F x Act/365)	(E + G)	((Previous Current Principal Amount x D) - H)	(I -Redemption Fee)
1	788.00	-0.0150	0.970	0.0313	$24.25	$0.0100	$0.0412	$24.21	$24.1775
2	776.18	-0.0150	0.970	0.0303	$23.48	$0.0097	$0.0399	$23.44	$23.4123
3	764.54	-0.0150	0.970	0.0293	$22.74	$0.0093	$0.0386	$22.70	$22.6714
4	753.07	-0.0150	0.970	0.0284	$22.02	$0.0090	$0.0374	$21.98	$21.9539
5	741.77	-0.0150	0.970	0.0275	$21.32	$0.0088	$0.0362	$21.29	$21.2591
6	730.65	-0.0150	0.970	0.0266	$20.65	$0.0085	$0.0351	$20.61	$20.5862
7	719.69	-0.0150	0.970	0.0258	$19.99	$0.0082	$0.0340	$19.96	$19.9347
8	708.89	-0.0150	0.970	0.0250	$19.36	$0.0080	$0.0329	$19.33	$19.3038
9	698.26	-0.0150	0.970	0.0242	$18.75	$0.0077	$0.0319	$18.72	$18.6929
10	687.78	-0.0150	0.970	0.0234	$18.16	$0.0075	$0.0309	$18.12	$18.1013
11	677.47	-0.0150	0.970	0.0227	$17.58	$0.0072	$0.0299	$17.55	$17.5284
12	667.31	-0.0150	0.970	0.0219	$17.02	$0.0070	$0.0289	$17.00	$16.9736

Cumulative Index Return	-16.59%
Return on ETNs (assumes no early redemption)	-32.02%

*	The Index Closing Level is also: (i) the Reset Initial Closing Level for the following month; and (ii) the Index Valuation Level for calculating the Call Settlement Amount, the Redemption Settlement Amount and the Cash Settlement Amount.
**	Previous Current Principal Amount is also the Financing Level.
#	This is also the Call Settlement Amount.
^	For Month End #12, this is also the Cash Settlement Amount.

Example 3. The level of the Index increases at a constant rate of 1.50% per month for the first six months and then decreases at a constant rate of 1.50% per month for the next six months.

Month End	Index Closing Level*	Index Performance Ratio*	Index Factor	Accrued Financing Charge for the Applicable Month*	ETN Performance Factor	Accrued Tracking Fee for the Applicable Month	Accrued Fees for the Applicable Month	Current Principal Amount**#^	Redemption Settlement Amount
A	B	C	D	E	F	G	H	I	J
		((Index Valuation Level - Reset Initial Closing Level) / Reset Initial Closing Level)	1 + (2 x C)	(Previous Current Principal Amount x Financing Rate x Act/360)	(Previous Current Principal Amount x D)	(Annual Tracking Rate x F x Act/365)	(E + G)	((Previous Current Principal Amount x D) - H)	(I -Redemption Fee)
1	812.00	0.0150	1.030	0.0313	$25.75	$0.0106	$0.0418	$25.71	$25.6769
2	824.18	0.0150	1.030	0.0321	$26.48	$0.0109	$0.0430	$26.44	$26.4043
3	836.54	0.0150	1.030	0.0330	$27.23	$0.0112	$0.0442	$27.19	$27.1522
4	849.09	0.0150	1.030	0.0340	$28.00	$0.0115	$0.0455	$27.96	$27.9213
5	861.83	0.0150	1.030	0.0349	$28.79	$0.0118	$0.0468	$28.75	$28.7123
6	874.75	0.0150	1.030	0.0359	$29.61	$0.0122	$0.0481	$29.56	$29.5256
7	861.63	-0.0150	0.970	0.0370	$28.67	$0.0118	$0.0487	$28.63	$28.5890
8	848.71	-0.0150	0.970	0.0358	$27.77	$0.0114	$0.0472	$27.72	$27.6842
9	835.98	-0.0150	0.970	0.0346	$26.89	$0.0111	$0.0457	$26.84	$26.8080
10	823.44	-0.0150	0.970	0.0336	$26.04	$0.0107	$0.0443	$25.99	$25.9596
11	811.09	-0.0150	0.970	0.0325	$25.21	$0.0104	$0.0429	$25.17	$25.1380
12	798.92	-0.0150	0.970	0.0315	$24.42	$0.0100	$0.0415	$24.37	$24.3424

Cumulative Index Return	-0.13%
Return on ETNs (assumes no early redemption)	-2.50%

*	The Index Closing Level is also: (i) the Reset Initial Closing Level for the following month; and (ii) the Index Valuation Level for calculating the Call Settlement Amount, the Redemption Settlement Amount and the Cash Settlement Amount.
**	Previous Current Principal Amount is also the Financing Level.
#	This is also the Call Settlement Amount.
^	For Month End #12, this is also the Cash Settlement Amount.

Example 4. The level of the Index decreases at a constant rate of 1.50% per month for the first six months and then increases at a constant rate of 1.50% per month for the next six months.

Month End	Index Closing Level*	Index Performance Ratio*	Index Factor	Accrued Financing Charge for the Applicable Month*	ETN Performance Factor	Accrued Tracking Fee for the Applicable Month	Accrued Fees for the Applicable Month	Current Principal Amount**#^	Redemption Settlement Amount
A	B	C	D	E	F	G	H	I	J
		((Index Valuation Level - Reset Initial Closing Level) / Reset Initial Closing Level)	1 + (2 x C)	(Previous Current Principal Amount x Financing Rate x Act/360)	(Previous Current Principal Amount x D)	(Annual Tracking Rate x F x Act/365)	(E + G)	((Previous Current Principal Amount x D)- H)	(I -Redemption Fee)
1	788.00	-0.0150	0.970	0.0313	$24.25	$0.0100	$0.0412	$24.21	$24.1775
2	776.18	-0.0150	0.970	0.0303	$23.48	$0.0097	$0.0399	$23.44	$23.4123
3	764.54	-0.0150	0.970	0.0293	$22.74	$0.0093	$0.0386	$22.70	$22.6714
4	753.07	-0.0150	0.970	0.0284	$22.02	$0.0090	$0.0374	$21.98	$21.9539
5	741.77	-0.0150	0.970	0.0275	$21.32	$0.0088	$0.0362	$21.29	$21.2591
6	730.65	-0.0150	0.970	0.0266	$20.65	$0.0085	$0.0351	$20.61	$20.5862
7	741.61	0.0150	1.030	0.0258	$21.23	$0.0087	$0.0345	$21.20	$21.1710
8	752.73	0.0150	1.030	0.0265	$21.83	$0.0090	$0.0355	$21.80	$21.7707
9	764.02	0.0150	1.030	0.0272	$22.45	$0.0092	$0.0365	$22.41	$22.3874
10	775.48	0.0150	1.030	0.0280	$23.09	$0.0095	$0.0375	$23.05	$23.0215
11	787.11	0.0150	1.030	0.0288	$23.74	$0.0098	$0.0386	$23.70	$23.6736
12	798.92	0.0150	1.030	0.0296	$24.41	$0.0100	$0.0397	$24.37	$24.3442

Cumulative Index Return	-0.13%
Return on ETNs (assumes no early redemption)	-2.50%

*	The Index Closing Level is also: (i) the Reset Initial Closing Level for the following month; and (ii) the Index Valuation Level for calculating the Call Settlement Amount, the Redemption Settlement Amount and the Cash Settlement Amount.
**	Previous Current Principal Amount is also the Financing Level.
#	This is also the Call Settlement Amount.
^	For Month End #12, this is also the Cash Settlement Amount.

You may receive Coupon Amounts during the term of the ETNs or a Stub Reference Distribution Amount at maturity or upon early redemption or our call. The hypothetical returns displayed in all of the examples above do not reflect any Coupon Amounts you may be entitled to receive during the term of the ETNs or any Stub Reference Distribution Amount you may be entitled to receive at maturity or upon early redemption or our call.

We cannot predict the actual level of the Index on any Trading Day or the market value of your ETNs, nor can we predict the relationship between the level of the Index and the market value of your ETNs at any time prior to the Maturity Date. The actual amount that a holder of the ETNs will receive at maturity or upon early redemption or our call, as the case may be, and the rate of return on the ETNs, will depend on the actual Index Closing Level, the Accrued Fees and the Redemption Fee, if applicable, and whether any Coupon Amount was paid during the term of the ETNs, whether any Coupon Amount is payable at maturity or upon our call and whether any Stub Reference Distribution Amount is payable at maturity or upon early redemption or our call. Moreover, the assumptions on which the hypothetical returns are based are purely for illustrative purposes. Consequently, the amount, in cash, to be paid in respect of your ETNs, if any, on the Maturity Date, any Redemption Settlement Date or the Call Settlement Date, as applicable, may be very different from the information reflected in the tables above. The hypothetical examples above are provided for purposes of information only.

The hypothetical examples are not indicative of the future performance of the Index, as measured by the level of the Index or what the value of your ETNs may be. Fluctuations in the hypothetical examples may be greater or less than fluctuations experienced by the holders of the ETNs. The hypothetical performance data shown above is for illustrative purposes only and does not represent the actual future performance of the ETNs.

RISK FACTORS

Your investment in the ETNs will involve risks. The ETNs are not secured debt and are considerably riskier than ordinary unsecured debt securities. Unlike ordinary debt securities, the return on the ETNs is linked to the monthly compounded two times leveraged performance of the Index and any distributions made with respect to the Index Constituents. The ETNs are two times leveraged with respect to the Index and, as a result, will benefit from two times any beneficial, but will be exposed to two times any adverse, monthly performance of the Index. As described in more detail below, the trading price of the ETNs may vary considerably before the Maturity Date, due to, among other things, fluctuations in the markets to which the Index Constituents are tied and other events that are difficult to predict and beyond our control. Investing in the ETNs is not equivalent to investing directly in the Index Constituents or the Index itself. This section describes the most significant risks relating to an investment in the ETNs. You should read the following information about these risks as well as the risks described in the most recent combined Annual Report on Form 20-F of Credit Suisse Group AG and as incorporated by reference in the accompanying prospectus, together with the other information in this pricing supplement and the accompanying prospectus supplement and prospectus, before investing in the ETNs.

Risks Relating to the Return on the ETNs

You may lose some or all of your investment.

The ETNs are fully exposed on a leveraged basis to any decline in the level of the Index. At maturity or upon early redemption or our call, you will lose some or all of your investment if the Index Closing Level is less than the Index Closing Level at the time you purchased your ETNs.

The amount of the Accrued Tracking Fee, the Accrued Financing Charge and the Redemption Fee, if applicable, will reduce the payment, if any, you will receive at maturity or upon early redemption or our call.

Even if the Index Closing Level is greater than the Index Closing Level at the time you purchased your ETNs, you may receive less than the amount of your investment in ETNs due to the Accrued Fees and, if applicable, the Redemption Fee. The amount of the Accrued Fees will reduce the payment, if any, you will receive at maturity or upon early redemption or our call, which could result in a loss to you on your investment, even if the Index Closing Level increases. In addition, if you redeem your ETNs prior to maturity, you will be charged a Redemption Fee equal to 0.125% of the product of the Current Principal Amount and the Index Factor. If the Index Closing Level, as compared to the Index Closing Level at the time you purchased your ETNs, decreases, or even if the Index Closing Level, as compared to the Index Closing Level at the time you purchased your ETNs, increases but does not increase sufficiently during the relevant period to offset the negative effect of any Accrued Fees and the Redemption Fee, if applicable, you will receive less than the amount of your investment in the ETNs at maturity or upon early redemption or our call. For more information on how the Accrued Fees and the Redemption Fee affect the value of the ETNs, see “Hypothetical Examples.”

The ETNs are not suitable for all investors. In particular, the ETNs should be purchased only by investors who understand leverage risk and the consequences of seeking monthly compounded leveraged investment results, and who intend to actively monitor and manage their investments.

The ETNs are not suitable for all investors. In particular, the ETNs entail leverage risk and should be purchased only by investors who understand leverage risk, including the risks inherent in being exposed to two times leverage on a monthly basis, and the consequences of seeking monthly compounded two times leveraged investment results generally. Investing in the ETNs is not equivalent to a direct investment in the Index because the Current Principal Amount is reset each month, resulting in the compounding of monthly returns. The amount you receive at maturity or upon early redemption or our call, will be contingent upon the monthly compounded two times leveraged performance of the Index during the term of the ETNs. There is no guarantee that you will receive at maturity or upon early redemption or our call, your investment back or any return on that investment. Significant adverse monthly performances for your ETNs may not be offset by any subsequent beneficial monthly performances of the same magnitude.

Leverage increases the sensitivity of your ETNs to changes in the level of the Index, which means that decreases in the level of the Index will result in a significantly greater decrease in the amount, if any, that you will receive on your ETNs, than if you invested in otherwise equivalent securities linked to the Index that are not leveraged.

Because the ETNs are leveraged, changes in the Index Closing Level as of any Monthly Valuation Date or Reset Valuation Date, as compared to the most recent Index Closing Level or Reset Initial Closing Level, will have a greater impact on the Current

Principal Amount, and therefore the amount, if any, that you will receive on your ETNs, than if you invested in securities linked to the Index that are not leveraged. In particular, any decrease in the Index Closing Level on any Monthly Valuation Date or Reset Valuation Date as compared to the most recent Index Closing Level or Reset Initial Closing Level will result in a significantly greater decrease in the Current Principal Amount, and therefore on your payment at maturity or upon early redemption or our call, and you will suffer losses on your investment in the ETNs substantially greater than you would if your securities did not contain a leverage component.

In addition, the calculation of the number of units of each Index Constituent that the Reference Holder is deemed to hold depends on the Current Principal Amount, as described in more detail in “Specific Terms of the ETNs — Coupon Payment” beginning on page PS-42. As a result, any increase or decrease in the Index Closing Level on any Monthly Valuation Date or Reset Valuation Date as compared to the most recent Index Closing Level or Reset Initial Closing Level will result in a significantly greater corresponding increase or decrease in the number of units of each Index Constituent that the Reference Holder is deemed to hold, and therefore a greater increase or decrease in the potential Coupon Amount, than if your ETNs did not contain a leverage component.

Due to the effect of compounding, if the Current Principal Amount increases, any subsequent adverse monthly performance will result in a larger dollar reduction from the Current Principal Amount than if the Current Principal Amount remained constant.

If the Current Principal Amount increases, the dollar amount which you can lose in any single month from an adverse monthly performance will increase correspondingly so that the dollar amount lost will be greater than if the Current Principal Amount were maintained at a constant level. The compounding effect is magnified because the Accrued Fees are calculated and subtracted from the Current Principal Amount on a monthly basis (and, in the event of a Leverage Reset Event, on each Leverage Reset Date), causing the net negative effect of the Accrued Fees to accumulate over time. This means that if you invest in the ETNs, you could lose more than 2% of your investment for each 1% of adverse monthly performance of the Index. The absolute level of the Accrued Fees is dependent on the path taken by the level of the Index over the term of the ETNs.

Due to the effect of compounding, if the Current Principal Amount decreases, any subsequent beneficial monthly performance will result in a smaller dollar increase on the Current Principal Amount than if the Current Principal Amount remained constant.

If the Current Principal Amount decreases, the dollar amount which you can gain in any single month from a beneficial monthly performance will decrease correspondingly. This is because the Index Factor will be applied to a smaller Current Principal Amount. As such, the dollar amount which you can gain from any beneficial monthly performance will be less than if the Current Principal Amount were maintained at a constant level. This means that if the Current Principal Amount decreases, it will take larger beneficial monthly performances to restore the value of your investment back to the amount of your investment than would have been the case if the Current Principal Amount were maintained at a constant level. The compounding effect is magnified because the Accrued Fees are calculated and subtracted from the Current Principal Amount on a monthly basis (and, in the event of a Leverage Reset Event, on each Leverage Reset Date), causing the net negative effect of the Accrued Fees to accumulate over time. Further, if you invest in the ETNs, you could gain less than 2% of your investment for each 1% of beneficial monthly performance.

As a result of compounding, the performance of the ETNs for periods greater than one month is likely to be either greater than or less than two times the performance of the Index, before accounting for the Accrued Fees and Redemption Fee, if applicable.

Because the Current Principal Amount is reset at least monthly, you will be exposed to the leveraged compounding of returns at least monthly. As a result, the performance of the ETNs for periods greater than one month is likely to be either greater than or less than two times the Index performance (the “Effective Leverage”), before accounting for Accrued Fees and the Redemption Fee, if applicable. A lower Effective Leverage will decrease any benefit you will receive from a positive Index performance. On the other hand, a higher Effective Leverage will magnify any negative Index performance.

The distributions you receive on the ETNs may be lower than those you would receive if you directly invested in a 2x leveraged portfolio of the Index Constituents.

Coupon payments on each ETN are intended to reflect the net cash dividends or distributions that you would receive at any given time if you held a 2x leveraged portfolio of the Index Constituents having the same weightings as that of the Index. Since the Current Principal Amount is reduced by the Accrued Fees on each Reset Date, over time these coupon payments may be less than the net cash dividends or distributions you could hypothetically receive on a similarly weighted 2x leveraged portfolio of the Index Constituents from which Accrued Fees are not deducted on each Reset Date. Such shortfall may be greater than the financing charges you would incur to finance such a hypothetical 2x leveraged portfolio, and may increase over time as a result of compounding.

Upon the occurrence of a Leverage Reset Event, the ETNs will be deleveraged, with the aim of resetting the then-current leverage to approximately 2.0. Leverage Reset Events may occur multiple times during the term of the ETNs and or even during the same calendar month.

A Leverage Reset Event will have the effect of deleveraging your ETNs with the aim of resetting the then-current leverage to approximately 2.0 based on the Current Principal Amount as of the Reset Valuation Date. Leverage Reset Events can occur multiple times during the term of the ETNs and multiple times within the same calendar month. This means that (i) the Current Principal Amount may be reset more frequently than monthly and (ii) the cumulative effect of compounding and fees will have increased as a result of the Leverage Reset Event(s). Because each Leverage Reset Event will have the effect of deleveraging your ETNs, following a Leverage Reset Event any increase in the Index Closing Level will have less of a positive effect on your ETNs relative to such an increase before the occurrence of such Leverage Reset Event.

The Accrued Financing Charge may be greater than financing costs that you would incur if you borrowed funds from a third party.

The Accrued Financing Charge seeks to compensate us for providing investors with the potential to receive a leveraged participation in movements in the Index Closing Level, and is intended to approximate the monthly financing costs that leveraged investors may have otherwise incurred had they sought to borrow funds at a similar rate from a third party to invest in the ETNs. However, there is no guarantee that the Accrued Financing Charge will correspond to the lowest level of financing costs that may be available to you. If the Accrued Financing Charge is greater than the financing costs you may otherwise incur or accrue from borrowing available funds from a third party for the same time period, your return on the ETNs may be less than your return on an investment in a different instrument linked to the performance of the Index where you used funds borrowed on more favorable terms from the third party to leverage your investment in such instrument.

Uncertainty about the future of LIBOR and the potential discontinuance of LIBOR may adversely affect the value of your ETNs.

On July 27, 2017, the Chief Executive of the United Kingdom Financial Conduct Authority (the “FCA”), which regulates LIBOR, announced that it intends to stop persuading or compelling banks to submit rates for the calculation of LIBOR to the administrator of LIBOR after 2021. The announcement indicates that the continuation of LIBOR on the current basis cannot and will not be guaranteed after 2021. It is impossible to predict whether and to what extent banks will continue to provide LIBOR submissions to the administrator of LIBOR or whether any additional reforms to LIBOR may be enacted in the United Kingdom or elsewhere. Similarly, it is impossible to predict what rate or rates may become accepted alternatives to LIBOR and it is impossible to predict the effect of any such alternatives on the value of LIBOR-based securities such as your ETNs. Uncertainty as to the nature of alternative reference rates and as to potential changes or other reforms to LIBOR may adversely affect the value and/or the trading market for LIBOR-based securities such as your ETNs.

Changes in the LIBOR rate may affect the value of your ETNs.

Your payment at maturity or upon early redemption or our call, will be reduced, in part, by the Accrued Financing Charge over the relevant period, which is linked, in part, to the three-month U.S. Dollar LIBOR rate. As a result, if the three-month U.S. Dollar LIBOR rate increases during the term of the ETNs, the Accrued Financing Charge will also increase, which will reduce the amount payable on your ETNs at maturity or upon early redemption or our call, and may adversely affect the market value of your ETNs.

In addition, concerns about the under-reporting and manipulation of interbank lending rates, which are used to calculate LIBOR, have existed since 2008. Final rules for the regulation and supervision of LIBOR by the FCA were published and came into effect on April 2, 2013 (the “FCA Rules”). In particular, the FCA Rules include requirements that (1) an independent LIBOR administrator monitor and survey LIBOR submissions to identify breaches of practice standards and/or potentially manipulative behavior, and (2) firms submitting data to LIBOR establish and maintain a clear conflicts of interest policy and appropriate systems and controls. In addition, ICE Benchmark Rate Administration Ltd. (the “ICE Administration”) has been appointed as the independent LIBOR administrator, effective February 1, 2014.

It is not possible to predict the effect of the FCA Rules, any changes in the methods pursuant to which the LIBOR rates are determined or any other reforms to LIBOR that will be enacted in the U.K. or elsewhere, which may adversely affect the trading market for LIBOR-based securities. Any such changes or reforms to LIBOR may result in a sudden or prolonged increase or decrease in reported LIBOR rates, which could have an adverse impact on the value of your ETNs. In addition, any changes announced by the FCA, the ICE Administration or any other successor governance or oversight body, or future changes adopted by such body, in the method pursuant to which the LIBOR rates are determined may result in a sudden or prolonged increase or decrease in the reported LIBOR rates. If that were to occur, the Accrued Financing Charge and the value of your ETNs may be affected.

You are not guaranteed to receive a Coupon Amount.

You will not receive a Coupon Amount on a Coupon Payment Date if the Reference Distribution Amount, calculated as of the corresponding Coupon Valuation Date, is equal to zero. Although the Index is designed to provide exposure to a diversified basket of Mortgage REITs, no assurance can be given as to the amount, if any, of dividends or distributions that will be paid with respect to the Index Constituents. As a result, the Reference Distribution Amount will vary depending on the Index Constituents and the amount of dividends and distributions paid thereon. Any payment on the ETNs is subject to our ability to pay our obligations as they become due.

We may redeem the ETNs prior to the Maturity Date.

On any Business Day, we may elect to redeem all, but not less than all, of the outstanding ETNs upon not less than sixteen (16) calendar days’ prior notice. If we elect to redeem your ETNs pursuant to our Call Right, you may not be able to reinvest at comparable terms or returns.

If we exercise our Call Right prior to maturity, your payment on the Call Settlement Date may be less than the Index Closing Level at the time we gave the notice of our election to call the ETNs.

As discussed above, we have the right to redeem all, but not less than all, of the issued and outstanding ETNs on any Business Day through and including the Maturity Date by providing notice to holders of the ETNs. We will provide notice at least sixteen (16) calendar days prior to the Call Settlement Date. The Call Settlement Amount per ETN will be equal to (a) the product of (i) the Current Principal Amount, multiplied by (ii) the Index Factor as of the Call Valuation Date, plus (b) the Coupon Amount, if any, with respect to the most recent Coupon Valuation Date on or before the Call Valuation Date if on the Call Valuation Date the Coupon Ex-Date with respect to such Coupon Amount has not yet occurred, plus (c) the Stub Reference Distribution Amount, if any, as of the Call Valuation Date minus (d) the Accrued Fees as of the Call Valuation Date. The Call Valuation Period will be a period of five consecutive Trading Days to, and including, the Call Valuation Date. The Call Valuation Date will be a date specified in the Call Notice, subject to postponement if such date is not a Trading Day or in the event of a Market Disruption Event. It is possible that the market prices of the relevant Index Constituents, and, as a result, the Index Closing Level and, in turn, the Index Factor of the ETNs, may vary significantly between when we provide the Call Notice and the Call Valuation Date, including potentially as a result of our trading activities during this period, as described further under “— Trading and other transactions by us or our affiliates in the Index Constituents, futures, options or other derivative products on such Index Constituents or the Index may impair the market value of the ETNs.” As a result, you may receive a Call Settlement Amount that is significantly less than the Index Closing Level on the Call Notice date and may be less than the amount of your investment in your ETNs.

Furthermore, if we choose to exercise our Call Right prior to maturity, you will lose the opportunity to continue to hold your ETNs and participate in any future performance of the Index, and you may be unable to invest in other securities with a risk/return profile similar to that of the ETNs.

The ETNs may not be a suitable investment for you.

The ETNs may not be a suitable investment for you if:

•	You are not willing to accept the risk that you may lose some or all of your investment.

•	You do not seek an investment with a return linked to the monthly compounded two times leveraged performance of the Index, which is intended to provide exposure to Mortgage REITs, and Coupon Amounts which are dependent on distributions made with respect to the Index Constituents.

•	You believe that the compounded two times leveraged monthly return of the Index will be negative during the term of the ETNs or the compounded two times leveraged monthly return will not be sufficient to offset the combined negative effect of the applicable fees built into the calculation of the payment at maturity or upon early redemption or our call.

•	You do not understand (i) leverage risk, including the risks inherent in being exposed to two times leverage on a monthly basis, and (ii) the consequences of seeking monthly compounded leveraged investment results generally, and you do not intend to actively monitor and manage your investment.

•	You do not understand (i) the risks of investing in the real estate industry and (ii) the organizational and operational risks inherent in Mortgage REITs, including risks connected to interest rates, mortgage prepayments and the fact that many Mortgage REITs are highly leveraged.

•	You are not willing to accept the risk that: (i) changes in the methods pursuant to which the LIBOR rates are determined may adversely affect the value of your ETNs; (ii) uncertainty about the future of LIBOR, the potential discontinuance of LIBOR and the nature of alternative reference rates may adversely affect the value of your ETNs; and (iii) it is impossible to predict the effect of any alternative rate or rates to LIBOR on the value of your ETNs. Your payment at maturity or upon early redemption or our call will be reduced, in part, by the Accrued Financing Charge over the relevant period, which is linked, in part, to the three-month U.S. Dollar LIBOR rate. As a result, changes in the LIBOR rate, the uncertainty about the future of LIBOR and/or the potential discontinuance of LIBOR may increase the Accrued Financing Charge and adversely affect the market value of your ETNs.

•	You do not have sufficient knowledge and experience to evaluate how the ETNs may perform under different conditions or the merits and risks of an investment in the ETNs.

•	You do not understand the terms of the investment in the ETNs or are not familiar with the behavior of the Index or financial markets generally.

•	You are not willing to hold securities that may be redeemed early by us pursuant to our Call Right.

•	You are not willing to be exposed to the risk of a Leverage Reset Event.

•	You are not willing to receive a lower amount of distributions on the ETNs than you would if you had directly invested in a two times leveraged portfolio of the Index Constituents.

•	You are not willing to accept the risk that the price at which you are able to sell the ETNs may be significantly less than the amount you invested.

•	You do not have sufficient financial resources and liquidity to bear the risks of an investment in the ETNs, including the risk of loss of your entire investment.

•	You do not seek current income from your investment, or you are not willing to accept the risk that you may not receive any Coupon Amounts.

•	You seek an investment for which there will be an active secondary market.

•	You are not comfortable with our creditworthiness as issuer of the ETNs.

Investors considering purchasing the ETNs should reach an investment decision only after carefully considering, with their advisers, the suitability of the ETNs in light of their particular circumstances.

There are restrictions on the minimum number of ETNs you may redeem and on the procedures and timing for early redemption.

You must redeem at least 50,000 ETNs, the minimum redemption amount, at one time. In addition, you must cause your broker or other person with whom you hold your ETNs to deliver a notice of early redemption, substantially in the form of Annex A (the “Redemption Notice”), to us by email or other electronic delivery as requested by us. If the Redemption Notice is delivered prior to 4:00 p.m., New York City time, on any Trading Day, the immediately following Trading Day will be the applicable Redemption Valuation Date. If the Redemption Notice is delivered at or after 4:00 p.m., New York City time, the applicable Redemption Valuation Date will be the second following Trading Day. Notwithstanding the foregoing, we will not accept a Redemption Notice submitted to us after June 30, 2036 or on any day after the fifth Trading Day preceding the Call Valuation Date.

If we receive your Redemption Notice prior to 4:00 p.m., New York City time, on any Trading Day, we will respond by sending your broker an acknowledgment of the Redemption Notice accepting your early redemption request by 7:30 p.m., New York

City time, on the Trading Day prior to the applicable Redemption Valuation Date. We or one of our affiliates must acknowledge to your broker or other person with whom you hold your ETNs acceptance of the Redemption Notice in order for your early redemption request to be effective.

Notwithstanding the foregoing, we may, at our option, waive the requirement that the Redemption Notice be delivered as set forth above, if confirmed by us that a written indication of an offer for early redemption has otherwise been accepted by us. Any such written indication that is delivered at or after 4:00 p.m., New York City time, on any Trading Day, will be deemed to have been made on the following Trading Day. For the avoidance of doubt, you may choose to comply with the procedures set forth above in lieu of the procedures in this clause, irrespective of any waiver by us.

You may not request redemption of your ETNs after June 30, 2036 or after the fifth Trading Day preceding the Call Valuation Date.

You may not request early redemption of your ETNs after June 30, 2036, which is the final Redemption Notice Date. In such case, your ETNs will instead be sold on the scheduled Maturity Date. You may not request early redemption of your ETNs if we deliver or have delivered a Call Notice, and your request is received on any Trading Day after the fifth Trading Day preceding the Call Valuation Date. In such case, your ETNs will instead be redeemed at our option on the relevant Call Settlement Date. The Call Settlement Amount may differ from the Redemption Settlement Amount you would have received had you redeemed your ETNs and may be payable on a different date than the Redemption Settlement Date.

You will not know the Redemption Settlement Amount for any ETNs you elect to redeem at the time you make such election.

In order to exercise your right to redeem your ETNs prior to maturity, you must cause your broker or other person with whom you hold your ETNs to deliver a Redemption Notice (as defined herein) to Credit Suisse (as defined herein) prior to 4:00 p.m. (New York City time) on the Business Day prior to your desired Redemption Valuation Date. The Redemption Settlement Amount cannot be determined until such Redemption Valuation Date, and as such you will not know the Redemption Settlement Amount for your ETNs at the time you make an election to redeem your ETNs, which becomes irrevocable after Credit Suisse confirms your offer. The Redemption Settlement Amount for your ETNs on the Redemption Valuation Date may be substantially less than it would have been on the prior day and may be zero.

You have no rights or interests in any of the Index Constituents or rights to receive any equity securities.

Investing in the ETNs will not make you a holder of any rights or interest in an Index Constituent. Neither you nor any other holder or owner of the ETNs will have any voting rights, any right to receive distributions or any other rights with respect to the Index Constituents. The Cash Settlement Amount, the Redemption Settlement Amount or the Call Settlement Amount, if any, will be paid in U.S. dollars, and you will have no right to receive delivery of any interests in the Index Constituents. The return on your ETNs may not reflect the return you would realize if you actually owned any of the Index Constituents.

The calculation of the Reference Distribution Amount and the Stub Reference Distribution Amount is based on net, rather than gross, cash distributions, which may result in a lower Coupon Amount.

The Reference Distribution Amount and the Stub Reference Distribution Amount are calculated based on the net cash distributions, if any, that a Reference Holder of the Index Constituents would have received. This means that, if applicable, the cash distribution amounts that are used to calculate the Reference Distribution Amount and the Stub Reference Distribution Amount will reflect reductions for withholding taxes in respect of cash distributions of non-U.S. Index Constituents in the Index, if any. This may result in a lower Coupon Amount than would have been paid if the Reference Distribution Amount and the Stub Reference Distribution Amount were based on gross cash distributions. Such adjustments, if applicable, are made without regard to how Credit Suisse offsets or hedges its exposure arising from the issuance of the ETNs. In the event that the calculation of the Reference Distribution Amount or Stub Reference Distribution Amount is affected by any applicable withholding taxes, we will not compensate you for such reductions by paying the additional amounts described in the accompanying prospectus and prospectus supplement under “Description of Debt Securities — Payment of Additional Amounts.”

The market value of the ETNs may be influenced by many unpredictable factors.

The market value of your ETNs may fluctuate greatly during the term of the ETNs. Several factors, many of which are beyond our control, will influence the market value of the ETNs. We expect that, generally, the level of the Index will affect the market value of the ETNs more than any other factor. Other factors that may influence the market value of the ETNs include:

•	the volatility of the Index (i.e., the frequency and magnitude of changes in the level of the Index) and of options or other financial instruments relating to the Index;

•	the market prices of the Index Constituents;

•	the dividend or distribution rates paid by the Index Constituents;

•	the time remaining to the maturity of the ETNs;

•	supply and demand for the ETNs, including to the extent affected by inventory positions held by us or any market maker;

•	the amount of the Accrued Fees;

•	interest rates;

•	any discontinuation of LIBOR;

•	economic, financial, political, regulatory, geographical, agricultural, judicial or other events that affect the level of the Index or the market prices of the Index Constituents, or that affect markets generally;

•	supply and demand for the ETNs in the secondary market, including but not limited to, our inventory positions or those of any market maker or other person or entity who is trading the ETNs and any decision we make not to issue additional ETNs or to cease or suspend sales of ETNs from inventory, or the subsequent resumption of any such activity (supply and demand for the ETNs will be affected by the total issuance of ETNs, and we are under no obligation to issue additional ETNs to increase the supply);

•	supply and demand in the listed and over-the-counter derivative markets;

•	supply and demand, as well as hedging activities in the equity-linked structured product markets; and

•	the actual and perceived creditworthiness of Credit Suisse.

These factors interrelate in complex ways, and the effect of one factor on the market value of your ETNs may offset or enhance the effect of another factor. Therefore, you may sustain a significant loss on your investment in the ETNs.

The Intraday Indicative Value and the Closing Indicative Value are not the same as the closing price or any other trading price of the ETNs in the secondary market.

The ETNs track the monthly performance of the underlying Index, as reflected by their Intraday Indicative Value and the Closing Indicative Value. The Intraday Indicative Value and the Closing Indicative Value are not the same as the closing price or any other trading price, which is the price at which you may be able to sell your ETNs in the secondary market, if one exists. The Closing Indicative Value of the ETNs on any Trading Day after the Initial Trade Date will be calculated by the IV Calculation Agent and will be equal to (a) the product of (i) the Current Principal Amount, multiplied by (ii) the Index Factor as of such Trading Day, plus (b) the Coupon Amount, if any, with respect to the most recent Coupon Valuation Date on or before such Trading Day if on such Trading Day the Coupon Ex-Date with respect to such Coupon Amount has not yet occurred, plus (c) the Stub Reference Distribution Amount, if any, as of such Trading Day, minus (d) the Accrued Fees as of such Trading Day. If the Closing Indicative Value of the ETNs is equal to or less than zero on any Trading Day, the Closing Indicative Value on that day, and all future days, will be zero. See “Valuation of the Index and the ETNs — Closing Indicative Value of the ETNs.”

By contrast, the trading price of the ETNs at any time is the price at which you may be able to sell your ETNs in the secondary market at such time, if one exists. In the absence of an active secondary market for the ETNs, the last reported trading price may not reflect the actual price at which you may be able to sell your ETNs at a particular time. The trading price of the ETNs at any time may vary significantly from their Indicative Value at such time due to, among other things, imbalances of supply and demand, lack of liquidity, transaction costs, credit considerations and bid-offer spreads.

Paying a premium purchase price over the Indicative Value of the ETNs could lead to significant losses in the event you sell your ETNs at a time when such premium is no longer present in the marketplace or the ETNs are called. We may, without providing you notice or obtaining your consent, create and issue ETNs in addition to those offered by this pricing supplement having the same terms and conditions as the ETNs. However, we are under no obligation to sell additional ETNs at any time, and we may suspend issuance of new ETNs at any time without providing you notice or obtaining your consent. If we limit, restrict or stop sales of such additional ETNs, or if we subsequently resume sales of such additional ETNs, the trading price and liquidity of the ETNs in the secondary market could be materially and adversely affected, including an increase or decline in the premium purchase price of the ETNs over the Intraday Indicative Value or the Closing Indicative Value of the ETNs. Before trading in the secondary market, you should compare the Closing Indicative Value and Intraday Indicative Value with the then-prevailing trading price of the ETNs. The Closing Indicative Value and the Intraday Indicative Value of the ETNs will be calculated by the IV Calculation Agent and published on each Trading Day under the Bloomberg ticker symbol “REMLIV <INDEX>” and may also be calculated and published by other sources. The publishing of such values by the IV Calculation Agent or by others is subject to delay or postponement and published values may be inaccurate as a result of miscalculations, human error, or systems and technology errors. Credit Suisse does not (i) guarantee the completeness or accuracy of any published Indicative Value, (ii) make any representation or warranty with regard to any published Indicative Value, or (iii) assume responsibility for losses or damages arising out of your use of any published Indicative Value or any subsequent corrections or amendments to any published Indicative Value.

The ETNs may trade at a substantial premium to or discount from the Closing Indicative Value and/or Intraday Indicative Value.

If you sell your ETNs on the secondary market, you will receive the market price for your ETNs, which may be substantially above or below the Closing Indicative Value and/or the Intraday Indicative Value. Paying a premium purchase price over the Intraday Indicative Value could lead to significant losses if you sell or redeem your ETNs at a time when such premium is no longer present in the market place or if we exercise our right to redeem the ETNs. Furthermore, if you sell your ETNs at a price which reflects a discount below the Closing Indicative Value, you may experience a significant loss.

A premium or discount in the trading price of the ETNs as compared to their Indicative Value can arise quickly and under a variety of circumstances. For example, a premium or discount may arise due to imbalances in the supply and demand of the ETNs (including as a result of any decision of ours to issue, stop issuing or resume issuing additional ETNs), the Index Constituents or derivatives related to the ETNs, the Index Constituents and the Index, trading disruptions or limitations to any of the foregoing or the occurrence or continuation of a Market Disruption Event. Premiums and discounts can also arise as a result of the composite performance of tax-qualified U.S. mortgage real estate investment trusts included in the Index, trading disruptions or limitations to any of the forgoing, or the occurrence or continuation of a Market Disruption Event. Premiums and discounts can also arise as a result of timing mismatches that occur as a result of different trading hours between or among the ETNs, halts in trading of the equity securities included in the S&P 500 Index or other derivative instruments, actions (or failure to take action) by the Index Sponsor, transaction costs, credit considerations and bid-offer spreads related to the ETNs, the Index Constituents or derivatives related to the ETNs, the Index Constituents and the Index. Technological issues or human error, such as mistakes by service providers, market participants and others can cause dislocations between the trading price of the ETNs and their Indicative Value. Low trading volumes of the ETNs can result in mismatches between the trading price and the Indicative Value. Finally, premiums or discounts can arise during periods of severe volatility.

Any premium or discount may be reduced or eliminated at any time.

The Closing Indicative Value is likely to differ materially from the Cash Settlement Amount and the Call Settlement Amount.

Although the Closing Indicative Value approximates the Call Settlement Amount and the Cash Settlement Amount of the ETNs as of the applicable time, it is neither the Call Settlement Amount nor the Cash Settlement Amount. The Call Settlement Amount and the Cash Settlement Amount are likely to differ materially from the Closing Indicative Value. This is because:

●	The Cash Settlement Amount and the Call Settlement Amount are calculated using an average of the Index Closing Levels during the Final Valuation Period and the Call Valuation Period, respectively, and not the Index Closing Level on a single day;

●	The relevant Index Closing Levels during the Final Valuation Period and the Call Valuation Period, as applicable, may be materially different from the single Index Closing Level used to calculate the Closing Indicative Value;

●	The Index Performance Ratio during the Final Valuation Period and the Call Valuation Period, as applicable, may be materially different from such value used to calculate the Closing Indicative Value; and

●	The Closing Indicative Value does not take into account the declining deemed holdings of the Reference Holder of the Index Constituents in the calculation of the Stub Reference Distribution Amount during the Final Valuation Period and the Call Valuation Period, as applicable.

In addition, the Redemption Settlement Amount differs from the Closing Indicative Value because it is reduced by the Redemption Fee and the Index Closing Level for any Redemption Settlement Amount is determined on the applicable Redemption Valuation Date.

The Calculation Agent can postpone the determination of the Index Closing Level and thus the applicable Redemption Settlement Date, the Call Settlement Date or the Maturity Date if a market disruption event occurs on the Redemption Valuation Date or during the applicable Valuation Period.

The determination of the Index Closing Level may be postponed if the Calculation Agent determines that a market disruption event has occurred or is continuing during the Final Valuation Period or the Call Valuation Period, or on the Redemption Valuation Date. If such a postponement occurs, then the Calculation Agent will instead use the level of the Index on the first Trading Day after that day on which no market disruption event occurs or is continuing. In no event, however, will the Final Valuation Date, the Call Valuation Date or the applicable Redemption Valuation Date for the ETNs be postponed by more than three Trading Days. As a result, the applicable Redemption Settlement Date, the Call Settlement Date or the Maturity Date for the ETNs could also be postponed, although not by more than three Trading Days. If the Final Valuation Date, the Call Valuation Date or the applicable Redemption Valuation Date is postponed to the last possible Trading Day, but a market disruption event occurs or is continuing on such last possible Trading Day, that Trading Day will nevertheless be the final Trading Day in the Final Valuation Period or the Call Valuation Period, or will be the Redemption Valuation Date. If a market disruption event is occurring on the last possible Trading Day in the Final Valuation Period or the Call Valuation Period, or on the Redemption Valuation Date, then the Calculation Agent will make a good faith estimate in its sole discretion of the Index Closing Level that would have prevailed in the absence of the market disruption event. See “Specific Terms of the ETNs — Market Disruption Event.”

Risks Relating to the Index

Risk of investing in Mortgage REITs.

Mortgage REITs are exposed to the risks specific to the real estate market as well as the risks that relate specifically to the way in which Mortgage REITs are organized and operated. Mortgage REITs receive principal and interest payments from the owners of the mortgaged properties. Accordingly, Mortgage REITs are subject to the credit risk of the borrowers to whom they extend credit.

Credit risk refers to the possibility that the borrower will be unable and/or unwilling to make timely interest payments and/or repay the principal on the loan to a Mortgage REIT when due. To the extent that a Mortgage REIT invests in mortgage-backed securities offered by private issuers, such as commercial banks, savings and loan institutions, private mortgage insurance companies, mortgage bankers and other secondary market issuers, the Mortgage REIT may be subject to the credit risk of the issuer, in addition to other risks. Timely payment of interest and principal of non-governmental issuers may be supported by various forms of private insurance or guarantees, including individual loan, title, pool and hazard insurance purchased by the issuer. There can be no assurance that the private insurers can meet their obligations under the applicable insurance policies or guarantees. Mortgage REITs may invest in mortgage pools and, therefore, unexpected high rates of default on the mortgages held by a mortgage pool may adversely affect the value of a mortgage-backed security and could result in losses to a Mortgage REIT. The risk of such defaults is generally higher in the case of mortgage pools that include subprime mortgages. To the extent that a Mortgage REIT’s portfolio is exposed to lower-rated, unsecured or subordinated instruments, the risk of loss may increase, which may have a negative impact on the ETNs.

Mortgage REITs are subject to significant interest rate risk. Interest rate risk refers to fluctuations in the value of a Mortgage REIT’s investment in fixed rate obligations resulting from changes in the general level of interest rates. When the general level of interest rates goes up, the value of a Mortgage REIT’s investment in fixed rate obligations goes down. When the general level of interest rates goes down, the value of a Mortgage REIT’s investment in fixed rate obligations goes up.

Mortgage REITs typically use leverage and many are highly leveraged, which exposes them to leverage risk. Leverage risk refers to the risk that leverage created from borrowing may impair a Mortgage REIT’s liquidity, cause it to liquidate positions at an unfavorable time and increase the volatility of the values of securities issued by the Mortgage REIT. The use of leverage may not be advantageous to a Mortgage REIT. The success of using leverage is dependent on whether the returns on investments made using the proceeds of leverage exceed the cost of using leverage. To the extent that a Mortgage REIT incurs significant leverage, it may incur substantial losses if its borrowing costs increase. Borrowing costs may increase for any of the following reasons: short-term interest rates increase; the market value of a Mortgage REIT’s assets decrease; interest rate volatility increases; or the availability of financing in the market decreases. During periods of adverse market conditions the use of leverage may cause a Mortgage REIT to lose more money than would have been the case if leverage was not used.

Mortgage REITs are subject to prepayment risk, which is the risk that borrowers may prepay their mortgage loans at faster than expected rates. Prepayment rates generally increase when interest rates fall and decrease when interest rates rise. These faster than expected payments may adversely affect a Mortgage REIT’s profitability because the Mortgage REIT may be forced to replace investments that have been redeemed or repaid early with other investments having a lower yield. Additionally, rising interest rates may cause the duration of a Mortgage REIT’s investments to be longer than anticipated and increase such investments’ interest rate sensitivity.

Mortgage REITs, like all REITs, are subject to special U.S. federal tax requirements. A Mortgage REIT’s failure to comply with these requirements may negatively affect its performance.

Mortgage REITs typically conduct their operations and the operations of their subsidiaries so that they are exempted from investment company status under Section 3(c)(5)(C) of the Investment Company Act, which exempts from the definition of “investment company” entities primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate, and rely on guidance from the SEC staff as to the nature and amount of various types of assets in which they may invest. New or revised guidance from the SEC staff may require some Mortgage REITs to change their investment strategy in order to continue to qualify for the exemption.

Mortgage REITs may be dependent upon their management skills and may have limited financial resources. Mortgage REITs are generally not diversified and may be subject to heavy cash flow dependency, default by borrowers and self-liquidation. In addition, transactions between Mortgage REITs and their affiliates may be subject to conflicts of interest which may adversely affect a Mortgage REIT’s unitholders.

Risk of investing in the real estate industry.

The Index is currently comprised of Mortgage REITs, which subjects the value of the Index to many of the risks of owning real estate directly. Real estate is highly sensitive to general and local economic conditions and developments and is characterized by intense competition and periodic overbuilding. The U.S. residential and commercial real estate markets may, in the future, experience and have, in the past, experienced a decline in value, with certain regions experiencing significant losses in property values. As a result, adverse economic, business or political developments affecting the value of real estate could affect the value of the ETNs.

Mortgage REITs may hold mortgages on a limited number of properties or properties that are concentrated in a particular geographic region or property type.

Investments in the real estate industry are also subject to functional and regulatory risks. Mortgage REITs may be impacted by the reduced desirability of properties or extended vacancies due to economic conditions and tenant bankruptcies or the destruction of properties due to catastrophic events such as natural disasters and terrorist acts. Real estate income and values may also be adversely affected by applicable laws (including tax laws). Government actions, such as tax increases, zoning law changes or environmental regulations also may have a major impact on the real estate industry, which could affect the value of the ETNs.

The Index Sponsor and Index Calculation Agent may, in their sole discretion, discontinue the public disclosure of the level of the Index or the Index Closing Level, and the Index Sponsor may adjust the Index in a way that affects the level of the Index.

FTSE serves as the Index Sponsor and the Index Calculation Agent. The Index Sponsor and the Index Calculation Agent are not under any obligation to continue to calculate and publish the level of the Index or the Index Closing Level or required to calculate similar values for any Successor Index. Additionally, the Index Calculation Agent may alter, discontinue or suspend calculation or dissemination of the Index. If the Index Calculation Agent discontinues such public disclosure, we may not be able to provide the intraday values related to the Index required to maintain any listing of the ETNs on the NYSE Arca. If the ETNs are delisted, the liquidity of the market for the ETNs may be materially and adversely affected and you may sustain significant losses if you sell your ETNs in the secondary market. We are not required to maintain any listing of the ETNs on the NYSE Arca or any other exchange.

The Index Sponsor may adjust the Index in a way that affects the level of the Index, and the Index Sponsor does not have any obligation to consider your interests. The Index Sponsor can add, delete or substitute the Index Constituents or make other methodological changes that could change the Index Closing Level. You should realize that the changing of Index Constituents may affect the Index, as a newly added Index Constituent may perform significantly better or worse than the Index Constituent or Index Constituents it replaces.

Any of these actions could adversely affect the value of the ETNs. The Index Calculation Agent does not have any obligation to consider your interests in calculating the Index, and the Index Sponsor does not have any obligation to consider your interests in revising the Index. See “The FTSE NAREIT All Mortgage Capped Index.”

Changes that affect the composition and calculation of the Index will affect the market value of the ETNs and the Redemption Settlement Amount.

The amount payable on the ETNs and their market value could be affected if FTSE, in its sole discretion, discontinues or suspends calculation of the Index, in which case it may become difficult to determine the market value of the ETNs. If events such as these occur, or if the Index Closing Level is not available because of a market disruption event or for any other reason, the Calculation Agent will make a good faith estimate in its sole discretion of the Index Closing Level that would have prevailed in the absence of the market disruption event. If the Calculation Agent determines that the publication of the Index is discontinued and that there is no Successor Index on the date when the Index Closing Level is required to be determined, the Calculation Agent will determine the relevant Index levels using the closing trading price and published share weighting of each Index Constituent included in the Index or Successor Index, as applicable, immediately prior to such discontinuation or unavailability.

Historical levels of the Index should not be taken as an indication of future performance during the term of the ETNs.

The actual performance of the Index over the term of the ETNs, as well as the amount payable at maturity or upon early redemption or our call, may bear little relation to the historical performance of the Index, which is limited as of the date of this prospectus supplement. The performance of the Index Constituents will determine the Index Closing Level on the Maturity Date, any given Redemption Settlement Date, the Call Settlement Date or the Index Closing Level at other times during the term of the ETNs. As a result, it is impossible to predict whether the Index Closing Level will rise or fall.

 An Index Constituent may be replaced upon the occurrence of certain adverse events.

An exchange may replace or delist an Index Constituent. Procedures have been established by the Index Sponsor to address such events, which may include, among other things, a market disruption event (as it pertains to the Index) or the replacement or delisting of an Index Constituent. There can be no assurance, however, that a market disruption event (as it pertains to the Index), the replacement or delisting of an Index Constituent, or any other force majeure event, will not have an adverse or distortive effect on the value of the Index or the manner in which it is calculated and, therefore, may have any adverse impact on the value of the ETNs. An Index Constituent may also be removed from the Index, as described under “The FTSE NAREIT All Mortgage Capped Index.”

We and our affiliates have no affiliation with the Index Sponsor and are not responsible for their public disclosure of information.

We and our affiliates are not affiliated with the Index Sponsor (except for the licensing arrangements discussed under “The FTSE NAREIT All Mortgage Capped Index— License Agreement”) and have no ability to control or predict its actions, including any errors in or discontinuation of public disclosure regarding methods or policies relating to the calculation of the Index. If the Index Sponsor discontinues or suspends the calculation of the Index, it may become difficult to determine the market value of the ETNs and the payment at maturity. The Calculation Agent may designate a Successor Index in its sole discretion. If the Calculation Agent determines in its sole discretion that no Successor Index comparable to the Index exists, the payment you receive at maturity or upon early redemption or our call will be determined by the Calculation Agent in its sole discretion. See “Specific Terms of the ETNs — Market Disruption Event” on page PS-50 and “Specific Terms of the ETNs — Calculation Agent” on page PS-49. The Index Sponsor is not involved in the offer of the ETNs in any way and has no obligation to consider your interest as an owner of the ETNs in taking any actions that might affect the market value of your ETNs.

We have derived the information about the Index Sponsor and the Index from publicly available information, without independent verification. We have not conducted any independent review or due diligence of publicly available information with respect to the Index Sponsor or the Index. You, as an investor in the ETNs, should make your own independent investigation into the Index Sponsor and the Index.

Index calculation disruption events may require an adjustment to the calculation of the Index.

At any time during the term of the ETNs, the intraday and daily calculations of the level of the Index may be adjusted in the event that the Calculation Agent determines that any of the following Index calculation disruption events exists: the termination or suspension of, or material limitation or disruption in the trading of any of the Index Constituents. Any such Index calculation disruption event may have an adverse impact on the level of the Index or the manner in which each is calculated and, therefore, may have an adverse effect on the market value of the ETNs. See “Specific Terms of the ETNs — Market Disruption Event.”

Suspensions or disruptions to the calculation of the Index may adversely affect the value of your ETNs.

In addition, suspensions or disruptions to the calculation of the Index, whether due to the application of the Index methodology, human error, Index Sponsor discretion or otherwise, can result in lags, delays and distortions to the Index. Under these circumstances, a comparison of the then-current Intraday Indicative Value of the ETNs to the then-prevailing secondary market price, if any, may impair your ability to accurately assess the intrinsic value of the ETNs as compared to their then current market price, including any premium or discount thereto. You should proceed with extreme caution in trading the ETNs during such time.

Risks Relating to Liquidity and the Secondary Market

The liquidity of the market for the ETNs may vary materially over time, and may be limited if you do not hold at least 50,000 ETNs.

As stated on the cover of this pricing supplement, we sold a portion of the ETNs following the Initial Trade Date, and the remainder of the ETNs may be offered and sold from time to time, through CSSU, our affiliate, as agent, to investors and to dealers acting as principals. Also, the number of ETNs outstanding or held by persons other than our affiliates could be reduced at any time due to early redemptions of the ETNs. We may suspend or cease sales of the ETNs at any time, at our sole discretion. Accordingly, the liquidity of the market for the ETNs could vary materially over the term of the ETNs. While you may elect to redeem your ETNs prior to maturity, early redemption is subject to the conditions and procedures described elsewhere in this pricing supplement, including the condition that you must redeem at least 50,000 ETNs at one time in order to exercise your right to redeem your ETNs on any Redemption Settlement Date.

The NYSE Arca may halt trading in the ETNs or may limit the extent to which trading prices may change within specified time periods, which in either case would adversely impact investors’ ability to sell the ETNs.

Trading in the ETNs may be halted due to market conditions or, in the judgment of the exchange, if necessary to protect investors or in the public interest. General exchange trading is subject to trading halts caused by extraordinary market volatility pursuant to “circuit breaker” rules based on a specified decline in a market index (e.g., the S&P 500® Index). In addition, the ETNs may be subject to “limit up” and “limit down” rules or trading pause requirements that are triggered by a significant change in the trading price of the ETNs within a specified period of time. These “limit up” and “limit down” and trading pause rules, if triggered, could prevent investors from transacting at a trading price that approximates the then-prevailing Intraday Indicative Value, or at all. If the level of the Index declines precipitously during the trading day, triggering a “limit down” mechanism or trading pause, you may be unable to sell your ETNs for some period of time, either because no trading at all is permitted or because the price that any purchaser would be willing to pay for them at the time may be significantly below the lowest price that a purchaser would be permitted to pay for them on the exchange. In that circumstance, by the time you are finally able to sell your ETNs, you may have incurred significantly greater losses than you would have incurred had you been able to sell them when you initially wanted to. Exchange rules relating to these matters are subject to change from time to time.

There may not be an active trading market in the ETNs; sales in the secondary market may result in significant losses.

The ETNs are listed on the NYSE Arca and the ETNs may trade in after-hours trading. As long as an active secondary market in the ETNs exists, we expect that investors will purchase and sell the ETNs primarily in this secondary market. We have no obligation to maintain any listing on NYSE Arca or any other exchange or quotation system. Under certain circumstances, the ETNs may be subject to delisting by the NYSE Arca. We have not and do not intend to list the ETNs on any other exchange. No PRIIPs key information document (KID) has been prepared as the ETNs are not available to retail investors in the European Economic Area. Even if an active secondary market for the ETNs exists, it may not provide significant liquidity or trade at prices advantageous to you. As a result, if you sell your ETNs in the secondary market, you may have to do so at a price that is lower than your purchase price and you may suffer significant losses. In addition, if you sell your ETNs in the secondary market at a discount from the prevailing Indicative Value, you may receive sale proceeds that are lower than if you had otherwise sold your ETNs at a time when such discount was not present in the marketplace or if the ETNs had been redeemed or called. Trading the ETNs during after-hours trading may involve trading at a time when there is no recent Indicative Value available, which would impair your ability to accurately assess the intrinsic value of the ETNs relative to the price available during such after-hours trading, including any premium or discount thereto.

We may sell additional ETNs at different prices but we are under no obligation to issue or sell such additional ETNs at any time. If we do sell such additional ETNs, we may limit or restrict such sales, including by adding conditions on such additional issuances and sales at our sole discretion, and we may stop and subsequently resume selling such additional ETNs at any time.

In our sole discretion, we may decide to issue and sell additional ETNs from time to time at a price that is higher or lower than the Stated Principal Amount, based on the Indicative Value of the ETNs at that time. The price of the ETNs in any subsequent sale may differ substantially (higher or lower) from the issue price paid in connection with any other issuance of such ETNs. Sales of the ETNs will be made at market prices prevailing at the time of sale, at prices related to market prices or at negotiated prices. Additionally, any ETNs held by us or an affiliate in inventory may be resold at prevailing market prices or lent to market participants who may have made short sales of the ETNs. However, we are under no obligation to issue or sell any additional ETNs at any time, and if we do sell such additional ETNs, we may limit or restrict such sales, including by adding conditions on such additional issuances and sales at our sole discretion, and we may stop and subsequently resume selling such additional ETNs at any time. If we start selling such additional ETNs, we may stop selling such additional ETNs for any reason, which could materially and adversely affect the trading price and liquidity of such ETNs in the secondary market. Furthermore, unless we indicate otherwise, if we suspend selling additional ETNs, we reserve the right to resume selling additional ETNs at any time, which might result in the reduction or elimination of any premium in the trading price.

Suspension of additional issuances of the ETNs can also result in a significant reduction in the number of outstanding ETNs if investors subsequently redeem their ETNs. If the total number of outstanding ETNs has fallen to a level that is close to or below the minimum redemption amount, you may not be able to purchase enough ETNs to meet the minimum size requirement in order to exercise your early redemption right. The unavailability of the early redemption right can result in the ETNs trading in the secondary market at discounted prices below the Intraday Indicative Value. Having to sell your ETNs at a discounted sale price below the Intraday Indicative Value of the ETNs could lead to significant losses. Prior to making an investment in the ETNs, you should take into account whether or not the trading price is tracking the Intraday Indicative Value of the ETNs.

Risks Relating to the Creditworthiness, Conflicts of Interest, Hedging Activities and Regulation of Credit Suisse

The ETNs are subject to the credit risk of Credit Suisse.

The ETNs are senior unsecured debt obligations of the issuer, Credit Suisse, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the ETNs, including any Coupon Payment, if any, payment at maturity or upon early redemption or our call, depends on our ability to satisfy our obligations as they come due. As a result, any adverse changes in the market’s view of our creditworthiness or any increase in our credit spreads will affect the market value, if any, of the ETNs prior to maturity, early redemption or our call. In addition, in the event we were to default on our obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Changes in our credit ratings may affect the market value of the ETNs.

Our credit ratings are an assessment of our ability to pay our obligations, including those on the ETNs. Consequently, actual or anticipated changes in our credit ratings may affect the market value of the ETNs. However, because the return on the ETNs is dependent upon certain factors in addition to our ability to pay our obligations on the ETNs, an improvement in our credit ratings will not reduce the other investment risks related to the ETNs. Therefore, an improvement in our credit ratings may or may not have a positive effect on the market value of the ETNs.

Trading and other transactions by us or our affiliates in the Index Constituents, futures, options, or other derivative products of such Index Constituents or the Index may impair the market value of the ETNs.

As described below under “Supplemental Use of Proceeds and Hedging” on page PS-55, Credit Suisse or its affiliates may hedge their obligations under the ETNs by purchasing the Index Constituents, futures or options on the Index Constituents or the Index or other derivative instruments with returns linked or related to changes in the performance of the Index Constituents or the Index, and they may adjust these hedges by, among other things, purchasing or selling the Index Constituents, futures, options or other derivative instruments with returns linked or related to changes in the performance of the Index Constituents or the Index at any time. Although they are not expected to, any of these hedging activities may adversely affect the market price of such Index Constituents and/or the level of the Index and, therefore, the market value of the ETNs. It is possible that we or our affiliates could receive substantial returns from these hedging activities while the market value of the ETNs declines.

We or our affiliates may also engage in trading in the Index Constituents and other investments relating to the Index Constituents or the Index on a regular basis as part of our general broker-dealer and other businesses, for proprietary accounts, for other accounts under management or to facilitate transactions for customers, including block transactions. Any of these activities could adversely affect the market prices of the Index Constituents and the level of the Index and, therefore, the market value of the ETNs. We or our affiliates may also issue or underwrite other securities or financial or derivative instruments with returns linked or related to changes in the performance of any Index Constituents or the Index. By introducing competing products into the marketplace in this manner, we or our affiliates could adversely affect the market value of the ETNs.

We or our affiliates may publish research, express opinions or provide recommendations that are inconsistent with investing in or holding the ETNs. Any such research, opinions or recommendations could affect the market prices of the Index Constituents, the level of the Index or the market value of the ETNs.

We and our affiliates publish research from time to time on stocks or commodities and other matters that may influence the value of the ETNs, or express opinions or provide recommendations that are inconsistent with purchasing or holding the ETNs. Any research, opinions or recommendations expressed by us or our affiliates may not be consistent with each other and may be modified from time to time without notice. The ETNs are linked to an Index that is intended to measure the performance of Mortgage REITs. Investors should make their own independent investigation of the merits of investing in the ETNs and the Index to which the ETNs are linked.

Our or our affiliates’ business activities may create conflicts of interest.

As noted above, we and our affiliates expect to engage in trading activities related to the Index and the Index Constituents that are not for the account of holders of the ETNs or on their behalf. These trading activities may present a conflict between the holders’ interest in the ETNs and the interests we and our affiliates will have in their proprietary accounts, in facilitating transactions, including options and other derivatives transactions, for their customers and in accounts under their management. These trading activities, if they influence the level of the Index, could have an adverse impact on the market value of the ETNs.

There are potential conflicts of interest between you and the Calculation Agent.

Our affiliate, Credit Suisse International (“CSi”), will serve as the Calculation Agent. CSi will, among other things, decide the amount of the return paid out to you on the ETNs at maturity or upon early redemption or our call. For a fuller description of the Calculation Agent’s role, see “Specific Terms of the ETNs — Calculation Agent” on page PS-49. The Calculation Agent will exercise its judgment when performing its functions. For example, the Calculation Agent may have to determine whether a market disruption event affecting the Index Constituents or the Index has occurred or is continuing on a day during the Call Valuation Period or the Final Valuation Period, or on the Redemption Valuation Date. This determination may, in turn, depend on the Calculation Agent’s judgment of whether the event has materially interfered with our ability to unwind our hedge positions. Since these determinations by the Calculation Agent may affect the market value of the ETNs, the Calculation Agent may have a conflict of interest if it needs to make any such decision.

Credit Suisse is subject to Swiss Regulation.

As a Swiss bank, Credit Suisse is subject to regulation by governmental agencies, supervisory authorities and self-regulatory organizations in Switzerland. Such regulation is increasingly more extensive and complex and subjects Credit Suisse to risks. For example, pursuant to Swiss banking laws, FINMA may open resolution proceedings if there are justified concerns that Credit Suisse is over-indebted, has serious liquidity problems or no longer fulfills capital adequacy requirements. FINMA has broad powers and discretion in the case of resolution proceedings, which include the power to convert debt instruments and other liabilities of Credit Suisse into equity and/or cancel such liabilities in whole or in part. If one or more of these measures were imposed, such measures may adversely affect the terms and market value of the ETNs and/or the ability of Credit Suisse to make payments thereunder, and you may not receive any amounts owed to you under the ETNs.

Risks Relating to Tax Consequences

The Tax Consequences of Owning ETNs May Be Less Favorable Than a Direct Investment in the Index Constituents and Are Uncertain.

Absent a change in law or an administrative or judicial ruling to the contrary, pursuant to the terms of the ETNs, you agree to treat the ETNs for all U.S. federal income tax purposes as a pre-paid forward contract with respect to the Index. This agreed treatment may have timing and character consequences that result in you owing more U.S. federal income tax than you would have owed if you had instead made a direct investment in the Index Constituents. In particular, the terms of the ETNs will require you to treat the Coupon Amount as ordinary income, notwithstanding the fact that (i) all or a portion of such amounts may be attributable to distributions on the Index Constituents that would, if received by a direct holder of the Index Constituents, be treated as a return of capital, long-term capital gain, or be eligible for the 20% deduction applicable to “qualified business income” and (ii) there may be other possible treatments of such amounts that would be more advantageous to holders of the ETNs. This could have the effect of requiring you to pay more U.S. federal income tax than a holder of a similar investment in the Index Constituents.

Furthermore, it is likely that ownership of the ETNs will be treated as a “constructive ownership transaction” which would be subject to Section 1260 of the Code. Under Section 1260, special tax rules apply to an investor that enters into a “constructive ownership transaction” with respect to an equity interest in a “pass-thru entity.” For this purpose, a constructive ownership transaction includes entering into a forward contract with respect to a pass-thru entity. In addition, a pass-thru entity includes any United States REIT, and therefore each of the current Index Constituents is treated as a pass-thru entity for this purpose. It is, however, not entirely clear how Section 1260 applies in the case of an index that is composed of pass-thru entities. Although the matter is not free from doubt, it is likely that Section 1260 should also apply in such a case, in which case Section 1260 would apply to the ETNs.

If your ETNs are subject to these rules, then any long-term capital gain that you realize upon the sale, redemption or maturity of your ETNs would be recharacterized as ordinary income (and you would be subject to an interest charge on the deferred tax liability with respect to such capital gain) to the extent that such capital gain exceeds the amount of long-term capital gain that you would have realized had you purchased an actual interest in the Index Constituents (in an amount equal to the notional amount of the Index that is represented by the ETNs) on the date that you purchased your ETNs and sold your interest in the Index Constituents on the date of the sale, redemption or maturity of your ETNs (the “Excess Gain Amount”). In addition, it is possible that Excess Gain Amount will be computed separately for each Index Constituent. If your ETNs are subject to Section 1260, the Excess Gain Amount will be presumed to be equal to all of the gain that you recognize in respect of the ETNs (in which case all of such gain would be recharacterized as ordinary income that is subject to an interest charge) unless you provide clear and convincing evidence to the contrary. You should review the discussion of Section 1260 under the heading “Material U.S. Federal Income Tax Considerations” and are urged to consult your own tax adviser regarding the potential application of these rules.

In addition, the U.S. federal income tax treatment of the ETNs is uncertain and the IRS could assert that the ETNs should be taxed in a manner that is different than described in this pricing supplement. Furthermore, members of Congress have periodically made proposals to reform or otherwise modify the U.S. federal income tax treatment of financial instruments such as the ETNs. For example, in 2017, legislation was proposed that, if enacted, would generally require holders of instruments such as the ETNs that are acquired after the bill is enacted to annually recognize gain or loss with respect to such instruments on a “mark-to-market” basis and to treat any such gain or loss as ordinary income or loss. It is not possible to predict whether any such legislation will be enacted in the future, or whether any such legislation would affect the tax treatment of your ETNs.

For a discussion of the U.S. federal income tax treatment applicable to your ETNs as well as other potential alternative characterizations for your ETNs, please see the discussion under “Material U.S. Federal Income Tax Considerations” below. You should consult your tax adviser regarding the tax treatment of the ETNs.

Non-U.S. Holders of the ETNs May Be Subject to Adverse U.S. Federal Income Tax Considerations.

The U.S. federal income tax treatment of the ETNs is uncertain, and some potential characterizations of the ETNs under U.S. federal income tax law could result in adverse consequences for non-U.S. holders. Given the uncertainty regarding how ETNs owned by non-U.S. holders should be characterized for U.S. federal income tax purposes, we intend to treat, and we expect that withholding agents will likewise treat, any Coupon Amounts paid to a non-U.S. holder as subject to a 30% withholding tax (unless that income is effectively connected with the holder’s conduct of a trade or business in the United States, in which case, in order to avoid withholding, a non-U.S. holder of the ETNs will be required to provide a properly executed IRS Form W-8ECI). If you are a non-U.S. holder, you should consult your tax adviser about whether you may be entitled to a refund of this withholding tax, including under an applicable treaty.

In addition, ETNs that are issued (or deemed issued) after January 1, 2017 may be subject to additional withholding under Section 871(m) of the Code. For a further discussion of the U.S. federal income tax considerations that may be relevant to non-U.S. investors in the ETNs, please see the non-U.S. holder discussion under “Material U.S. Federal Income Tax Considerations” below. Prospective non-U.S. holders should consult their tax advisers prior to investing in the ETNs.

THE FTSE NAREIT ALL MORTGAGE CAPPED INDEX

We have derived all information contained in this pricing supplement regarding the Index, including, without limitation, its make-up, performance, method of calculation and changes to its Index Constituents, which govern the management and calculation of the Index, from publicly available sources, without independent verification. The ground rules governing these matters, including the Index methodology (the “Ground Rules”), are published by FTSE Russell and available at http://www.ftse.com/products/indices/nareit. FTSE Russell is the trading name of FTSE International Limited (“FTSE,” the “Index Sponsor” or the “Index Calculation Agent”). The Ground Rules reflect the policies of, and are subject to change by the Index Sponsor. According to the Ground Rules, where the Ground Rules do not fully cover a specific event or development, the Index Sponsor will determine the appropriate treatment by reference to the Statement of Principles that summarizes the ethos underlying its approach to index construction. The Statement of Principles is reviewed annually and any changes proposed by the Index Sponsor are presented to the FTSE Russell Policy Advisory Board for discussion before approval by FTSE Russell’s Governance Board. The Statement of Principles is available at http://www.ftse.com/products/downloads/Statement_of_Principles.pdf.

We have not conducted any independent review or due diligence of publicly available information with respect to FTSE or the Index. The composition of the Index is determined by the Index Sponsor based upon a methodology designed by it, and the Index Closing Levels are calculated and published by the Index Calculation Agent. The Index Calculation Agent is responsible for the day-to-day management of the Index and reviews all rule book modifications and Index Constituent changes. Neither the Index Sponsor nor the Index Calculation Agent has any obligation to continue to publish, and may discontinue the publication of, the Index.

Introduction

The Index measures performance of all tax-qualified real estate investment trusts (“REITs”) with more than 50% of total assets invested in mortgage loans or mortgage-backed securities secured by interests in real property (“Mortgage REITs”) that are listed on the New York Stock Exchange or NASDAQ, subject to the criteria described below. In its capacity as Index Sponsor, FTSE maintains a reserve list of companies classified by FTSE as Mortgage Finance and Savings Associations which are members of FTSE Global Equity Index Series (the “Reserve List”). Companies from the Reserve List may be included in the Index when the number of Index Constituents falls below 20. As of November 4, 2020, the Index included 34 Mortgage REITs and no companies from the Reserve List.

The Index is calculated by the Index Calculation Agent. The Index is disseminated real-time on Reuters under the RIC “.FTFNMRC” and on Bloomberg under the ticker symbol “FNMRC”. Index values, yields, constituents and announcements regarding rebalancings can be found at www.ftserussell.com. The Index is a sub-index of the FTSE NAREIT US Real Estate Capped Index Series.

Mortgage REITs

Mortgage REITs raise capital, primarily through the use of short-term loans, and use that capital to issue mortgage loans to owners of real estate and/or to acquire longer-termed, higher yielding mortgage-related assets, primarily mortgage-backed securities. The Mortgage REIT business model relies heavily on the “spread” or difference between the Mortgage REIT’s borrowing costs and the investment yield earned on its longer-termed investments. In general, wider spreads result in greater operating margins for Mortgage REITs, while narrower spreads will generally compress margins and negatively affect Mortgage REITs. Because Mortgage REITs must distribute at least 90% of their ordinary taxable income to investors in the form of dividends, Mortgage REITs have typically produced attractive historical yields compared to other income-paying investments.

Index Constituent Qualification Criteria

For inclusion in the Index, a company must (1) be a REIT that is a Mortgage REIT (other than any limited liability partnership or limited liability company); (2) have US nationality as assigned by FTSE, acting in its capacity as Index Sponsor, and (3) meet the liquidity and other requirements described below. Stapled Units consisting of a REIT common stock combined with a non-REIT common stock are not eligible for inclusion in the Index. The Index is reviewed on an annual basis in December for all companies which meet the criteria for inclusion. The Index is also reviewed on a quarterly basis in March, June and September for newly listed IPOs or REIT conversions. Companies which qualify for “fast entry” as explained under “Changes to Index Constituents” may be included at other times. The Index Sponsor is responsible for conducting the review of constituents for the Index and will recommend constituents for addition or deletion as part of the review. The Ground Rules include additional requirements that apply to companies that have more than one outstanding class of equity securities.

To qualify as a REIT under the tax code, a company must:

•	be an entity that is taxable as a corporation;

•	be managed by a board of directors or trustees;

•	have shares that are fully transferable;

•	have a minimum of 100 shareholders;

•	have no more than 50% of its shares held by five or fewer individuals during the last half of the taxable year;

•	invest at least 75% of its total assets in qualifying real estate assets, which include interests in real property, interests in mortgages on real property, or shares in other REITs;

•	derive at least 75% of its gross income from real estate related services, such as rents from real property or interest on mortgages financing real property;

•	have no more than 25% of its assets consist of stock in taxable REIT subsidiaries; and

•	pay annually at least 90% of its taxable income in the form of shareholder dividends.

The Index Sponsor’s current rules for determining nationality are described in its Nationality Statement available at http://www.ftse.com/products/downloads/Determining_Nationality.pdf. Each company is allocated to a single country and if a company is incorporated in one country and has its sole listing in the same country, the Index Sponsor will allocate the company to that country. In all other cases, the Index Sponsor bases its decision on assessment of various factors set forth in its Nationality Statement. The Index Sponsor may reassess that nationality of any Index Constituent at any time and any change will become effective at the index quarterly review following publication of its decision.

The Index Sponsor applies four screens to assess eligibility of any Mortgage REIT for inclusion in the Index:

•	Size. The company must have a full market capitalization greater than US $100 million by full market capitalization on the date at which the data for the review are taken. The FTSE Guide to Calculation Methods is available at www.ftse.com/products/downloads/FTSE_Global_Equity_Index_Series_Guide_to_Calc.pdf. Any Mortgage REIT that falls below $75 million by full market capitalization when evaluated at the quarterly review will be removed.

•	Liquidity. Each company is tested for liquidity on an annual basis in December by calculation of its monthly median of daily trading volume. A potential Index Constituent must turnover at least 0.05% of its shares outstanding for at least ten of the twelve months to be eligible for inclusion and an existing Index Constituent will be removed if it does not turnover at least 0.04% of its shares outstanding for at least eight of the twelve months. The Ground Rules include more detailed provisions governing new issues and other situations where the liquidity test is applied for periods of less than 12 months.

•	Invested Assets. Each company must have at least 75% of its total assets invested in qualifying real estate assets for initial inclusion in the Index and an existing Index Constituent will be removed if total invested assets falls below 50% of its total assets. New issues, including initial public offerings, with qualifying real estate assets less than 75% of their total assets but equal to at least 125% of their net IPO proceeds also will be included in the Index.

•	Free Float. A company must have a free float greater than 15%, calculated as provided in the Ground Rules.

As mentioned above, if the number of Index Constituents falls below 20, the Index Sponsor will consider companies from the Reserve List for inclusion in the Index. The companies in the Reserve List are subject to the liquidity test stipulated in the ground rules for the FTSE Global Equity Index Series. Under the Ground Rules, companies in the Reserve List are ranked by their indicative dividend yield and those with historic dividend growth over the prior three years are prioritized. A company from the Reserve List that is included in the Index may be removed if a Mortgage REIT becomes eligible for inclusion or if it suspends dividends or fails the three-year dividend growth test.

Algorithm and Calculation Methodology

The Index is calculated using the following formula:

N	(pi x si x fi x ci) d
∑
I=1

Where,

•	i = 1, 2, …, N

•	N is the number of securities in the Index.

•	pi is the latest trade price of the component security (or the price at the close of the Index on the previous day).

•	si is the number of shares outstanding used by FTSE for the security, as defined in the Ground Rules.

•	fi is the investability weighting factor to be applied to a security to allow amendments to its weighting, expressed as a number between 0 and 1, where 1 represents a 100% free float. This factor is published by FTSE for each security in the Index.

•	ci is the Capping Factor to be applied to a security to correctly weight that security in the Index. This factor maps the investable market capitalization of each stock to a notional market capitalization for inclusion in the Index.

•	d is the divisor, a figure that represents the total issued share capital of the Index at the base date. The divisor can be adjusted to allow changes in the issued share capital of individual securities to be made without distorting the Index.

Adjustments to the divisor are applied whenever capital changes take place so that the performance of the Index reflects the experience of investors. The Guide to Calculation Methods – available from FTSE – contains descriptions of the statistical procedures and algorithms used in the compilation of the Index.

Capping. Capping is applied to the Index Constituents at each quarterly review in a four stage process, as follows:

•	First, each company included in the Index from the Reserve List will be capped at 3% of the Index, and the combined weight of all companies from the Reserve List included in the Index will be capped at 30% of the Index.

•	Second, any company with weight greater than 22.5% is capped at 22.5% weight. If more than two companies require 22.5% capping, then the top capping weight will be revaluated.

•	Third, all Index Constituents are reweighted and reranked largest to smallest. The top capping group consists of the highest ranking companies cumulatively accounting for 45% of the Index. If the lowest ranked company in this group has a weight less than 5%, no further capping is needed. Otherwise, the Index Constituents in the top capping group will be further capped proportionally such that the top capping group has an aggregate weight of 45% of the Index, provided that Companies capped at 22.5% will not be capped further. If the result of this round of capping causes any issues in the top capping group to fall below 4.5%, the weights of those companies will be capped at 4.5%.

•	Fourth, if the individual weights of the remaining lower ranking uncapped companies are greater than 4.5%, they will be capped at 4.5%.

Re-capping of indexes will not take place for any deletions from the Index.

Stocks qualifying as Fast Entries (as described under “Changes to Index Constituents” below) will be eligible for the Index, and will join the Index at a capped weight if the effective IPO date is more than four calendar weeks after or before the last quarterly review or rebalancing. If a Company is added by Fast Entry, closing prices, shares in issue and free floats for all stocks on the day the stock has first listed will be used to calculate capping factors. Addition of an Index Constituent by Fast Entry and new capping factors will be effective after the close of business on the fifth day of official trading. New capping factor information will be provided as of the close of business on the first day of trading for company.

Corporate Actions and Rounding. For purposes of computing the Index, the number of shares outstanding for each Index Constituent is expressed to the nearest share and, to prevent a large number of insignificant weighting changes, the number of shares outstanding for each Index Constituent is amended only when the total shares outstanding held within the index system changes by more than 1% on a cumulative basis. Changes are made quarterly after the close of business on the third Friday of March, June, September and December. The cut-off for these changes will be the close of business on the third Wednesday of the month prior to the review month. If a corporate action is applied to an Index Constituent that involves a change in the number of shares outstanding, the change in shares will be applied simultaneously with the corporate action. If accumulated changes in the number of shares outstanding add up to 10% or more, or when an accumulated share change represents $2 billion or more of a company’s total equity market capitalization, changes in shares are implemented between quarters. A minimum of four days’ notice will be given to users of the index. All adjustments are made before the start of the index calculation on the day concerned unless market conditions prevent this.

Changes to Index Constituents

As noted above, the Index is reviewed on an annual basis in December for companies meeting the eligibility criteria. The Index is also reviewed on a quarterly basis in March, June and September for newly listed IPOs or REIT conversions meeting the eligibility criteria but not qualifying for Fast Entry. The review is based on data at the close of business of the Monday four weeks prior to the review effective date. Any constituent changes resulting from the periodic review will be implemented at the close of business on the third Friday (i.e., effective Monday) of March, June, September and December. Subsequent adjustments in stock weightings (including free float) will become effective at the same time. New issues that meet the criteria for eligible securities and have been listed for over 20 business trading days will be eligible for inclusion. Companies will be qualified for streamlined inclusion in the Index (“Fast Entry”) if they meet certain full market capitalization and investable market capitalization thresholds. A company added by Fast Entry may be added at a zero weight, or all Index Constituents may be re-capped when a company is added to the Index by Fast Entry.

Removal. If a constituent is delisted, or ceases to have a firm quotation, or is subject to a takeover offer which has been declared wholly unconditional, it will be removed from the Index. The removal is effective before the start of the index calculation on the second business day following the announcement of the event justifying removal. Announcements made after the close of the index calculation are normally deemed to be made on the following business day. A company deleted following a takeover, with a remaining free float of 15% or less, will not be reconsidered for index inclusion until completion of a one year trading record. In the event that a company included in the Index is split, where a split results in the inclusion of an ineligible security, the ineligible security will remain in the index for two trading days and then be deleted at market price or if no market price is available, at zero value. Where the market price of an eligible company resulting from the split is unavailable and the trading date remains unknown after 20 business days it will be deleted at zero value.

Merger. In the case of a merger, if an existing Index Constituent is acquired for eligible shares (or a combination of eligible shares and cash) by another Index Constituent, then the existing Index Constituent is deleted on the effective date of the acquisition. The enlarged company remains an Index Constituent of the same benchmarks within the Index at the combined weight of both companies. If an existing Index Constituent is acquired for eligible shares (or a combination of eligible shares and cash) by a quoted non-constituent, then the purchasing company is added to the same benchmarks within the Index as the acquired company (at the same weight as the acquired company) on the effective date of the acquisition, if eligible in all other respects, and the existing Index Constituent is deleted on the same date.

Suspension. If an Index Constituent is suspended or has a price that the Index Sponsor considers to be unreliable, the Index Sponsor will determine its treatment in accordance with the Ground Rules.

Treatment of Distributions

The Index is a price-return index that does not account for cash distributions. Dividends are included in the total return version of the Index based on their ex-dividend dates.

Historical Performance

The historical information presented below is based on the actual performance of the Index. Any historical upward or downward trend in value of the Index during the period shown below is not an indication that the value of the Index is more or less likely to increase or decrease at any time during the term of the ETNs. The historical Index returns do not give an indication of the future performance of the Index. Credit Suisse cannot make any assurance that the future performance of the Index will result in holders of the ETNs receiving a positive return on their investment.

The table below shows the historical returns of the Index and the total return version of the FTSE NAREIT All Mortgage Capped Index from December 19, 2008 through November 4, 2020.

	Index (FNMRC)		Total Return Version of the FTSE NAREIT All Mortgage Capped Index (TFNMRC)
Year	Ending Level	Annual Return	Ending Level	Annual Return
2008 (from 12/19/08)	1023.27	–	1040.53	–
2009	1042.92	1.92%	1176.81	13.10%
2010	1101.19	5.59%	1380.72	17.33%
2011	890.84	-19.10%	1256.57	-8.99%
2012	964.25	8.24%	1543.29	22.82%
2013	848.50	-12.00%	1518.08	-1.63%
2014	897.57	5.78%	1781.12	17.33%
2015	730.38	-18.63%	1620.13	-9.04%
2016	801.34	9.72%	1984.48	22.49%
2017	867.56	8.26%	2364.89	19.17%
2018	762.28	-12.14%	2307.40	-2.43%
2019	840.53	10.27%	2816.07	22.05%
2020 (through 11/4/2020)	504.35	N/A	1835.43	N/A

Historical results are not indicative of future results.

The table below shows the historical returns of the Index and the total return version of the FTSE NAREIT All Mortgage Capped Index from December 19, 2008 through November 4, 2020.

	Index (FNMRC)	Total Return Version of the FTSE NAREIT All Mortgage Capped Index (TFNMRC)
Return	-49.57%	83.54%
Annualized Return	-5.60%	5.24%

Historical information presented is as of November 4, 2020 and is furnished as a matter of information only. Historical performance of the Index and the total return version of the FTSE NAREIT All Mortgage Capped Index is not an indication of their future performance. Future performance of the Index and the total return version of the FTSE NAREIT All Mortgage Capped Index may differ significantly from their historical performance, either positively or negatively.

The graph below illustrates the historical performance of the Index and the total return version of the FTSE NAREIT All Mortgage Capped Index from December 19, 2008 to November 4, 2020.

Announcements

Decisions regarding the addition of new Index Constituents (which are unrelated to existing Index Constituents or changes to the investable weighting of existing Index Constituents) are announced at the earliest possible time before their inclusion in the Index. However, the announcement may be contingent upon the confirmation of the listing date of the security and passing all the screens. Implementation of any annual review or quarterly revision changes will happen after the close of business on the third Friday in March, June, September or December and will be announced after the close of index calculations.

The Index Sponsor is responsible for notifying users of the Index of policy changes before implementation and of recalculations when errors or distortions occur that the Index Sponsor deems significant. The current FTSE Recalculation Policy and Guidelines are available at http://www.ftse.com/products/downloads/FTSE_Index_Recalculation_Policy_and_Guidelines.pdf.

License Agreement

We have entered into an agreement with the Index Sponsor, which provides us and our affiliates with a non-transferable and non-exclusive license, for a fee, with the right to use the Index in connection with certain securities, including the ETNs.

All disclosures contained in this pricing supplement regarding the Index, including its make-up, method of calculation and changes in its constituents, are derived from publicly available information prepared by the Index Sponsor, in consultation with the Index Sponsor. None of us, our affiliates or the trustee assumes any responsibility for the accuracy or completeness of such information.

Disclaimer

The ETNs are not in any way sponsored, endorsed, sold or promoted by FTSE or by the London Stock Exchange Group companies (“LSEG”) or by the National Association of Real Estate Investment Trusts (“NAREIT”) and none of FTSE, LSEG or NAREIT makes any warranty or representation whatsoever, expressly or impliedly, either as to the results to be obtained from the use of the Index and/or the figure at which the Index stands at any particular time on any particular day or otherwise. The Index is compiled and calculated by FTSE. None of FTSE, LSEG or NAREIT shall be liable (whether in negligence or otherwise) to any person for any error in the Index and none of FTSE, LSEG or NAREIT shall be under any obligation to advise any person of any error therein.

“FTSE®” is a trade mark of LSEG and is used by FTSE under license. “NAREIT®” is a trade mark of NAREIT.

VALUATION OF THE INDEX AND THE ETNS

Intraday Index Level

On each Trading Day, the Index Calculation Agent, or a successor Index Calculation Agent, will calculate and publish the intraday level of the Index every 15 seconds during normal trading hours on Reuters under the RIC “.FTFNMRC” and on Bloomberg under the ticker symbol “FNMRC”. The actual Index Closing Level, which is the closing level of the Index on any Trading Day, may vary, and on a cumulative basis over the term of the ETNs, may vary significantly, from the intraday level of the Index. In addition, the intraday level of the Index is likely to differ materially from the Index Closing Level used to determine your payment at maturity or upon early redemption or our call.

The intraday calculation of the level of the Index will be provided for reference purposes only. Published calculations of the level of the Index from the Index Calculation Agent may occasionally be subject to delay or postponement. Any such delays or postponements will affect the current level of the Index and therefore the value of the ETNs in the secondary market. The intraday level of the Index published every 15 seconds will be based on the intraday prices of the Index Constituents.

Closing Indicative Value of the ETNs

The Closing Indicative Value of the ETNs on the Initial Trade Date was equal to $25.00. The Closing Indicative Value of the ETNs on any Trading Day after the Initial Trade Date will be calculated by the IV Calculation Agent and will equal:

(a)	the product of

(i)	the Current Principal Amount, multiplied by

(ii)	the Index Factor as of such Trading Day, plus

(b)	the Coupon Amount, if any, with respect to the most recent Coupon Valuation Date on or before such Trading Day if on such Trading Day the Coupon Ex-Date with respect to such Coupon Amount has not yet occurred, plus

(c)	the Stub Reference Distribution Amount, if any, as of such Trading Day, minus

(d)	the Accrued Fees as of such Trading Day.

If the Closing Indicative Value of the ETNs is equal to or less than zero on any Trading Day, the Closing Indicative Value on that day, and all future days, will be zero.

Although the Closing Indicative Value approximates the Cash Settlement Amount and the Call Settlement Amount of the ETNs as of the applicable time, it is neither the Cash Settlement Amount nor the Call Settlement Amount. The Cash Settlement Amount and the Call Settlement Amount are likely to differ from the Closing Indicative Value, and the difference may be material. This is because:

•	The Cash Settlement Amount and the Call Settlement Amount are calculated using an average of the Index Closing Levels during the Final Valuation Period and the Call Valuation Period, respectively, and not the Index Closing Level on a single day;

•	The relevant Index Closing Levels during the Final Valuation Period and the Call Valuation Period, as applicable, may be materially different from the single Index Closing Level used to calculate the Closing Indicative Value;

•	The Index Performance Ratio during the Final Valuation Period and the Call Valuation Period, as applicable, may be materially different from such value used to calculate the Closing Indicative Value; and

•	The Closing Indicative Value does not take into account the declining deemed holdings of the Reference Holder of the Index Constituents in the calculation of the Stub Reference Distribution Amount during the Final Valuation Period and the Call Valuation Period, as applicable.

In addition, the Redemption Settlement Amount differs from the Closing Indicative Value because it is reduced by the Redemption Fee and the Index Closing Level for any Redemption Settlement Amount is determined on the applicable Redemption Valuation Date.

Intraday Indicative Value of the ETNs

Generally, “intraday indicative value” is meant to approximate the expected trading value of the ETNs in a liquid market. The “Intraday Indicative Value” of the ETNs will be calculated and published by the IV Calculation Agent every 15 seconds on each Trading Day during normal trading hours so long as no Market Disruption Event has occurred or is continuing and will be disseminated over the consolidated tape or other major market data vendor, and is equal to:

(a)	the product of

(i)	the Current Principal Amount, multiplied by

(ii)	the Index Factor calculated based on the most recently reported intraday level of the Index at such time, plus

(b)	the Coupon Amount, if any, with respect to the most recent Coupon Valuation Date on or before such Trading Day if on such Trading Day the Coupon Ex-Date with respect to such Coupon Amount has not yet occurred, plus

(c)	the Stub Reference Distribution Amount, if any, as of such Trading Day, minus

(d)	the Accrued Fees as of such Trading Day.

The calculation of the Closing Indicative Value or the Intraday Indicative Value will be provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale or termination of your ETNs, nor will it reflect hedging or other transactional costs, credit considerations, market liquidity or bid-offer spreads. The levels of the Index provided by the Index Calculation Agent will not necessarily reflect the depth and liquidity of the Index Constituents. For this reason and others, the actual trading price of the ETNs may be different from their Indicative Value.

The calculation of the Closing Indicative Value or the Intraday Indicative Value shall not constitute a recommendation or solicitation to conclude a transaction at the level stated, and should not be treated as giving investment advice.

The Closing Indicative Value and the Intraday Indicative Value of the ETNs will be calculated by the IV Calculation Agent and published on each Trading Day under the Bloomberg ticker symbol “REMLIV <INDEX>” and may also be calculated and published by other sources. The publishing of such values by the IV Calculation Agent or by others is subject to delay or postponement and published values may be inaccurate as a result of miscalculations, human error, or systems and technology errors. Credit Suisse does not (i) guarantee the completeness or accuracy of any published Indicative Value, (ii) make any representation or warranty with regard to any published Indicative Value, or (iii) assume responsibility for losses or damages arising out of your use of any published Indicative Value or any subsequent corrections or amendments to any published Indicative Value.

The actual trading price of the ETNs may be different from their Closing Indicative Value or the Intraday Indicative Value as well as from any other payment you may be entitled to receive on the ETNs. The Intraday Indicative Value of the ETNs, published at least every 15 seconds during normal trading hours, which is currently from 9:30 a.m. to 4:00 p.m. (New York City time), will be based on the intraday values of the Index, and may not be equal to the payment at maturity or upon early redemption or our call.

The Closing Indicative Value and the Intraday Indicative Value is calculated as of a particular time and date and will therefore not reflect subsequent changes in market values or prices or in any other factors relevant to their determination.

Suspensions or disruptions to the calculation of the Index, whether due to application of the Index methodology, human error, Index Sponsor discretion or otherwise, can result in lags, delays and distortions to the Index. Because the Intraday Indicative Value is based on the intraday levels of the Index, it will reflect lags and other disruptions and suspensions that affect the Index. See “Risk Factors — Risks Relating to the Index — Suspensions or disruptions to the calculation of the Index may adversely affect the value of your ETNs” of this pricing supplement for more information.

Trading Price of the ETNs

The market value of the ETNs at any given time, which we refer to as the trading price, is the price at which you may be able to sell your ETNs in the secondary market at such time, if one exists. In the absence of an active secondary market for the ETNs, the last reported trading price may not reflect the actual price at which you may be able to sell your ETNs at a particular time. The trading price of the ETNs in the secondary market is not the same as the Indicative Value of the ETNs at any time or any other payment you are entitled to receive on the ETNs, even if a concurrent trading price in the secondary market were available at such time. The trading price of the ETNs at any time may vary significantly from the Indicative Value of the ETNs at such time or any other payment you may be entitled to receive on the ETNs, due to, among other things, imbalances of supply and demand of the ETNs (including as a result of any decision of ours to issue, stop issuing or resume issuing additional ETNs), the Index Constituents and derivatives related to the ETNs, the Index Constituents and the Index itself, trading disruptions or limitations to any of the foregoing or the occurrence or continuation of a Market Disruption Event. Premiums and discounts can also arise as a result of transaction costs, credit considerations and bid-offer spreads related to the ETNs, the Index Constituents and derivatives related to the ETNs, the Index Constituents and the Index itself. Furthermore, any premium over or discount to the Intraday Indicative Value reflected in the trading price of the ETNs may be reduced or eliminated at any time. Paying such a premium purchase price could lead to significant losses in the event you sell your ETNs at a time when such premium is no longer present in the marketplace or your ETNs are called at our option, in which case you will be entitled to receive a cash payment based on the Index Closing Level on the relevant determination dates. Investors should consult their financial advisers before purchasing or selling the ETNs, especially for ETNs trading at a premium over or at a discount to their Indicative Value.

See “Risk Factors — Risks Relating to the Return on the ETNs — The Intraday Indicative Value and the Closing Indicative Value are not the same as the closing price or any other trading price of the ETNs in the secondary market” and “Risk Factors — Risks Relating to the Return on the ETNs — The Closing Indicative Value is likely to differ materially from the Cash Settlement Amount and the Call Settlement Amount.”

SPECIFIC TERMS OF THE ETNS

In this section, references to “holders” mean those who own the ETNs registered in their own names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in the ETNs registered in street name or in the ETNs issued in book-entry form through the Depository Trust Company (“DTC”) or another depositary. Owners of beneficial interests in the ETNs should read the section entitled “Legal Ownership and Book-Entry Issuance” in the accompanying prospectus supplement.

The ETNs are Senior Medium-Term Notes as described in the accompanying prospectus and prospectus supplement dated June 18, 2020, which also contain a detailed summary of additional provisions of the ETNs and of the senior indenture, dated as of March 29, 2007, as supplemented, between Credit Suisse AG (formerly Credit Suisse) and The Bank of New York Mellon (formerly The Bank of New York), as trustee, under which the ETNs will be issued (the “indenture”). You should read all the provisions of the accompanying prospectus and prospectus supplement, including information incorporated by reference, and the indenture.

We describe the general terms of the ETNs in more detail below.

Coupon Payment

For each ETN you hold on a Coupon Record Date, you will receive on the applicable Coupon Payment Date an amount in cash equal to the Reference Distribution Amount, if any, as of the applicable Coupon Valuation Date (the “Coupon Amount”). The Coupon Amount payable on any Coupon Payment Date will equal the sum of the net cash dividends or distributions that a Reference Holder of Index Constituents would have been entitled to receive in respect of the Index Constituents during the relevant period. If the Reference Distribution Amount on such Coupon Valuation Date is zero, you will not receive any Coupon Amount on the related Coupon Payment Date.

The “Reference Distribution Amount” is (a) as of the first Coupon Valuation Date, an amount equal to the sum of the net cash dividends or distributions that a Reference Holder would have been entitled to receive in respect of the Index Constituents held by such Reference Holder on the “record date” for those cash dividends or distributions whose “ex-dividend date” occurs during the period from and excluding the Initial Trade Date to and including the first Coupon Valuation Date; and (b) as of any other Coupon Valuation Date, an amount equal to the sum of the net cash dividends or distributions that a Reference Holder would have been entitled to receive in respect of the Index Constituents held by such Reference Holder on the “record date” for those cash dividends or distributions whose “ex-dividend date” occurs during the period from and excluding the immediately preceding Coupon Valuation Date to and including such Coupon Valuation Date, provided that for the purpose of calculating the Reference Distribution Amount during any Valuation Period, the Reference Holder will be deemed to hold 4/5, 3/5, 2/5 and 1/5 of the shares of each Index Constituent it would otherwise hold on the second, third, fourth and fifth Trading Day, respectively, in such Valuation Period.

Notwithstanding the foregoing, with respect to a net cash dividend or distribution for an Index Constituent which is scheduled to be paid prior to the applicable Coupon Ex-Date, if, and only if, the issuer of such Index Constituent fails to pay the dividend or distribution to holders of such Index Constituent by the scheduled payment date for such dividend or distribution, such dividend or distribution will be assumed to be zero for the purposes of calculating the applicable Reference Distribution Amount.

The “Coupon Payment Date” means the fifteenth (15th) Business Day following each Coupon Valuation Date, provided that a scheduled Coupon Payment Date corresponding to the Coupon Valuation Date immediately preceding the Final Valuation Date or the Call Valuation Date, as applicable, may be the Maturity Date or the Call Settlement Date, respectively, subject to adjustment as described herein. The initial Coupon Payment Date was August 19, 2016.

If the Maturity Date or the Call Settlement Date occurs prior to a scheduled Coupon Payment Date for which the Coupon Amount has been determined but not yet paid, instead of such Coupon Amount being paid on the regularly scheduled Coupon Payment Date, such Coupon Amount will be paid on either (a) the Maturity Date or (b) the Call Settlement Date if, as of the corresponding Final Valuation Date or Call Valuation Date, as applicable, the Coupon Ex-Date with respect to such Coupon Amount has occurred. In such case, such Coupon Amount will be included in the Cash Settlement Amount or Call Settlement Amount, as applicable. See “— Cash Settlement Amount at Maturity” and “— Our Call Right.”

The “Coupon Valuation Date” means the last scheduled Trading Day of each calendar month during the term of the ETNs (or if any such day is not a Trading Day, the next following Trading Day). The initial Coupon Valuation Date was July 29, 2016.

The “Coupon Record Date” means the ninth (9th) Business Day following the corresponding Coupon Valuation Date.

The “Coupon Ex-Date” means, with respect to a Coupon Amount, the first Trading Day on which the ETNs trade without the right to receive the Coupon Amount (under current NYSE Arca practice, the Coupon Ex-Date will generally be the first Trading Day prior to the applicable Coupon Record Date).

The “Reference Holder” is, as of any date of determination, a hypothetical holder of a number of units of each Index Constituent equal to two times (a) the published unit weighting of that Index Constituent as of that date, divided by (b) the product of (1) the Index Divisor as of that date, multiplied by (2) the Reset Initial Closing Level, divided by the Current Principal Amount. Such number of units is intended to reflect the hypothetical exposure the holder of a single ETN would have to each Index Constituent at any given time.

The “Index Divisor” is, as of any date of determination, the divisor used by the Index Calculation Agent to calculate the level of the Index. The Index Divisor as of November 4, 2020 was 83.791568.

“record date” means, with respect to a dividend or distribution on an Index Constituent, the date on which a holder of such Index Constituent must be registered as a unitholder of such Index Constituent in order to be entitled to receive such dividend or distribution.

“ex-dividend date” means, with respect to a dividend or distribution on an Index Constituent, the first Trading Day on which transactions in such Index Constituent trade on its Primary Exchange without the right to receive such distribution.

Cash Settlement Amount at Maturity

The “Maturity Date” for the ETNs is July 11, 2036.

For each ETN you hold, unless earlier redeemed or called, you will receive on the Maturity Date a cash payment equal to (a) the product of (i) the Current Principal Amount, multiplied by (ii) the Index Factor as of the Final Valuation Date, plus (b) the Coupon Amount, if any, with respect to the most recent Coupon Valuation Date on or before the Final Valuation Date if on the Final Valuation Date the Coupon Ex-Date with respect to such Coupon Amount has not yet occurred, plus (c) the Stub Reference Distribution Amount, if any, as of the Final Valuation Date, minus (d) the Accrued Fees as of the Final Valuation Date. We refer to this amount as the “Cash Settlement Amount.” If the amount so calculated is less than zero, the Cash Settlement Amount will be zero. Any payment on the ETNs is subject to our ability to pay our obligations as they become due.

You may lose some or all of your investment at maturity. Because the Accrued Fees reduce your final payment, the monthly compounded leveraged return of the Index plus any Coupon Amounts and any Stub Reference Distribution Amount as of the Final Valuation Date, if any, will need to be sufficient to offset the negative effect of the Accrued Fees in order for you to receive an aggregate amount equal to or greater than your investment in the ETNs. If the monthly compounded leveraged return of the Index plus any Coupon Amounts and any Stub Reference Distribution Amount as of the Final Valuation Date, if any, is insufficient to offset such a negative effect or if the monthly compounded leveraged return of the Index is negative, you will lose some or all of your investment at maturity.

The “Stub Reference Distribution Amount” is (a) as of any Coupon Valuation Date, an amount equal to zero; and (b) as of any other date of determination, an amount equal to the sum of the net cash dividends or distributions that a Reference Holder would have been entitled to receive in respect of the Index Constituents held by such Reference Holder on the “record date” for those cash dividends or distributions whose “ex-dividend date” occurs during the period from and excluding the immediately preceding Coupon Valuation Date (or if such date of determination occurs prior to the first Coupon Valuation Date, the period from and excluding the Initial Trade Date) to and including such date, provided that for the purpose of calculating the Stub Reference Distribution Amount during any Valuation Period, the Reference Holder will be deemed to hold 4/5, 3/5, 2/5 and 1/5 of the shares of each Index Constituent it would otherwise hold on the second, third, fourth and fifth Trading Day, respectively, in such Valuation Period.

Notwithstanding the foregoing, with respect to a net cash dividend or distribution for an Index Constituent which is scheduled to be paid prior to the applicable determination date, if, and only if, the issuer of such Index Constituent fails to pay the dividend or distribution to holders of such Index Constituent by the scheduled payment date for such dividend or distribution, such dividend or distribution will be assumed to be zero for the purposes of calculating the Stub Reference Distribution Amount.

As of any date of determination, the “Accrued Fees” will be the sum of (i) the Accrued Tracking Fee as of such date, plus (ii) the Accrued Financing Charge as of such date.

The “Final Valuation Period” is the five consecutive Trading Days ending on and including the Final Valuation Date. The Final Valuation Period is subject to adjustment as described under “— Market Disruption Event.”

The “Final Valuation Date” is July 8, 2036, unless such day is not a Trading Day, in which case the Final Valuation Date will be the next Trading Day, subject to adjustment.

The “Financing Level” is, as of any date of determination, an amount equal to the Current Principal Amount as of such date.

The “Accrued Financing Charge” as of the Initial Trade Date was equal to $0. As of any other Trading Day, the Accrued Financing Charge will equal (i) the Financing Rate as of such date, multiplied by (ii) the Financing Level as of such date, multiplied by (iii) (a) the number of calendar days from, but excluding, the immediately preceding Reset Valuation Date (or, in the case of the Trading Day that occurred prior to the initial Monthly Valuation Date, from, but excluding, the Initial Trade Date) to, and including, such Trading Day, divided by (b) 360.

The “Financing Rate” is, as of any date of determination, the sum of (a) the Financing Spread and (b) the London interbank offered rate (British Banker’s Association) for three-month deposits in U.S. Dollars, which is displayed on Reuters page LIBOR01 (or any successor service or page for the purpose of displaying the London interbank offered rates of major banks, as determined by the Calculation Agent), as of 11:00 a.m., London time, on the immediately preceding Monthly Valuation Date (or, if such date of determination is on or before the initial Monthly Valuation Date, the Initial Trade Date), provided that such Monthly Valuation Date or Initial Trade Date, as applicable, is a London business day (or if any such date is not a London business day, the London business day immediately preceding it). “London business day” means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in London generally are authorized or obligated by law, regulation or executive order to close and is also a day on which dealings in U.S. dollars are transacted in the London interbank market. See “Risk Factors — Risks Relating to the Return on the ETNs — Uncertainty about the future of LIBOR and the potential discontinuance of LIBOR may adversely affect the value of your ETNs.”

The “Accrued Tracking Fee” as of the Initial Trade Date was equal to $0. As of any other Trading Day, the Accrued Tracking Fee will equal the aggregate sum of the Tracking Fees as of each Trading Day starting from, but excluding, the immediately preceding Reset Valuation Date (or in the case of the Trading Day that occurred prior to the initial Monthly Valuation Date, from, but excluding, the Initial Trade Date) to, and including, such Trading Day.

The “Tracking Fee” is, as of any date of determination, an amount per ETN equal to (i) the Tracking Rate, multiplied by (ii) the ETN Performance Factor as of the immediately preceding Trading Day, multiplied by (iii) a fraction, the numerator of which is the total number of calendar days from, but excluding, the immediately preceding Trading Day to, and including, such date of determination, and the denominator of which is 365.

The “Tracking Rate” is 0.50% per annum.

The “ETN Performance Factor” is, as determined by the Calculation Agent as of any date of determination, an amount per ETN equal to the product of (i) the Current Principal Amount, multiplied by (ii) the number calculated as follows:

1 + 2 × (Index Closing Level — Reset Initial Closing Level) / Reset Initial Closing Level.

The “Current Principal Amount” was equal to $25.00 per ETN on the Initial Trade Date.

With respect to any other Trading Day, the Current Principal Amount for each ETN will be determined as follows:

If such Trading Day is a Reset Date:

Current Principal Amount = (Current Principal Amount as of the immediately preceding Trading Day × Index Factor on the immediately preceding Reset Valuation Date) — Accrued Fees on the immediately preceding Reset Valuation Date

If such Trading Day is not a Reset Date:

Current Principal Amount = Current Principal Amount as of the immediately preceding Trading Day.

“Reset Date” refers to any Monthly Reset Date and any Leverage Reset Date. In the event of a Leverage Reset Event, the Current Principal Amount will be reset as described below under “— Leverage Reset Events.”

“Monthly Reset Date” is the first Trading Day of each month, beginning on August 1, 2016 and ending on July 1, 2036, subject to adjustment as described under “— Market Disruption Event”; provided, however, that no Monthly Reset Date will occur on or after the Call Valuation Date.

“Monthly Valuation Date” is the last Trading Day of each month, beginning on July 29, 2016 and ending on June 30, 2036, subject to adjustment as described under “— Market Disruption Event.”

“Reset Valuation Date” refers to any Monthly Valuation Date and any Leverage Reset Valuation Date.

The “Index Factor” will be calculated as follows:

1 + (2 × Index Performance Ratio)

The “Index Performance Ratio” on any Trading Day, will be:

Index Valuation Level — Reset Initial Closing Level
Reset Initial Closing Level

The “Index Valuation Level,” as determined by the Calculation Agent, on (1) any Averaging Trading Day will equal (a) 1/5, multiplied by (b)(i) the sum of the Index Closing Levels on each Trading Day from, and including, the first Trading Day in the applicable Valuation Period, to, but excluding, such Trading Day, plus (ii) the number of Trading Days from, and including, such Trading Day to, and including the Final Valuation Date or Call Valuation Date, as applicable, multiplied by the Index Closing Level on such Trading Day, or (2) on any other date of determination, including any Reset Valuation Date or any Redemption Valuation Date, will equal the Index Closing Level on such date.

On the Initial Trade Date, the “Reset Initial Closing Level” was 787.22, the Index Closing Level on the Initial Trade Date. On any other date of determination, the Reset Initial Closing Level will equal the Index Closing Level on the Reset Valuation Date immediately preceding such date of determination.

The “Index Closing Level” is, on any Trading Day, the closing level of the Index as reported on Thomson Reuters (“Reuters”) or Bloomberg L.P. (“Bloomberg”). If the closing level of the Index as reported on Reuters (or any successor) differs from the closing level of the Index as reported on Bloomberg (or any successor), then the Index Closing Level will be the closing level of the Index as calculated by the Index Calculation Agent.

The “Index Calculation Agent” will be FTSE International Limited (“FTSE”). The Index Calculation Agent will be responsible for calculating and publishing the level of the Index.

“Trading Day” means any day on which trading is generally conducted on the New York Stock Exchange, NYSE Arca, NASDAQ and any other exchange on which the Index Constituents are traded and published.

Early Redemption at the Option of the Holders

Subject to your compliance with the procedures described below under “— Early Redemption Procedures” and the potential postponements and adjustments as described under “— Market Disruption Event,” you may submit a request (the “Redemption Notice”) to have us redeem your ETNs, in whole or in part, on any Trading Day through and including the final Redemption Notice Date, which will be June 30, 2036 (each Trading Day that a Redemption Notice is delivered or, if a Redemption Notice is delivered on a day that is not a Trading Day, the next Trading Day, a “Redemption Notice Date”) provided that (i) we will not accept a Redemption Notice submitted to us on any Trading Day after the fifth Trading Day preceding the Call Valuation Date; and (ii) you request that we redeem a minimum of 50,000 ETNs. To satisfy the minimum redemption amount, your broker or other financial intermediary may bundle your ETNs for redemption with those of other investors to reach this minimum amount of 50,000 ETNs;

however, there can be no assurance that they can or will do so. We may from time to time in our sole discretion reduce, in part or in whole, the minimum redemption amount of 50,000 ETNs. Any such reduction will be applied on a consistent basis for all holders of the ETNs at the time the reduction becomes effective.

When you submit your ETNs for redemption in accordance with the redemption procedures described below under “— Early Redemption Procedures,” your ETNs may remain outstanding (and be resold by us or an affiliate) or may be submitted by us for cancellation.

The ETNs will be redeemed and the holders will receive payment for their ETNs on the third Business Day following the applicable Redemption Valuation Date (the “Redemption Settlement Date”). If a Market Disruption Event is continuing or occurs on the applicable scheduled Redemption Valuation Date with respect to any of the Index Constituents, such Redemption Valuation Date may be postponed as described under “— Market Disruption Event.” You must comply with the early redemption procedures described below in order to redeem your ETNs.

The “Redemption Valuation Date” means the Trading Day following the applicable Redemption Notice Date (as defined below), subject to adjustment as described under “— Market Disruption Event.”

If you exercise your right to have us redeem your ETNs, subject to your compliance with the procedures described under “— Early Redemption Procedures,” for each applicable ETN you hold you will receive a cash payment on the relevant Redemption Settlement Date equal to:

(a)	the product of

(i)	the Current Principal Amount multiplied by

(ii)	the Index Factor as of the Redemption Valuation Date, plus

(b)	the Coupon Amount, if any, with respect to the most recent Coupon Valuation Date on or before the Redemption Valuation Date if on the Redemption Valuation Date the Coupon Ex-Date with respect to such Coupon Amount has not yet occurred, plus

(c)	the Stub Reference Distribution Amount, if any, as of the Redemption Valuation Date, minus

(d)	the Accrued Fees as of the Redemption Valuation Date, minus

(e)	the Redemption Fee.

We refer to this cash payment as the “Redemption Settlement Amount.”

If the amount calculated above is less than zero, the Redemption Settlement Amount will be zero. Any payment on the ETNs is subject to our ability to pay our obligations as they become due.

We will inform you of such Redemption Settlement Amount on the first Trading Day following the applicable Redemption Valuation Date.

You may lose some or all of your investment upon early redemption. Because the Accrued Fees and the Redemption Fee reduce your final payment, the monthly compounded leveraged return of the Index plus any Coupon Amounts and any Stub Reference Distribution Amount as of the Redemption Valuation Date, if any, will need to be sufficient to offset the negative effect of the Accrued Fees and the Redemption Fee, if applicable, in order for you to receive an aggregate amount equal to or greater than your investment in the ETNs. If the monthly compounded leveraged return of the Index plus any Coupon Amounts and any Stub Reference Distribution Amount as of the Redemption Valuation Date, if any, is insufficient to offset such a negative effect or if the monthly compounded leveraged return of the Index is negative, you will lose some or all of your investment upon early redemption.

The “Accrued Fees” will be calculated as of any Redemption Valuation Date as the sum of (i) the Accrued Tracking Fee as of such date and (ii) the Accrued Financing Charge as of such date.

The “Accrued Tracking Fee” as of any Redemption Valuation Date will equal the aggregate sum of the Tracking Fees as of each Trading Day starting from, but excluding, the immediately preceding Reset Valuation Date (or in the case of the Redemption Valuation Date that occurred prior to the initial Monthly Valuation Date, from, but excluding, the Initial Trade Date) to, and including, such Redemption Valuation Date.

The “Accrued Financing Charge” as of any Redemption Valuation Date is an amount equal to (i) the Financing Rate as of such date, multiplied by (ii) the Financing Level as of the applicable Redemption Valuation Date, multiplied by (iii) (a) the number of calendar days from, but excluding, the immediately preceding Reset Valuation Date (or, in the case of the applicable Redemption Valuation Date that occurred prior to the initial Monthly Valuation Date, from, but excluding, the Initial Trade Date) to, and including, the applicable Redemption Valuation Date, divided by (b) 360.

The “Redemption Fee” means the product of (a) 0.125%, multiplied by (b) the Current Principal Amount, multiplied by (c) the Index Factor as of the applicable Redemption Valuation Date.

Early Redemption Procedures

If you wish to offer your ETNs to Credit Suisse for early redemption, your broker or other person with whom you hold your ETNs must follow the following procedures:

•	Deliver a notice of early redemption, in substantially the form of Annex A (the “Redemption Notice”), to Credit Suisse via email or other electronic delivery as requested by Credit Suisse. If the Redemption Notice is delivered prior to 4:00 p.m. (New York City time) on any Trading Day, the immediately following Trading Day will be the applicable “Redemption Valuation Date.” If the Redemption Notice is delivered at or after 4:00 p.m. (New York City time), the applicable Redemption Valuation Date will be the second following Trading Day. Notwithstanding the foregoing, we will not accept a Redemption Notice submitted to us after June 30, 2036 or on any day after the fifth Trading Day preceding the Call Valuation Date. If Credit Suisse receives your Redemption Notice prior to 4:00 p.m. (New York City time), on any Trading Day, Credit Suisse will respond by sending your broker an acknowledgment of the Redemption Notice accepting your early redemption request by 7:30 p.m. (New York City time), on the Trading Day prior to the applicable Redemption Valuation Date. Credit Suisse or one of its affiliates must acknowledge to your broker or other person with whom you hold your ETNs acceptance of the Redemption Notice in order for your early redemption request to be effective;

•	Notwithstanding the foregoing, Credit Suisse may, at its option, waive the requirement that the Redemption Notice be delivered as set forth above, if confirmed by Credit Suisse that a written indication of an offer for early redemption has otherwise been accepted by Credit Suisse. Any such written indication that is delivered at or after 4:00 p.m. (New York City time), on any Trading Day, will be deemed to have been made on the following Trading Day. For the avoidance of doubt, you may choose to comply with the procedures set forth above in lieu of the procedures in this clause, irrespective of any waiver by Credit Suisse;

•	Instruct your DTC custodian to book a delivery versus payment trade with respect to the ETNs on the applicable Redemption Valuation Date at a price equal to the applicable Redemption Settlement Amount, facing us; and

•	Cause your DTC custodian to deliver the trade as booked for settlement via DTC at or prior to 10:00 a.m. (New York City time), on the applicable Redemption Settlement Date (the third Business Day following the Redemption Valuation Date).

You are responsible for (i) instructing or otherwise causing your broker or other person with whom you hold your ETNs to provide the Redemption Notice (unless otherwise waived by Credit Suisse as set forth above) and (ii) your broker satisfying the additional requirements as set forth in the second, third and fourth bullets above in order for the early redemption to be effected. Different brokerage firms may have different deadlines for accepting instructions from their customers. Accordingly, you should consult the brokerage firm through which you own your interest in the ETNs in respect of such deadlines. If Credit Suisse does not (i) receive the Redemption Notice from your broker prior to 4:00 p.m. (New York City time) and (ii) deliver an acknowledgment of such Redemption Notice to your broker accepting your early redemption request by 7:30 p.m. (New York City time), on the Trading Day prior to the applicable Redemption Valuation Date, such notice will not be effective for such Trading Day and Credit Suisse will treat such Redemption Notice as if it was received on the next Trading Day. Any redemption instructions for which Credit Suisse receives a valid confirmation in accordance with the procedures described above will be irrevocable after Credit Suisse confirms your offer for early redemption.

Because the Redemption Settlement Amount you will receive for each ETN will not be determined until the close of trading on the applicable Redemption Valuation Date, you will not know the applicable Redemption Settlement Amount at the time you exercise your early redemption right and will bear the risk that your ETNs will decline in value between the time of your exercise and the time at which the Redemption Settlement Amount is determined.

Our Call Right

We have the right to call all, but not less than all, of the issued and outstanding ETNs upon not less than sixteen (16) calendar days’ prior notice (the “Call Notice”) to the holders of the ETNs, such call to occur on any Business Day through and including the Maturity Date (the “Call Settlement Date”). We will specify the Call Settlement Date in the Call Notice. In the event we exercise our Call Right, you will receive for each ETN you hold a cash payment equal to:

(a)	the product of

(i)            the Current Principal Amount multiplied by

(ii)           the Index Factor as of the Call Valuation Date, plus

(b)	the Coupon Amount, if any, with respect to the most recent Coupon Valuation Date on or before the Call Valuation Date if on the Call Valuation Date the Coupon Ex-Date with respect to such Coupon Amount has not yet occurred, plus

(c)	the Stub Reference Distribution Amount, if any, as of the Call Valuation Date, minus

(d)	the Accrued Fees as of the Call Valuation Date.

We refer to this cash payment as the “Call Settlement Amount.” If the amount calculated above is less than zero, the Call Settlement Amount will be zero.

The “Call Valuation Date” will be a scheduled Trading Day that will be specified in the Call Notice, unless such day is not a Trading Day, in which case the Call Valuation Date will be the next Trading Day, subject to adjustment.

The “Call Valuation Period” will be the five consecutive Trading Days ending on and including the Call Valuation Date. The Call Valuation Period is subject to adjustment as described under “— Market Disruption Event.”

We will inform you of such Call Settlement Amount on the first Business Day following the Call Valuation Date.

You may lose some or all of your investment upon our call. Because the Accrued Fees reduce your final payment, the monthly compounded leveraged return of the Index plus any Coupon Amounts and any Stub Reference Distribution Amount as of the Call Valuation Date, if any, will need to be sufficient to offset the negative effect of the Accrued Fees in order for you to receive an aggregate amount equal to or greater than your investment in the ETNs. If the monthly compounded leveraged return of the Index plus any Coupon Amounts and any Stub Reference Distribution Amount as of the Call Valuation Date, if any, is insufficient to offset such a negative effect or if the monthly compounded leveraged return of the Index is negative, you will lose some or all of your investment upon our call.

The Accrued Fees will be calculated as of the Call Valuation Date as the sum of (i) the Accrued Tracking Fee as of the Call Valuation Date plus (ii) the Accrued Financing Charge as of the Call Valuation Date.

The “Accrued Tracking Fee” as of the Call Valuation Date is an amount equal to the aggregate sum of the Tracking Fees as of each Trading Day starting from, but excluding, the immediately preceding Reset Valuation Date (or in the case of the Trading Day that occurred prior to the initial Monthly Valuation Date, from, but excluding, the Initial Trade Date) to, and including, the Call Valuation Date.

The “Accrued Financing Charge” as of the Call Valuation Date will equal (i) the Financing Rate as of the Call Valuation Date, multiplied by (ii) the Financing Level as of the Call Valuation Date, multiplied by (iii) (a) the number of calendar days from, but excluding, the immediately preceding Reset Valuation Date (or, in the case of the Call Valuation Date that occurred prior to the initial Monthly Valuation Date, from, but excluding, the Initial Trade Date) to, and including, the Call Valuation Date, divided by (b) 360.

Leverage Reset Events

A Leverage Reset Event will have the effect of deleveraging the ETNs with the aim of resetting the then-current leverage to approximately 2.0. This means that after a Leverage Reset Event, any increase in the Index Closing Level will have less of a positive effect on the value of the ETNs relative to such an increase before the occurrence of the Leverage Reset Event.

A “Leverage Reset Event” occurs if, on any Trading Day (other than an Excluded Day, as defined herein), the Index Closing Level is equal to or less than 80% of the Index Closing Level on the most recent Reset Valuation Date. If a Leverage Reset Event occurs, the Current Principal Amount of the ETNs will be reset as described below, which will have the effect of deleveraging the ETNs with the aim of resetting the then-current leverage to approximately 2.0.

Upon the occurrence of a Leverage Reset Event, the Current Principal Amount of the ETNs will be reset on the applicable Leverage Reset Date so that it will equal (a) the product of the Current Principal Amount as of the immediately preceding Trading Day and the Index Factor on the immediately preceding Leverage Reset Valuation Date, minus (b) the Accrued Fees on the immediately preceding Leverage Reset Valuation Date.

In the event of a Leverage Reset Event, the Financing Rate will not be adjusted.

Leverage Reset Events may occur multiple times over the term of the ETNs and may occur multiple times during a single calendar month. This means both that (i) the Current Principal Amount may be reset more frequently than monthly and (ii) the cumulative effect of compounding and fees will have increased as a result of the Leverage Reset Event(s). Because each Leverage Reset Event will have the effect of deleveraging the ETNs, following a Leverage Reset Event any increase in the Index Closing Level will have less of a positive effect on your ETNs relative to such an increase before the occurrence of such Leverage Reset Event.

The “Accrued Fees” will be calculated as of the Leverage Reset Valuation Date as the sum of (i) the Accrued Tracking Fee as of the Leverage Reset Valuation Date and (ii) the Accrued Financing Charge as of the Leverage Reset Valuation Date.

The “Accrued Tracking Fee” as of the Leverage Reset Valuation Date will equal the aggregate sum of the Tracking Fees as of each Trading Day starting from, but excluding, the immediately preceding Reset Valuation Date (or in the case of the Trading Day that occurred prior to the initial Monthly Valuation Date, from, but excluding, the Initial Trade Date) to, and including, the Leverage Reset Valuation Date.

The “Accrued Financing Charge” as of the Leverage Reset Valuation Date will equal (i) the Financing Rate as of the Leverage Reset Valuation Date, multiplied by (ii) the Financing Level as of the Leverage Reset Valuation Date, multiplied by (iii) (a) the number of calendar days from, but excluding, the immediately preceding Reset Valuation Date (or, in the case of the Reset Valuation Date that occurred prior to the initial Monthly Valuation Date, from, but excluding, the Initial Trade Date) to, and including, the Leverage Reset Valuation Date, divided by (b) 360.

An “Excluded Day” means (i) the Trading Day immediately preceding any Monthly Valuation Date, (ii) any Reset Valuation Date, (iii) the Trading Day immediately preceding the first day of any Valuation Period, or (iv) any Averaging Trading Day.

With respect to any Leverage Reset Event, the “Leverage Reset Date” will be the first Trading Day immediately following the applicable Leverage Reset Valuation Date, subject to adjustment. The “Leverage Reset Valuation Date” will be the first Trading Day following the occurrence of such Leverage Reset Event, subject to adjustment as described under “— Market Disruption Event.”

Calculation Agent

Our affiliate, Credit Suisse International (“CSi”), will act as the calculation agent (the “Calculation Agent”). The Calculation Agent will determine, among other things, the Index Valuation Level, the Index Performance Ratio, the Index Factor, the Current Principal Amount, the Accrued Fees, the Financing Level, the Financing Rate, the Coupon Amount, if any, the Reference

Distribution Amount, if any, the Stub Reference Distribution Amount, if any, the Redemption Fee, if any, the Cash Settlement Amount, if any, that we will pay you on the Maturity Date, the Redemption Settlement Amount, if any, that we will pay you on the Redemption Settlement Date, if applicable, or the Call Settlement Amount, if any, that we will pay you on the Call Settlement Date, if applicable, whether a Leverage Reset Event has occurred, and whether any day is a Business Day or a Trading Day. The Calculation Agent will also be responsible for determining whether a Market Disruption Event has occurred, whether the Index has been discontinued and whether there has been a material change in the Index. All determinations made by the Calculation Agent will be at the sole discretion of the Calculation Agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you and on us. The holders of the ETNs shall not be entitled to any compensation from us for any loss suffered as a result of any determinations or calculations made by the Calculation Agent. We may appoint a different Calculation Agent from time to time after the date hereof without your consent and without notifying you.

The Calculation Agent will provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, of the amount to be paid at maturity or upon early redemption or our call, or on a Coupon Payment Date on or prior to 12:00 p.m. (New York City time), on the Trading Day immediately preceding the Maturity Date, any Redemption Settlement Date, the Call Settlement Date or any Coupon Payment Date, as applicable.

All dollar amounts representing the Closing Indicative Value, the Coupon Amount, if any, per ETN, the Redemption Settlement Amount, if any, per ETN, the Call Settlement Amount, if any, per ETN, and the Cash Settlement Amount, if any, per ETN, will be rounded to the fourth decimal point (e.g., 0.76545 would be rounded up to 0.7655 and 0.76544 would be rounded down to 0.7654); and all dollar amounts paid on the ETNs per holder will be rounded to the nearest cent, with one-half cent or greater rounded upward and less than one-half cent rounded downward.

Market Disruption Event

To the extent a Market Disruption Event with respect to the Index has occurred or is continuing on an Averaging Trading Day (as defined below), the Index Closing Level for such Averaging Trading Day will be the Index Closing Level as of the next immediately following Trading Day on which a Market Disruption Event does not occur or is not continuing (the “Deferred Averaging Trading Day”) with respect to the Index irrespective of whether, pursuant to such determination, the Deferred Averaging Trading Day would fall on a date originally scheduled to be an Averaging Trading Day. If the postponement described in the preceding sentence results in the Index Closing Level being calculated on a day originally scheduled to be an Averaging Trading Day, for purposes of determining the Index Closing Level on any Averaging Trading Day, the Calculation Agent, as the case may be, will apply the Index Closing Level for such Deferred Averaging Trading Day (i) on the date(s) of the original Market Disruption Event and (ii) such Averaging Trading Day. For example, if the Final Valuation Period or Call Valuation Period, as applicable, for purposes of calculating the Cash Settlement Amount or Call Settlement Amount, respectively, is based on the arithmetic mean of the Index Closing Levels on October 3, October 4, October 5, October 6 and October 7, and there is a Market Disruption Event with respect to the Index on October 3, but no other Market Disruption Event during such applicable Valuation Period, then the Index Closing Level on October 4 will be used twice to calculate the Cash Settlement Amount or Call Settlement Amount, as applicable, and such Cash Settlement Amount or Call Settlement Amount, as applicable, will be determined based on the arithmetic mean of the Index Closing Levels on October 4, October 4, October 5, October 6 and October 7.

To the extent a Market Disruption Event with respect to the Index has occurred or is continuing on any Redemption Valuation Date, the Index Closing Level for such Redemption Valuation Date will be the Index Closing Level as of the next immediately following Trading Day on which a Market Disruption Event does not occur or is not continuing. For example, if the Redemption Valuation Date, for purposes of calculating a Redemption Settlement Amount, is based on the Index Closing Level on October 3 and there is a Market Disruption Event with respect to the Index on October 3, then the Index Closing Level on October 4 will be used to calculate the Redemption Settlement Amount.

In no event, however, will any postponement pursuant to the two immediately preceding paragraphs result in the final Averaging Trading Day, Reset Valuation Date or the Redemption Valuation Date, as applicable, occurring more than three Trading Days following the day originally scheduled to be such final Averaging Trading Day, Reset Valuation Date or Redemption Valuation Date. If the third Trading Day following the date originally scheduled to be the final Averaging Trading Day, Reset Valuation Date or Redemption Valuation Date, as applicable, is not a Trading Day or a Market Disruption Event has occurred or is continuing with respect to the Index on such third Trading Day, the Calculation Agent will determine the Index Closing Level based on its good faith estimate of the Index Closing Level that would have prevailed on such third Trading Day but for such Market Disruption Event.

If a Market Disruption Event occurs on any Reset Valuation Date, the Index Closing Level for such Reset Valuation Date will be determined by the Calculation Agent on the first succeeding Trading Day on which a Market Disruption Event does not occur or is not continuing. If any Reset Valuation Date is postponed as described above, the succeeding Reset Date will occur on the Trading Day immediately following the postponed Reset Valuation Date.

An “Averaging Trading Day” means each of the Trading Days during a Valuation Period, subject to adjustment as described herein.

Notwithstanding the occurrence of one or more of the events below, which may, in the Calculation Agent’s sole discretion, constitute a Market Disruption Event with respect to the Index, the Calculation Agent in its sole discretion may waive its right to postpone the Index Closing Level if it determines that one or more of the below events has not and is not likely to materially impair its ability to rely on the Index Closing Level on such date.

Any of the following will be a “Market Disruption Event” with respect to the Index, in each case as determined by the Calculation Agent in its sole discretion:

(a)	suspension, absence or material limitation of trading in a material number of the Index Constituents for more than two (2) hours or during the one-half (1/2) hour before the close of trading in the applicable market or markets;

(b)	suspension, absence or material limitation of trading in option or futures contracts relating to the Index or to a material number of Index Constituent equity interests in the primary market or markets for those contracts for more than two hours of trading or during the one-half hour before the close of trading in that market;

(c)	the level of the Index is not published; or

(d)	in any other event, if the Calculation Agent determines in its sole discretion that the event materially interferes with our ability or the ability of any of our affiliates to unwind all or a material portion of a hedge with respect to the ETNs that we or our affiliates have effected or may effect as described in the section entitled “Supplemental Use of Proceeds and Hedging.”

The following events will not be Market Disruption Events with respect to the Index:

(a)	a limitation on the hours or numbers of days of trading, but only if the limitation results from an announced change in the regular business hours of the relevant market; or

(b)	a decision to permanently discontinue trading in the option or futures contracts relating to the Index or any Index Constituent equity interests.

For this purpose, an “absence of trading” in the primary securities market on which option or futures contracts related to the Index or any Index Constituent equity interests are traded will not include any time when that market is itself closed for trading under ordinary circumstances.

Discontinuance of or Adjustments to the Index; Alteration of Method of Calculation

If the entity that publishes the Index discontinues publication of or otherwise fails to publish the Index, and such entity or another entity publishes a successor or substitute index that the Calculation Agent determines to be comparable to the discontinued Index (such index being referred to herein as a “Successor Index”), then the Index Closing Level for such Successor Index will be determined by the Index Calculation Agent by reference to the Successor Index on the dates and at the times as of which the Index Closing Levels for such Successor Index are to be determined.

Upon any selection by the Calculation Agent of a Successor Index, the Calculation Agent will cause written notice thereof to be furnished to the trustee, to us and to the holders of the ETNs.

If the entity publishing the Index discontinues publication of the Index prior to, and such discontinuation is continuing on any Reset Valuation Date, any Averaging Trading Day, any Redemption Valuation Date or any other relevant date on which the Index

Closing Level is to be determined and the Calculation Agent determines that no Successor Index is available at such time, or the Calculation Agent has previously selected a Successor Index and publication of such Successor Index is discontinued prior to, and such discontinuation is continuing on, any Reset Valuation Date, any Averaging Trading Day, any Redemption Valuation Date or any other relevant date on which the Index Closing Level is to be determined, then the Calculation Agent will determine the Index Closing Level using the closing level and published share weighting of each Index Constituent included in the Index or Successor Index, as applicable, immediately prior to such discontinuation or unavailability, as adjusted for certain corporate actions as described under “The FTSE NAREIT All Mortgage Capped Index.” In such event, the Calculation Agent will cause notice thereof to be furnished to the trustee, to us and to the holders of the ETNs.

Notwithstanding these alternative arrangements, discontinuation of the publication of the Index or Successor Index, as applicable, may adversely affect the value of the ETNs.

If at any time the method of calculating the Index or a Successor Index, or the value thereof, is changed in a material respect, or if the Index or a Successor Index is in any other way modified so that the level of the Index or such Successor Index does not, in the opinion of the Calculation Agent, fairly represent the level of the Index or such Successor Index had such changes or modifications not been made, then the Calculation Agent will make such calculations and adjustments as, in the good faith judgment of the Calculation Agent, may be necessary in order to arrive at a level of the Index comparable to the Index or such Successor Index, as the case may be, as if such changes or modifications had not been made, and the Calculation Agent will calculate the levels for the Index or such Successor Index with reference to the Index or such Successor Index, as adjusted. The Calculation Agent will accordingly calculate the Index Valuation Level, the Index Performance Ratio, the Index Factor, the Current Principal Amount, the Accrued Fees, the Financing Level, the Financing Rate, the Coupon Amount, if any, the Reference Distribution Amount, if any, the Stub Reference Distribution Amount, if any, the Redemption Fee, if any, the Cash Settlement Amount, if any, that we will pay you on the Maturity Date, the Redemption Settlement Amount, if any, that we will pay you on the Redemption Settlement Date, if applicable, or the Call Settlement Amount, if any, that we will pay you on the Call Settlement Date, if applicable, based on the index levels calculated by the Calculation Agent, as adjusted. Accordingly, if the method of calculating the Index or a Successor Index is modified so that the level of the Index or such Successor Index is a fraction of what it would have been if there had been no such modification (e.g., due to a split in the Index), which, in turn, causes the level of the Index or such Successor Index to be a fraction of what it would have been if there had been no such modification, then the Calculation Agent will make such calculations and adjustments in order to arrive at a level for the Index or such Successor Index as if it had not been modified (e.g., as if such split had not occurred).

Default Amount on Acceleration

If an event of default occurs and the maturity of the ETNs is accelerated, we will pay the default amount in respect of the principal of the ETNs at maturity. We describe the default amount below under “— Default Amount.” In addition to the default amount described below, we will also pay the Coupon Amount per ETN, if any, with respect to the final Coupon Payment Date, as described above under “— Coupon Payment,” calculated as if the date of acceleration was the last Trading Day in the last applicable Valuation Period prior to the Maturity Date and the four Trading Days immediately preceding the date of acceleration were the corresponding Trading Days in such accelerated Valuation Period, with the fourth Trading Day immediately preceding the date of acceleration being the accelerated Final Valuation Date and the accelerated final Coupon Valuation Date, and the Trading Day immediately preceding the date of acceleration being the relevant final Coupon Valuation Date.

For the purpose of determining whether the holders of our Senior Medium-Term Notes, of which the ETNs are a part, are entitled to take any action under the indenture, we will treat the outstanding Stated Principal Amount of the Senior Medium-Term Notes as constituting the outstanding Stated Principal Amount of the ETNs. Although the terms of the ETNs may differ from those of the other Senior Medium-Term Notes, holders of specified percentages in Stated Principal Amount of all Senior Medium-Term Notes, together in some cases with other series of our debt securities, will be able to take action affecting all the Senior Medium-Term Notes, including the ETNs. This action may involve changing some of the terms that apply to the Senior Medium-Term Notes, accelerating the maturity of the Senior Medium-Term Notes after a default or waiving some of our obligations under the indenture. We discuss these matters in the accompanying prospectus under “Description of Debt Securities — Events of Default.”

Default Amount

The default amount for the ETNs on any day will be an amount in U.S. dollars for the principal of the ETNs, as determined by the Calculation Agent in its sole discretion, equal to the cost of having a qualified financial institution, of the kind and selected as described below, expressly assume all of our payment and other obligations with respect to the ETNs as of that day and as if no default or acceleration had occurred, or to undertake other obligations providing substantially equivalent economic value to you with respect to the ETNs. That cost will equal the sum of:

(a)	the lowest amount that a qualified financial institution would charge to effect this assumption or undertaking, plus

(b)	the reasonable expenses, including reasonable attorneys’ fees, incurred by the holders of the ETNs in preparing any documentation necessary for this assumption or undertaking.

During the default quotation period for the ETNs, which we describe below, the holders of the ETNs and/or we may request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount referred to in paragraph (a) above will equal the lowest — or, if there is only one, the only — quotation obtained, and as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not obtaining the quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial institution providing the quotation and notify the other party in writing of those grounds within two Business Days after the last day of the default quotation period, in which case that quotation will be disregarded in determining the default amount.

Default Quotation Period

The default quotation period is the period beginning on the day the default amount first becomes due and ending on the third Business Day after that day, unless:

(a)	no quotation of the kind referred to above is obtained, or

(b)	every quotation of that kind obtained is objected to within five Business Days after the due date as described above.

If either of these two events occurs, the default quotation period will continue until the third Business Day after the first Business Day on which prompt notice of a quotation is given as described above. If that quotation is objected to as described above within five Business Days after that first Business Day, however, the default quotation period will continue as described in the prior sentence and this sentence.

In any event, if the default quotation period and the subsequent two Business Day objection period have not ended before the Final Valuation Date, then the default amount will equal the Current Principal Amount of the ETNs.

Qualified Financial Institutions

For the purpose of determining the default amount at any time, a qualified financial institution must be a financial institution organized under the laws of any jurisdiction in the United States of America, Europe or Japan, which at that time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either:

•	A-1 or higher by Standard & Poor’s Financial Services LLC, a subsidiary of The McGraw-Hill Companies, Inc., or any successor, or any other comparable rating then used by that rating agency, or

•	P-1 or higher by Moody’s Investors Service or any successor, or any other comparable rating then used by that rating agency.

Manner of Payment and Delivery

Any payment on or delivery of the ETNs at maturity or upon early redemption or our call will be made to accounts designated by you and approved by us, or at the corporate trust office of the trustee in New York City, but only when the ETNs are surrendered to the trustee at that office. We also may make any payment or delivery in accordance with the applicable procedures of the depositary.

Business Day

When we refer to a Business Day with respect to the ETNs, we mean a day that is a Business Day of the kind described in “Description of Debt Securities — Interest and Interest Rates — Floating Rate Notes” in the accompanying prospectus.

Modified Business Day

As described in “Description of Debt Securities — Interest and Interest Rates” in the accompanying prospectus, any payment on the ETNs that would otherwise be due on a day that is not a Business Day may instead be paid on the next day that is a Business Day, with the same effect as if paid on the original due date, except as described under “— Cash Settlement Amount at Maturity,” “— Early Redemption at the Option of the Holders” and “— Our Call Right” above.

Further Issuances

We may, from time to time, without notice to or the consent of the holders of the ETNs, create and issue additional securities having the same terms and conditions as the ETNs offered by this pricing supplement, and ranking on an equal basis with the ETNs in all respects. If there is substantial demand for the ETNs, we may issue additional ETNs frequently. We may sell additional ETNs at different prices but we are under no obligation to issue or sell such additional ETNs at any time, and if we do sell such additional ETNs, we may limit or restrict such sales, including by adding conditions on such additional issuances and sales at our sole discretion, and we may stop and subsequently resume selling such additional ETNs at any time. If we limit, restrict or stop sales of such additional ETNs, or if we subsequently resume sales of such additional ETNs, the trading price and liquidity of the ETNs could be materially and adversely affected. Unless we indicate otherwise, if we suspend selling additional ETNs, we reserve the right to resume selling additional ETNs at any time, which might result in the reduction or elimination of any premium in the trading price. The maximum number of ETNs linked to the Index that we will issue under this pricing supplement is set forth on the cover of this pricing supplement. However, we have no obligation to issue up to this number or any specific number of ETNs and, in our sole discretion, may issue ETNs in excess of this number. Any further issuances of ETNs will have the same CUSIP number and will trade interchangeably with the offered ETNs. Any further issuances will increase the outstanding number of the ETNs.

Any additional ETNs will be consolidated and form a single series with the ETNs. We have no obligation to take your interests into account when deciding to issue additional securities. If, on any Valuation Date on which we price an additional ETN creation, a Market Disruption Event occurs or is continuing, we will determine the Index Closing Level applicable to such creation in accordance with the procedures under “—Market Disruption Events” in this pricing supplement.

We may condition our acceptance of a market maker’s, other market participant’s or investor’s offer to purchase the ETNs on its agreeing to purchase exchange-traded notes issued by Credit Suisse or enter into certain transactions consistent with our hedging strategy, including, but not limited to, swaps. Any limitation or suspension on the issuance of the ETNs may materially and adversely affect the trading price and liquidity of the ETNs in the secondary market.

Booking Branch

The ETNs will be booked through Credit Suisse AG, Nassau Branch.

Clearance and Settlement

The DTC participants that hold the ETNs through DTC on behalf of investors will follow the settlement practices applicable to equity securities in DTC’s settlement system with respect to the primary distribution of the ETNs and secondary market trading between DTC participants.

SUPPLEMENTAL USE OF PROCEEDS AND HEDGING

We intend to use the net proceeds from this offering for our general corporate purposes, which may include the refinancing of our existing indebtedness outside Switzerland. We may also use some or all of the net proceeds from this offering to hedge our obligations under the ETNs.

One or more of our affiliates before and following the issuance of the ETNs may acquire or dispose of the Index Constituents, or listed or over-the-counter options contracts in, or other derivatives or synthetic instruments related to, the Index to hedge our obligations under the ETNs. In the course of pursuing such a hedging strategy, the price at which such positions may be acquired or disposed of may be a factor in determining the levels of the Index. Although we and our affiliates have no reason to believe that our or their hedging activities will have a material impact on the Index Closing Level, there can be no assurance that the Index Closing Level will not be affected.

From time to time after issuance and prior to the maturity of the ETNs, depending on market conditions (including the Index Closing Level), in connection with hedging certain of the risks associated with the ETNs, we expect that one or more of our affiliates will increase or decrease their initial hedging positions using dynamic hedging techniques and may take long or short positions in listed or over-the-counter options, equity securities, swaps or other derivative or synthetic instruments relating to the Index or the Index Constituents or other instruments linked to the Index or the Index Constituents. We or our affiliates will maintain, adjust or unwind our hedge by, among other things, purchasing or selling any of the foregoing, at any time and from time to time, including on or before any Coupon Valuation Date, the Final Valuation Date, any Redemption Valuation Date or the Call Valuation Date. We, our affiliates or third parties with whom we transact, may also enter into, maintain, adjust and unwind hedging transactions relating to other securities whose returns are linked to the Index or the Index Constituents. Any of these hedging activities could affect the value of the Index Constituents, and accordingly the value of your ETNs and the amount we will pay on your ETNs on the Maturity Date, any Redemption Settlement Date or the Call Settlement Date. Moreover, this hedging activity may result in our or our affiliates’ or third parties’ receipt of a profit, even if the market value of the ETNs declines. In addition, we or one or more of our affiliates may take positions in other types of appropriate financial instruments that may become available in the future. To the extent that we or one or more of our affiliates have a hedge position in the Index, we or one or more of our affiliates may liquidate a portion of those holdings on or before the Final Valuation Date. Depending, among other things, on future market conditions, the aggregate amount and the composition of such positions are likely to vary over time. Our or our affiliates’ hedging activities will not be limited to any particular securities exchange or market.

The hedging activity discussed above may adversely affect the Index Closing Level and, as a consequence, the market value of the ETNs and the amount payable at maturity or upon early redemption or our call. See “Risk Factors” in this pricing supplement for a discussion of possible adverse effects related to our hedging activities.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following section is a summary of the U.S. federal income tax considerations applicable to the purchase and ownership of ETNs. Except for the discussion under the heading “—Non-U.S. Holders” below, it applies to you only if you are a U.S. holder (as defined below) and you hold your ETNs as capital assets for tax purposes. This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

•	a dealer in securities or currencies;

•	a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings;

•	a bank;

•	a life insurance company;

•	except as described below under “Unrelated Business Taxable Income,” a tax-exempt organization;

•	a regulated investment company;

•	a partnership or other pass-through entity;

•	a person that owns an ETN as a hedge or that is hedged against interest rate risks;

•	a person that owns an ETN as part of a straddle or conversion transaction for tax purposes; or

•	a U.S. holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar.

This section is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, existing and proposed regulations under the Code, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

You should consult your tax adviser concerning the U.S. federal income tax and other tax consequences of your investment in the ETNs in your particular circumstances, including the application of state, local or other tax laws and the possible effects of changes in federal or other tax laws.

You are a U.S. holder if you are a beneficial owner of an ETN and you are for U.S. federal income tax purposes:

•	a citizen or resident of the United States;

•	a domestic corporation;

•	an estate whose income is subject to U.S. federal income tax regardless of its source; or

•	a trust if a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust.

You are a non-U.S. holder if you are not a U.S. holder and you are not an entity that is classified as a partnership for U.S. federal income tax purposes.

U.S. Holders

In the opinion of our counsel, Sullivan & Cromwell LLP, the ETNs should be treated as a pre-paid forward contract with respect to the Index. The terms of the ETNs require you (in the absence of a statutory, regulatory, administrative or judicial ruling to the contrary) to treat the ETNs for all tax purposes in accordance with such characterization. In addition, the terms of the ETNs require you (in the absence of a statutory, regulatory, administrative or judicial ruling to the contrary) to treat the Coupon Amount (including amounts received upon the sale, redemption or maturity of the ETNs in respect of accrued but unpaid Coupon Amounts) and the Stub Reference Distribution Amount, if any, as amounts that should be included in ordinary income for tax purposes at the time such amounts accrue or are received, in accordance with your regular method of tax accounting. You will be required to treat the Coupon Amount and the Stub Reference Distribution Amount, if any, in such a manner despite the fact that (i) all or a portion of such amounts may be attributable to distributions on the Index Constituents that would, if received by a direct holder of the Index Constituents, be treated as a return of capital, long-term capital gain, or be eligible for the 20% deduction applicable to “qualified business income” and (ii) there may be other possible treatments of such amounts that would be more advantageous to holders of ETNs.

If the ETNs are so treated (and subject to the discussion below regarding the application of Section 1260 of the Code), you should generally recognize capital gain or loss upon the sale, redemption or maturity of your ETNs in an amount equal to the difference between the amount you receive at such time (other than the amount attributable to Coupon Amounts and the Stub Reference Distribution Amount, if any, which will be treated as ordinary income) and the amount you paid for your ETNs. Such gain or loss should generally be long-term capital gain or loss if you held your ETNs for more than one year. In general, your tax basis in your ETNs will be equal to the price you paid for them. Capital gain of a non-corporate United States holder is generally taxed at preferential rates where the property is held for more than one year. The deductibility of capital losses is subject to limitations.

Section 1260. Under Section 1260 of the Code, special tax rules apply to an investor that enters into a “constructive ownership transaction” with respect to an equity interest in a “pass-thru entity.” For this purpose, a constructive ownership transaction includes entering into a forward contract with respect to a pass-thru entity. In addition, a pass-thru entity includes any United States REIT, and therefore each of the current Index Constituents is treated as a pass-thru entity for this purpose. It is, however, not entirely clear how Section 1260 applies in the case of index, like the Index, that is comprised of pass-thru entities. Although the matter is not free from doubt, it is likely that Section 1260 should also apply in such a case, in which case Section 1260 would apply to the ETNs.

If your ETNs are subject to Section 1260, then any long-term capital gain that you realize upon the sale, redemption or maturity of your ETNs would be recharacterized as ordinary income (and you would be subject to an interest charge on the deferred tax liability with respect to such capital gain) to the extent that such capital gain exceeds the “net underlying long-term capital gain” — i.e., the amount of long-term capital gain that you would have realized had you purchased an actual interest in the Index Constituents (in an amount equal to the notional amount of the Index that is represented by the ETNs) on the date that you purchased your ETNs and sold your interest in the Index Constituents on the date of the sale, redemption or maturity of the ETNs (the “Excess Gain Amount”). If your ETNs are subject to these rules, the Excess Gain Amount will be presumed to be equal to all of the gain that you recognized in respect of the ETNs (in which case all of such gain would be recharacterized as ordinary income that is subject to an interest charge) unless you provide clear and convincing evidence to the contrary.

It is unclear whether the Excess Gain Amount should be based on the aggregate gain that you would have recognized if you had directly invested in the Index Constituents or whether it should be computed separately with respect to each Index Constituent. If the determination must be based on each Index Constituent, it is more likely that the recharacterization and interest charge provisions of Section 1260 would apply to your ETNs.

The Excess Gain Amount, if any, with respect to the ETNs will depend on a number of factors that we cannot predict. In particular, the Index is scheduled to rebalance periodically. Accordingly, a holder that instead purchases the Index Constituents may recognize short-term capital gain upon the rebalancing of such holders’ portfolio in the same manner as the Index is rebalanced. By contrast, absent the application of Section 1260 to the ETNs, a holder of ETNs should generally not recognize any short-term capital gain upon the sale, redemption or maturity of the ETNs as long as such holder holds the ETNs for more than one year. The rebalancing of the Index could therefore cause your ETNs to have a positive Excess Gain Amount that would be subject to Section 1260.

In addition, the Excess Gain Amount, if any, will generally be reduced to the extent of the portion of the distributions on the Index Constituents that are included in the Coupon Amount that would be treated as a capital gain dividend or a return of capital distribution if an investor were to directly receive such amounts.

Because you will only be able to avoid the application of Section 1260 to your ETNs if you can demonstrate through clear and convincing evidence that the Excess Gain Amount in respect of your ETNs is zero, it may be administratively difficult for you to demonstrate whether and to what extent the preceding paragraphs should apply to your ETNs. It is therefore possible that you will be required to treat the entire gain that you recognize upon the sale, redemption or maturity of the ETNs as ordinary income that is subject to an interest charge even if there is no Excess Gain Amount in respect of your ETNs if you cannot provide clear and convincing evidence to substantiate that position.

Because the application of Section 1260 constructive ownership rules to the ETNs is unclear you are strongly urged to consult your tax adviser regarding the potential application of such rules to your investment in the ETNs.

Alternative Treatments. There is no judicial or administrative authority discussing how your ETNs should be treated for U.S. federal income tax purposes. Therefore, the IRS might assert that the ETNs should be treated in a manner that differs from that described above. For example, the IRS might assert that your ETNs should be treated as debt instruments subject to the special tax rules governing contingent payment debt instruments. If the ETNs are so treated, you would be required to accrue interest income over the term of your ETNs based upon the yield at which we would issue a non-contingent fixed-rate debt instrument with other terms and conditions similar to your ETNs. In addition, you would recognize gain or loss equal to the difference between the projected amount of the Coupon Amounts on your ETNs and the actual Coupon Amounts that are paid with respect to the ETNs. You would recognize gain or loss upon the sale, redemption or maturity of your ETNs in an amount equal to the difference, if any, between the amount you receive at such time and your adjusted basis in your ETNs. Any gain you recognize upon the sale, early redemption or maturity of your ETNs would be ordinary income and any loss recognized by you at such time would be ordinary loss to the extent of interest you included in income in the current or previous taxable years in respect of your ETNs, and thereafter, would be capital loss.

In addition, it is possible that the IRS could treat your ETNs as representing ownership of the Index Constituents for U.S. federal income tax purposes. In such a case, you would be required to recognize income, gain or loss as if you had actually owned interests in the Index Constituents. Under this alternative treatment, you would also be required to currently recognize gain or loss, at least some of which could be short-term capital gain or loss, each time the Index rebalances.

If the ETNs are treated in the manner described in the preceding paragraph, you would be required to treat amounts attributable to the Accrued Fees as amounts of expense. The deduction of any such deemed expenses would be disallowed as a miscellaneous itemized deduction in the case of certain investors. Such amounts would correspondingly increase the amount of gain or decrease the amount of loss that you recognize with respect to your ETNs. Under this alternative treatment, you could also be required to recognize amounts of gain or loss over the term of your ETNs as if you had sold a portion of your ETNs to pay such fees. In addition, if such amounts are treated as items of expense that reduce the amount received at maturity or redemption, it is more likely that you would have an Excess Gain Amount for Section 1260 purposes because the amount of capital gain that you would (absent Section 1260) be treated as recognizing in respect of your ETNs would be increased by each item of expense.

Even if you are not treated as owning the Index Constituents, it is possible that you would be required to currently recognize gain or loss, at least some of which could be short-term capital gain or loss, each time the Index rebalances or is adjusted.

The IRS could also assert that any gain or loss that you recognize upon redemption or maturity of your ETNs should be treated as ordinary gain or loss or that you should be required to accrue interest over the term of your ETNs in excess of the Coupon Amounts that are paid on the ETNs.

Furthermore, in 2007, the IRS released a Notice that may affect the taxation of the ETNs. According to the Notice, the IRS and the Treasury Department are actively considering whether the holder of an instrument such as the ETNs should be required to accrue ordinary income on a current basis and whether gain or loss from such instruments should be treated as ordinary or capital. While it is impossible to anticipate how any ultimate guidance would affect the tax treatment of instruments such as the ETNs, such guidance could require you to accrue income over the term of the ETNs in excess of the Coupon Amounts that are paid on the ETNs and could require you to treat any gain that you recognize in respect of the ETNs as ordinary income.

Additionally, members of Congress have periodically made proposals to reform or otherwise modify the U.S. federal income tax treatment of financial instruments such as the ETNs. For example, legislation was proposed in 2017 that, if enacted, would generally require holders of instruments such as the ETNs that are acquired after the bill is enacted to annually recognize gain or loss with respect to such instruments on a “mark-to-market” basis and to treat any such gain or loss as ordinary income or loss. It is not possible to predict whether any such legislation will be enacted in the future, or whether any such legislation would affect the tax treatment of your ETNs.

Medicare Tax. If you are an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, you are subject to a 3.8% tax (the “Medicare Tax”) on the lesser of (1) your “net investment income” (or “undistributed net investment income” in the case of an estate or trust) for the relevant taxable year and (2) the excess of your modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals is between $125,000 and $250,000, depending on the individual’s circumstances). Your net investment income will include any gain that you recognize upon the sale, redemption or maturity of your ETNs, unless such gain is derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). It is not clear, however, whether your net investment income includes any Coupon Amounts and the Stub Reference Distribution Amount that you receive on the ETNs, unless such Coupon Amounts and the Stub Reference Distribution Amount, if any, were derived in the ordinary course of the conduct of a trade or business (in which case the Coupon Amounts and the Stub Reference Distribution Amount, if any, should be included in your net investment income if they are derived in a trade or business that consists of certain trading or passive activities and should otherwise not be included in your net investment income). If you are a U.S. holder that is an individual, estate or trust, you are urged to consult your tax advisers regarding the applicability of the Medicare Tax to your income and gains in respect of your investment in the ETNs.

Unrelated Business Taxable Income. A U.S. holder that is a tax-exempt investor (including a retirement fund) for U.S. federal income tax purposes and therefore generally exempt from U.S. federal income taxation, will nevertheless be subject to tax to the extent income or gain from the ETNs constitutes unrelated business taxable income (“UBTI”). Although the matter is not free from doubt, income or gain from the ETNs should not constitute UBTI to a U.S. holder that is a tax-exempt investor unless such holder has incurred “debt-financing” in respect of its acquisition or ownership of the ETNs. However, as noted above, it is possible that the ETNs could be treated as other than a pre-paid forward contract in respect of the Index. Under one such alternative characterization, you could be treated as directly owning the components of the Index. If your ETNs are so treated, a portion of any income or gain that you recognize with respect to your ETNs would be treated as UBTI.

Non-U.S. Holders

The U.S. federal income tax treatment of the ETNs is uncertain, and certain potential alternative U.S. federal income tax treatments of the ETNs could affect non-U.S. holders of the ETNs. Given the uncertainty regarding how ETNs owned by non-U.S. holders should be characterized for U.S. federal income tax purposes, we intend to treat any Coupon Amounts paid to a non-U.S. holder as subject to a 30% withholding tax (unless that income is effectively connected with the holder’s conduct of a trade or business in the United States, in which case, in order to avoid withholding, a non-U.S. holder of the ETNs will be required to provide a properly executed IRS Form W-8ECI). We expect that other withholding agents will take a similar position regarding their withholding obligations with respect to Coupon Amounts on the ETNs. In addition, if a non-U.S. holder is eligible for a tax treaty in respect of the Coupon Amounts, withholding agents may impose the highest withholding rate applicable to different categories of income under the treaty because the characterization of the Coupon Amounts is not clear. If you are a non-U.S. holder, you should consult your tax adviser about whether you may be entitled to a refund of this withholding tax, including under an applicable treaty.

Any “effectively connected income” from the ETNs, including any gain from the sale, redemption or maturity of the ETNs that is or is treated as effectively connected with a non-U.S. holder’s conduct of a U.S. trade or business, will be subject to U.S. federal income tax, and will require that holder to file U.S. federal income tax returns, in each case in a similar manner to what is required of a U.S. holder.

Section 871(m) and FATCA. As discussed in more detail below, the ETNs may also be subject to withholding tax under Section 871(m) of the Code and the Regulations thereunder. However, as described in more detail below, it is likely that the 30% withholding tax described above will generally satisfy all (or substantially all) of a non-U.S. holder’s Section 871(m) tax liability, although it is possible that there could be a significant residual Section 871(m) tax in certain circumstances.

More specifically, ETNs that are issued (or are that are deemed issued) after January 1, 2017 may be subject to withholding tax pursuant to regulations under Section 871(m) of the Code. In general, these regulations impose a 30% withholding tax (subject to reduction under an applicable treaty) on deemed dividend amounts with respect to certain contracts (such as structured notes) held by non-U.S. holders that reference U.S. equities or indices that include U.S. equities (unless that income is effectively connected with the holder’s conduct of a trade or business in the United States). However, the regulations only apply to a contract that is issued before January 1, 2023 if the contract is a “delta-one” contract (i.e., a contract that provides for “delta-one” exposure to underlying U.S. corporations). We believe and we intend to take the position that the ETNs should be treated as delta-one contracts for this purpose.

The Section 871(m) regulations provide that instruments that reference a “qualified index” generally are not subject to withholding under Section 871(m). We believe that the Index is not a “qualified index” and that therefore the ETNs will not be eligible for this exception. The Section 871(m) regulations provide that a contract that references an index that is not a qualified index will be treated for Section 871(m) purposes as referencing the components of the index. Accordingly, the ETNs should be treated as referencing the Index Constituents for Section 871(m) purposes, which entirely consists of REITs that are classified as corporations for U.S. federal income tax purposes.

Accordingly, ETNs that are issued on or after January 1, 2017 and are held by non-U.S. holders will be subject to the Section 871(m) withholding tax. The Section 871(m) tax with respect to the ETNs will be based on the dividends that are paid on or after January 1, 2017 during a non-U.S. holder’s holding period in the ETNs with respect to the components of the Index (based on the notional amount of the Index that is referenced by the ETNs). However, the Section 871(m) withholding tax will only apply to dividends that would be subject to the general dividend withholding tax if they were directly received by the non-U.S. holder. Certain capital gain dividends that are paid by REITs to a non-U.S. holder are not subject to withholding tax, and therefore the Section 871(m) tax may not apply to the extent of such dividends. However, a withholding agent may not have the information necessary to determine whether a dividend would be exempt from tax if received directly when it is required to impose the Section 871(m) withholding amount, and it therefore may impose Section 871(m) withholding based on the assumption that the entire dividend would be subject to tax if received directly by a non-U.S. holder.

As a general matter, the Section 871(m) tax, if applicable, will be imposed upon the earlier of a payment of a Coupon Amount on your ETNs or the sale or maturity of your ETNs. It is possible, however, that a withholding agent may elect to impose the withholding upon the payment of each dividend on the Index Constituents (or at the end of the calendar quarter in which such dividends are paid). In such a case, a withholding agent may collect the tax from other assets of a non-U.S. holder in its custody or it may collect the tax via withholding on the subsequent payment of a Coupon Amount on the ETN.

Some of our ETNs were issued before January 1, 2017 and some of our ETNs were issued thereafter. However, all of our ETNs have the same CUSIP and ISIN numbers, and therefore a secondary purchaser of ETNs will generally be unable to identify whether it acquired an ETN that was issued before January 1, 2017 or an ETN that was issued thereafter. In addition, our affiliate has sold ETNs on or after January 1, 2017, and it is possible that such ETNs should be deemed reissued for tax purposes when sold by our affiliate. Accordingly, even if a holder acquired ETNs in the secondary market that were initially issued before January 1, 2017, such ETNs may still be treated for tax purposes as having been reissued after January 1, 2017, in which case the ETNs will also be subject to Section 871(m). In addition, it is possible that the ETNs could be deemed to be reissued for tax purposes upon a rebalancing of the Index, in which case ETNs that are issued before January 1, 2017 may be deemed to be reissued for tax purposes upon a rebalancing of the Index after such date. Based on the foregoing, non-U.S. holders of ETNs (including holders of ETNs that were purchased on or before December 31, 2016) may not be able to establish to the satisfaction of their custodians or other withholding agents that their ETNs are exempt from Section 871(m) withholding. Accordingly, non-U.S. holders of ETNs should generally assume that withholding agents will treat them for Section 871(m) purposes as having acquired ETNs that were issued on or after January 1, 2017.

As noted above, we intend to treat, and we expect that withholding agents will likewise treat, any Coupon Amounts paid to a non-U.S. holder as subject to a 30% withholding tax (unless that income is effectively connected with the holder’s conduct of a trade or business in the United States). We believe that such withholding should generally equal or exceed the 30% withholding tax on “dividend equivalent” payments that is required by Section 871(m) and therefore, subject to the discussion below, no additional U.S. withholding tax should be required under Section 871(m) in respect of payments on the ETNs. However, a non-U.S. holder that sells or redeems its ETNs between Coupon Payment Dates could be subject to additional U.S. withholding tax under Section 871(m) in respect of any dividends that are distributed with respect to the components of the Index since the last Coupon Payment Date for the ETNs. Furthermore, it is possible that the treaty withholding rate applicable to the Coupon Amounts may be higher under Section 871(m) than under the general withholding rules that otherwise would apply to the Coupon Amounts, in which case a non-U.S. holder may be subject to a residual tax as a result of the application of Section 871(m).

In addition, it is possible that a withholding agent will take the position that the Section 871(m) tax with respect to the ETNs should be imposed in addition to the 30% withholding tax on the Coupon Payments on the ETNs, in which case the application of Section 871(m) to the ETNs could significantly increase a non-U.S. holder’s tax liability in respect of the ETNs. This risk will be increased if a withholding agent elects to impose section 871(m) withholding on the date that an underlying dividend is paid, rather than imposing the tax on a payment date with respect to the ETNs.

Furthermore, as described in the accompanying prospectus under “Taxation —Foreign Account Tax Compliance Act,” the ETNs should initially be grandfathered from the “Foreign Account Tax Compliance Act” (“FATCA”) rules that impose a 30% withholding tax on certain payments to investors and intermediaries that fail to comply with certain certification and information reporting requirements. However, any payments on the ETNs that are subject to Section 871(m) withholding tax will also be subject to FATCA withholding if the investor or intermediary does not comply with the applicable FATCA certification and identification requirements. In addition, if, as discussed above, the ETNs are deemed reissued for tax purposes (either upon a sale of ETNs by our affiliate or upon a rebalancing of the Index) after the applicable FATCA grandfather date, the ETNs may not have grandfathered status after the deemed reissuance and may accordingly be subject to FATCA thereafter. Moreover, as discussed above, the ETNs will all be fungible with each other and withholding agents may therefore be unable to distinguish between ETNs that are subject to FATCA and those that are not subject to FATCA. Accordingly, non-U.S. holders of ETNs should generally assume that withholding agents will treat all of the ETNs as subject to FATCA.

We will not pay additional amounts with respect to any withholding taxes that are imposed on the ETNs.

The application of Section 871(m) and FATCA to your ETNs is complex, and uncertainties exist regarding the application of such rules to your ETNs. If you are a non-U.S. holder, you should consult your tax adviser about the application of Section 871(m) and FATCA to your ETNs, and other potential U.S. federal income tax risks associated with owning the ETNs.

Estate Tax. An ETN may be subject to U.S. federal estate tax if an individual non-U.S. holder holds the ETN at the time of his or her death. The gross estate of a non-U.S. holder domiciled outside the United States includes only property situated or deemed situated in the United States. Individual non-U.S. Holders should consult their tax advisers regarding the U.S. federal estate tax consequences of holding ETNs at death.

Information Reporting and Backup Withholding

Please see the discussion under “Taxation— Information Reporting and Backup Withholding” in the accompanying prospectus for a description of the information reporting and backup withholding rules that apply to the ETNs.

BENEFIT PLAN INVESTOR CONSIDERATIONS

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and Section 4975 of the Code, impose certain requirements on (a) employee benefit plans subject to Title I of ERISA, (b) individual retirement accounts, Keogh plans and all other arrangements subject to Section 4975 of the Code, (c) entities whose underlying assets include “plan assets” (within the meaning of U.S. Department of Labor Regulation Section 2510.3–101, as modified by Section 3(42) of ERISA) by reason of investment by any such employee benefit plan, plan or arrangement therein (we refer to each entity enumerated in the foregoing paragraphs (a) – (c) as a “Plan”) and (d) persons who are fiduciaries with respect to Plans. In addition, certain governmental, church and non-U.S. plans (each, a “Non-ERISA Arrangement”) are not subject to Section 406 of ERISA or Section 4975 of the Code, but may be subject to other laws that are substantially similar to those provisions (each, a “Similar Law”).

In considering an investment in the ETNs with a portion of the assets of any Plan or Non-ERISA Arrangement, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan or the Non-ERISA Arrangement, and the provisions of ERISA, the Code or any Similar Law relating to a fiduciary’s duties and prohibited transactions (or similar restrictions) applicable to the Plan or Non-ERISA Arrangement including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any Similar Law. Fiduciaries of any Plans and Non-ERISA Arrangements should consult their own legal counsel before purchasing the ETNs.

In addition to ERISA’s general fiduciary standards, Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of a Plan and persons who have specified relationships to the Plan, i.e., “parties in interest” as defined in ERISA or “disqualified persons” as defined in Section 4975 of the Code (we refer to the foregoing collectively as “parties in interest”) unless exemptive relief is available by statute or under an exemption issued by the U.S. Department of Labor. Parties in interest that engage in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and Section 4975 of the Code. We, and our current and future affiliates, including CSSU and the Calculation Agent, may be parties in interest with respect to many Plans. Thus, a Plan fiduciary considering an investment in the ETNs should also consider whether such an investment might constitute or give rise to a prohibited transaction under ERISA or Section 4975 of the Code and, if so, what exemptive relief might be available. For example, acquiring ETNs may be deemed a direct or indirect sale of property, extension of credit or furnishing of services between us and an investing Plan and would be prohibited if we are a party in interest with respect to the Plan unless exemptive relief were available under an applicable exemption.

In this regard, each prospective purchaser that is, or is acting on behalf of, a Plan, and proposes to purchase the ETNs, should consider the exemptive relief available under the following prohibited transaction class exemptions, or PTCEs: (A) the in-house asset manager exemption (PTCE 96–23), (B) the insurance company general account exemption (PTCE 95–60), (C) the bank collective investment fund exemption (PTCE 91–38), (D) the insurance company pooled separate account exemption (PTCE 90–1) and (E) the qualified professional asset manager exemption (PTCE 84–14). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code provide a limited exemption for the purchase and sale of ETNs and related lending transactions, provided that neither the issuer of the ETNs nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Plan involved in the transaction and provided further that the Plan pays no more, and receives no less, than adequate consideration (within the meaning of Section 408(b)(17) of ERISA or Section 4975(f)(10) of the Code) in connection with the transaction (the so-called “service provider exemption”). There can be no assurance that any of these statutory or class exemptions will be available with respect to transactions involving the ETNs.

Each purchaser or holder of the ETNs, and each fiduciary who causes any entity to purchase or hold the ETNs, shall be deemed to have represented and warranted, on each day such purchaser or holder holds such ETNs, that either (i) it is neither a Plan nor a Non-ERISA Arrangement and it is not purchasing or holding the ETNs on behalf of or with the assets of any Plan or Non-ERISA Arrangement; or (ii) its purchase, holding and subsequent disposition of such ETNs shall not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA, Section 4975 of the Code, or violate any provision of Similar Law.

In addition, any purchaser that is a Plan or Non-ERISA Arrangement or that is acquiring the ETNs on behalf of a Plan, including any fiduciary purchasing on behalf of a Plan or Non-ERISA Arrangement, shall be deemed to represent, in its corporate and its fiduciary capacity, by its purchase, holding, or disposition of the securities that (a) none of Credit Suisse, the calculation agent or any of their respective affiliates (collectively, the “Seller”) is a “fiduciary” (under Section 3(21) of ERISA, or under any regulation thereunder, or with respect to an Non-ERISA Arrangement under Similar Law) with respect to the acquisition, holding, or disposition of the ETNs, or as a result of any exercise by us or our affiliates of any rights in connection with the ETNs, (b) no communication from the Seller has been directed specifically to, or has been based on the particular investment needs of, such purchaser or has formed a primary basis for any investment decision by or on behalf of such purchaser, and (c) it recognizes and agrees that any communication from the Seller to the purchaser with respect to the ETNs is not intended by the Seller to be investment advice and is rendered in its capacity as a seller of such ETNs and not a fiduciary to such purchaser.

Each purchaser of an ETN will have exclusive responsibility for ensuring that its purchase, holding and subsequent disposition of the ETN does not violate the fiduciary or prohibited transaction rules of ERISA, the Code or Similar Law. Nothing herein shall be construed as a representation that an investment in the ETNs would meet any or all of the relevant legal requirements with respect to investments by, or is appropriate for, Plans or Non-ERISA Arrangements generally or any particular Plan or Non-ERISA Arrangement.

SUPPLEMENTAL PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

The agent for this offering, CSSU, is our affiliate. ETNs may be issued and sold from time to time at a price that is higher or lower than the Stated Principal Amount based on the Indicative Value of the ETNs at that time, through CSSU, acting as principal or as our agent, to investors and to dealers acting as principals for resale to investors. Sales of the ETNs will be made at market prices prevailing at the time of sale, at prices related to market prices or at negotiated prices. We expect to receive proceeds equal to 100% of the offering price of the ETNs sold after the Initial Trade Date, less any commissions paid to CSSU or any other agent.

We may also sell ETNs to CSSU for sale directly to investors or for the purpose of lending the ETNs to broker-dealers and other market participants who may have made short sales of such ETNs and who may cover such short positions by borrowing or purchasing ETNs from us or our affiliates. We may issue and sell additional ETNs solely to authorized market makers, other market participants or investors and we may condition our acceptance of an offer to purchase the ETNs on such market maker’s, such market participant’s or investor’s agreement to purchase certain exchange-traded notes issued by Credit Suisse or enter into certain transactions consistent with our hedging strategy. If these activities are commenced, they may be discontinued at any time.

We may deliver ETNs against payment therefor on a date that is greater than two Business Days following the date of sale of any ETNs. Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in two Business Days, unless parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to transact in ETNs that are to be issued more than two Business Days after the related trade date will be required to specify alternative settlement arrangements to prevent a failed settlement.

CSSU and any other agent in the initial and any subsequent distribution are expected to charge normal commissions for the purchase of ETNs.

In addition, we may from time to time purchase outstanding ETNs in the open market, in connection with early redemptions or in other transactions, and we may use this pricing supplement together with the accompanying prospectus supplement and prospectus in connection with resales of some or all of the purchased ETNs in the secondary market. Broker-dealers, including our affiliates, may make a market in the ETNs, although none of them are obligated to do so and any of them may stop doing so at any time without notice. This pricing supplement (including the accompanying prospectus supplement and prospectus) may be used by such dealers in connection with market-making transactions. In these transactions, dealers may resell an ETN covered by this pricing supplement (including the accompanying prospectus supplement and prospectus) that they acquire from other holders after the original offering and sale of the ETNs, or they may sell an ETN covered by this pricing supplement (including the accompanying prospectus supplement and prospectus) in short sale transactions.

Broker-dealers and other market participants are cautioned that some of their activities, including covering short sales with ETNs borrowed from one of our affiliates, may result in their being deemed participants in the distribution of the ETNs in a manner that would render them statutory underwriters and subject them to the prospectus delivery and liability provisions of the Securities Act of 1933. A determination of whether a particular market participant is an underwriter must take into account all the facts and circumstances pertaining to the activities of the participant in the particular case, and the example mentioned above should not be considered a complete description of all the activities that would lead to designation as an underwriter and subject a market participant to the prospectus-delivery and liability provisions of the Securities Act. This prospectus will be deemed to cover any short sales of ETNs by market participants who cover their short positions with ETNs borrowed or acquired from us or our affiliates in the manner described above.

CSSU or another FINRA member will provide certain services relating to the distribution of the ETNs and may be paid a fee for its services equal to all, or a portion of, the Accrued Tracking Fee. CSSU may also pay fees to other dealers pursuant to one or more separate agreements. Any portion of the Accrued Tracking Fee paid to CSSU or such other FINRA member will be paid on a periodic basis over the term of the ETNs. Although CSSU will not receive any discounts in connection with such sales, CSSU is expected to charge normal commissions for the purchase of any ETNs. Any distribution of the ETNs in which CSSU participates will conform to the requirements of FINRA Rule 5121. CSSU will act as our agent in connection with any early redemptions at the investor’s option. The amount of the fees paid in connection with the ETNs that represent underwriting compensation will not exceed a total of 8% of the proceeds to us from the ETNs.

No action has been or will be taken by us or our affiliates or any underwriter, dealer or agent that would permit a public offering of the ETNs or possession or distribution of this pricing supplement, the prospectus or any free writing prospectus in any jurisdiction, other than the United States, where action for that purpose is required. No offers, sales or deliveries of the ETNs, or distribution of the prospectus or any other offering material relating to the ETNs may be made in or from any jurisdiction outside the United States, except in circumstances that will result in compliance with any applicable laws and regulations and will not impose any obligations on us or our affiliates, any underwriter, dealer or agent. You should refer to the section “Plan of Distribution (Conflicts of Interest) — Selling Restrictions” in the accompanying prospectus supplement.

LEGAL MATTERS

Certain legal matters with respect to U.S. law relating to the validity of the ETNs have been passed upon for us by Sullivan & Cromwell LLP. Sullivan & Cromwell LLP has acted as special tax counsel to the Issuer.

Annex A

FORM OF OFFER FOR EARLY REDEMPTION

PART A: TO BE COMPLETED BY THE BENEFICIAL OWNER

Dated:
[insert date]

Credit Suisse AG (“Credit Suisse”)
E-mail: list.etndesk@credit-suisse.com

Re:	Credit Suisse X-Links® Monthly Pay 2xLeveraged Mortgage REIT Exchange Traded Notes due July 11, 2036 (the “ETNs”)

Ladies and Gentlemen:

The undersigned beneficial owner hereby irrevocably offers to Credit Suisse the right to redeem the ETNs, as described in the amended and restated pricing supplement dated November 10, 2020, in the amounts and on the date set forth below. Terms not defined herein have the meanings given to such terms in the pricing supplement.

Name of beneficial holder:
[insert name of beneficial owner]

You must offer at least the applicable minimum redemption amount for early redemption at one time for your offer to be valid. The minimum redemption amount will be equal to 50,000 ETNs.

Number of ETNs offered for early redemption:

[insert number of ETNs offered to Credit Suisse for early redemption]

Where the Redemption Notice is delivered prior to 4:00 p.m., New York City time, on any Trading Day, the immediately following Trading Day will be the Redemption Valuation Date. If the Redemption Notice is delivered at or after 4:00 p.m., New York City time, the Redemption Valuation Date will be the next following Trading Day. Notwithstanding the foregoing, we will not accept a Redemption Notice submitted to us after June 30, 2036 or on any Trading Day after the fifth Trading Day preceding the Call Valuation Date.

Applicable Valuation Date:	, 20___

Applicable Redemption Settlement Date:	, 20___
[insert a date that is three business days following the applicable Redemption Valuation Date]

Contact Name:
[insert the name of a person or entity to be contacted with respect to this Offer for Early Redemption]

Telephone #:
[insert the telephone number at which the contact person or entity can be reached]

My ETNs are held in the following DTC Participant’s Account (the following information is available from the broker through which you hold your ETNs):

Name:

DTC Account Number (and any relevant sub-account):

Contact Name:

A-1

Telephone Number:

Acknowledgement: In addition to any other requirements specified in the pricing supplement being satisfied, I acknowledge that the ETNs specified above will not be redeemed unless (i) this Offer for Early Redemption, as completed and signed by the DTC Participant through which my ETNs are held (the “DTC Participant”), is delivered to Credit Suisse, (ii) the DTC Participant has booked a “delivery versus payment” (“DVP”) trade on the applicable Redemption Valuation Date facing Credit Suisse, and (iii) the DTC Participant instructs DTC to deliver the DVP trade to Credit Suisse as booked for settlement via DTC at or prior to 10:00 a.m., New York City time, on the applicable Redemption Settlement Date. I also acknowledge that if this Offer for Early Redemption is received at or after 4:00 p.m., New York City time, on a Trading Day, I will be deemed to have made this Offer for Early Redemption on the following Trading Day.

The undersigned acknowledges that Credit Suisse will not be responsible for any failure by the DTC Participant through which such undersigned’s ETNs are held to fulfill the requirements for early redemption set forth above.

[Beneficial Holder]

PART B OF THIS NOTICE IS TO BE COMPLETED BY THE DTC PARTICIPANT IN WHOSE ACCOUNT THE ETNs ARE HELD AND DELIVERED TO CREDIT SUISSE PRIOR TO 4:00 P.M., NEW YORK CITY TIME, ON THE TRADING DAY IMMEDIATELY PRECEDING THE APPLICABLE REDEMPTION VALUATION DATE.

A-2

ANNEX B

BROKER’S CONFIRMATION OF EARLY REDEMPTION

[PART B: TO BE COMPLETED BY BROKER]

Dated:
[insert date]

Credit Suisse AG (“Credit Suisse”)

Re:	Credit Suisse X-Links® Monthly Pay 2xLeveraged Mortgage REIT Exchange Traded Notes due July 11, 2036 (the “ETNs”)

Ladies and Gentlemen:

The undersigned holder of Credit Suisse X-Links® Monthly Pay 2xLeveraged Mortgage REIT Exchange Traded Notes due July 11, 2036, issued by Credit Suisse, acting through its Nassau Branch, CUSIP No. 22539T282 (the “ETNs”) hereby irrevocably offers to Credit Suisse the right to redeem, on the Redemption Settlement Date of                               , with respect to the number of the ETNs indicated below as described in the amended and restated pricing supplement dated November 10, 2020 relating to the ETNs (the “pricing supplement”). Terms not defined herein have the meanings given to such terms in the pricing supplement.

The undersigned certifies to you that it will (i) book a delivery versus payment trade on the Redemption Valuation Date, as the case may be, with respect to the number of ETNs specified below at a price per ETN equal to the Redemption Settlement Amount, facing Credit Suisse, DTC #355 and (ii) deliver the trade as booked for settlement via DTC at or prior to 10:00 a.m., New York City time, on the Redemption Settlement Date.

Very truly yours,

[NAME OF DTC PARTICIPANT HOLDER]

Contact Name:

Title:

Telephone:

Fax:

E-mail:

You must offer at least the applicable minimum redemption amount for early redemption at one time for your offer to be valid. The minimum redemption amount will be equal to 50,000 ETNs. Number of ETNs offered for early redemption:

DTC # (and any relevant sub-account):

B-1

20,495,000 ETNs

Credit Suisse AG,

Acting through its Nassau Branch

Credit Suisse X-Links® Monthly Pay 2xLeveraged Mortgage REIT Exchange Traded Notes

due July 11, 2036

November 10, 2020

Credit Suisse